UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
☑	Filed by the Registrant	☐	Filed by a party other than the Registrant
CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RenaissanceRe Holdings Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024

Notice of Annual General Meeting of Shareholders and Proxy Statement

RenaissanceRe Holdings Ltd.

RenaissanceRe

CELEBRATING 30 YEARS

RenaissanceRe

OUR PURPOSE

is to protect communities and enable prosperity.

OUR VISION

is to be the best underwriter.

OUR MISSION

is to match desirable risk with efficient capital.

2	Letter To Our Shareholders
4	Notice of Annual General Meeting of Shareholders
5	Proxy Summary
6	Strategic, Operational and Financial Highlights
8	Director Nominees and Continuing Directors
9	Board Snapshot
10	Corporate Governance Highlights
11	Executive Compensation Highlights
14	Shareholder Engagement
15	Sustainability Highlights
17	Corporate Governance
17	Proposal 1: Election of Three Class II Director Nominees
17	Election of Directors
24	Board Composition and Effectiveness
28	The Board’s Role and Key Responsibilities
31	Board Structure and Processes
38	Director Compensation
40	Executive Officers
42	Executive Compensation
42	Proposal 2: Advisory Vote on the Compensation of Our Named Executive Officers
43	Letter from the Corporate Governance and Human Capital Management Committee
44	Compensation Discussion and Analysis
65	Compensation Committee Report
66	Executive Compensation Tables
78	Pay Ratio Disclosure
79	Pay Versus Performance
84	Audit Matters
84
Proposal 3: Approval of the Appointment of PricewaterhouseCoopers Ltd. as Our Independent Registered Public Accounting Firm for the 2024 Fiscal Year and the Referral of the Auditor’s Remuneration to the Board of Directors

85	Audit Fees
85	Pre-Approval Policies and Procedures
86	Audit Committee Report
87	Security Ownership
87	Security Ownership of Certain Beneficial Owners
88	Security Ownership of Management
90	General Information
90	About the Proxy Materials and the Annual Meeting
94	Additional Information
95	Cautionary Statement Regarding Forward-Looking Statements
96	Appendix A: Reconciliation of Non-GAAP Financial Measures
RenaissanceRe 2024 Proxy Statement | 1

Letter To Our Shareholders
Dear Fellow Shareholders,

In 2023, we celebrated RenaissanceRe’s 30th anniversary by delivering one of our strongest years, financially and strategically. Management achieved two challenging objectives – leading a step change in property catastrophe reinsurance pricing and accelerating growth in a favorable market through the acquisition of Validus. Throughout this exceptional year, the Board maintained its robust oversight, provided strategic stewardship and ensured aligned executive compensation.
We begin 2024 with a larger and more efficient underwriting portfolio, a motivated and deeply talented workforce and longstanding customer relationships and partnerships. In short, we are positioned to deliver enduring shareholder value.
Strong Financial and Strategic Results
Across key measures, 2023 financial performance was excellent. RenaissanceRe reported $2.5 billion of net income available to common shareholders, $1.8 billion of operating income available to common shareholders, return on average common equity of 40.5%, operating return on average common equity of 29.3%, growth in book value per share plus change in accumulated dividends of 59.3% and growth in tangible book value per common share plus change in accumulated dividends of 47.6%.1 These strong results were driven by meaningful contributions from all Three Drivers of Profit:
•
Underwriting: We delivered $1.6 billion of underwriting income with strong results across both segments. These results are particularly impressive considering industry catastrophe losses approached $120 billion in 2023. We achieved a combined ratio of 53% in the Property segment and a 95% combined ratio in the Casualty and Specialty segment.

•
Fees: Our Capital Partners business drove fee income of $237 million, approximately double that of 2022. These results follow successful capital raises to support premium growth and continued strong underwriting performance. In 2023, Capital Partners raised $1.2 billion of third-party capital, with a further $495 million raised effective January 1, 2024.

•
Investments: We earned $1.2 billion in net investment income, more than double 2022, driven by a significant increase in interest rates. With the addition of the Validus portfolio, our total investment portfolio increased to $29 billion by the end of the year.

Validus Acquisition
The acquisition of Validus accelerated our strategy as a leading global reinsurer, bringing attractive property, casualty and specialty books that were immediately accretive to our financial returns. With Validus, we bolstered the future of our company through the addition of what we believe was one of the best reinsurance assets, and at the January 1, 2024 renewal we were successful in retaining our combined portfolio, providing diversified growth into an attractive market.
In addition to a substantial amount of attractive premium, the Validus acquisition brought us significant new talent. The Validus team has become a valuable part of RenaissanceRe, and we have been impressed by their dedication and knowledge. The industry-leading risk expertise and scale we now bring to the market is differentiating and allows us to solve even bigger risk challenges for our customers.
Our People
Our financial and strategic accomplishments were only possible because of the integrated contributions from the RenaissanceRe team. Our culture, and our success, centers on collaboration, empowerment and a strong connection to our purpose - to protect communities and enable prosperity. As a result, in our most recent employee survey we were very pleased to see 87% of our employees reported feeling favorably about their level of engagement with RenaissanceRe.

KEY ACHIEVEMENTS IN 2023

Validus Acquisition and Integration	$2.5 billion Net Income Available to Common Shareholders	40.5% Return on Average Common Equity

1
Operating income available to common shareholders, operating return on average common equity, and growth in tangible book value per common share plus change in accumulated dividends are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in “Appendix A.”

2 | RenaissanceRe 2024 Proxy Statement

RenaissanceRe’s management team and employees have worked tirelessly to build the premier reinsurance platform to serve customers and reward our shareholders. We have retained highly successful, skilled talent in our industry, and we believe that at-risk, long-term and performance-based pay is fundamental to incentivizing our management team’s execution of our long-term strategy. Given our strong financial and strategic execution in 2023, and consistent with our pay-for-performance philosophy, our named executive officers received an above target annual incentive bonus this year, and our performance shares paid out above target for the 2021 to 2023 performance period.
In November, the Corporate Governance and Human Capital Management Committee (the “Governance and Human Capital Committee”) determined to grant performance recognition awards to those management members that played an instrumental role in the Validus transaction which will incentivize continued value-creation for shareholders over the long-term. The Governance and Human Capital Committee has also written a letter addressed to our shareholders in which they discuss their thoughtful considerations around granting this award and our approach to compensation governance, found on page 43 of this proxy statement.
Our Board
We have been intentional in building not only an exceptional leadership team to lead our Company, but also a highly skilled, diverse and independent Board to oversee our strategy and long-term shareholder value creation. The diverse skills, viewpoints, experience, knowledge and abilities of our directors have been invaluable as RenaissanceRe has diversified and expanded globally. During the acquisition of Validus, these skills were instrumental as the Board provided advice and strategic oversight that was complementary to management throughout the transaction. The Board culture is one that encourages substantive, open dialogue among directors and management, and the Board remains focused on providing independent oversight as management continues to execute on our next phase of growth.
Sustainability
Since our inception, we have remained dedicated to managing and mitigating the impact of climate change on society, recognizing that climate change has a direct impact on the risk that we manage and our business success. This year, we highlighted ongoing progress executing our sustainability strategy through our inaugural Sustainability Report.
Through our own proprietary research, and our active role in industry partnerships such as ClimateWise, the Insurance Development Forum, and the Sustainable Markets Initiative, we leverage our collective expertise in risk understanding and capital management to drive the industry toward a resilient and sustainable future. A key part of this work relates to closing the insurance protection gap, where we focus on industry opportunities to improve catastrophe modelling and risk understanding in disadvantaged areas and thus make insurance more accessible.
Celebrating 30 Years
This year we proudly commemorated RenaissanceRe’s 30th anniversary and celebrated the people and milestones that have contributed to the Company’s success. Over RenaissanceRe’s history, our actions have been guided by our founding vision to be the best underwriter and our mission to match desirable risk with efficient capital. This has driven us to evolve and build the scale and capabilities necessary to broadly serve the needs of our customers.
RenaissanceRe would not be the global, diversified company it is today without the hard work and talent of all our employees, leadership from management, guidance from the Board, and the long-standing support of our customers, partners and investors.
Thank you for your support and investment in RenaissanceRe for over 30 years! 2023 was an excellent year. We are immensely proud of the way the entire RenaissanceRe team came together to deliver value for you, our shareholders, and we will continue to work hard on your behalf.
March 26, 2024
Sincerely,
James L. Gibbons Non-Executive Chair of the Board of Directors	Kevin J. O’Donnell President and Chief Executive Officer

59.3% Change in Book Value per Common Share plus Change in Accumulated Dividends	$8.9 billion Gross Premiums Written	Strong Performance Across Three Drivers of Profit

RenaissanceRe 2024 Proxy Statement | 3

Notice of Annual General
Meeting of Shareholders
Date and Time Monday, May 13, 2024 8:30 a.m. Atlantic Time
Location Renaissance House 12 Crow Lane Pembroke HM 19 Bermuda
Who Can Vote Owners of our common shares as of March 12, 2024 are entitled to vote on all matters
How to Vote
Telephone In the United States or Canada you can vote your shares by calling 1-800-690-6903
Online You can vote your shares online at www.proxyvote.com
You will need the 16-digit control number on the Notice of Internet Availability or proxy card
Mail You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope provided
QR Code You can vote your shares online with your tablet or smartphone by scanning the QR code
Voting Items		Board Vote Recommendation	For Further Details

1.	Election of three Class II director nominees	“FOR” each director nominee	Page 17
2.	Advisory vote on the compensation of our named executive officers	“FOR”	Page 42
3.
Approval of the appointment of PricewaterhouseCoopers Ltd. as our independent registered public accounting firm for the 2024 fiscal year and the referral of the auditor’s remuneration to the Board of Directors
		“FOR”	Page 84
Shareholders will also act on other business that properly comes before the meeting.
Please Vote Your Shares
We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation.
By Order of the Board of Directors,

Shannon L. Bender
Corporate Secretary
Important Notice of Internet Availability of
Proxy Materials
This Notice of Annual General Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about March 26, 2024. This proxy statement includes instructions on how to access these materials (including our proxy statement and 2023 annual report to shareholders) online.

4 | RenaissanceRe 2024 Proxy Statement

Proxy Summary
The board of directors (the “Board”) of RenaissanceRe Holdings Ltd. (“RenaissanceRe,” the “Company,” “we,” “us,” or “our”) is making this proxy statement and proxy available to you in connection with the solicitation of proxies for our 2024 Annual General Meeting of Shareholders (the “Annual Meeting”).
This proxy summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
PROPOSAL 1

Election of Three Class II Director Nominees
The Board recommends a vote FOR each director nominee	See page 17
PROPOSAL 2

Advisory Vote on the Compensation of Our Named Executive Officers
The Board recommends a vote FOR this proposal	See page 42
PROPOSAL 3

Approval of the Appointment of PricewaterhouseCoopers Ltd. as Our Independent Registered Public Accounting Firm for the 2024 Fiscal Year and the Referral of the Auditor’s Remuneration to the Board of Directors

The Board recommends a vote FOR this proposal	See page 84
RenaissanceRe 2024 Proxy Statement | 5

Strategic, Operational and Financial Highlights
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, we have offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the U.K. and the U.S. We are one of the world’s leading providers of property, casualty and specialty reinsurance solutions.
As we celebrated our 30th anniversary in 2023, we delivered strong strategic, operational and financial returns, and we believe that we have positioned ourselves to create enduring shareholder value moving forward. Our financial performance was outstanding, with exceptional performance across many metrics, and we achieved several strategic milestones, including the completion of the Validus acquisition on November 1, 2023, which was immediately accretive to our shareholders. We believe that the Validus acquisition advances our strategy as a global property and casualty reinsurer, providing additional scale and deeper partnerships with customers and brokers. Through the Validus acquisition, we gained access to a large, attractive book of reinsurance business that was closely aligned with our existing business mix, accelerating our growth in a favorable market.
Some of our strategic, operational and financial highlights for 2023 included:

(1)
Operating income available to common shareholders, operating return on average common equity, and change in tangible book value per common share plus change in accumulated dividends are non-GAAP financial measures. A reconciliation of non-GAAP financial measures is included in “Appendix A.”

6 | RenaissanceRe 2024 Proxy Statement

Our 2023 results demonstrate our strong performance over a long period, through challenging market conditions. Since Mr. O’Donnell was named our Chief Executive Officer in 2013, we have performed well on key financial metrics. He has led the Company to become a diversified reinsurer with an innovative and flexible operating platform. From 2013 to 2023, our total shareholder return grew at a compound annual growth rate (“CAGR”) of 10.4%, and our book value per common share plus accumulated dividends reached $192 in 2023.

Total Shareholder Return CAGR: 10.4%(1)
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
$93
$104
$115
$125
$118
$123
$141
$161
$156
$130
$192
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Dividend Adjusted Total Shareholder Return(1)
Book Value per Common Share Plus Accumulated Dividends

(1)	Total shareholder return is dividend adjusted and measured from January 2, 2013 through December 29, 2023. Source: S&P Capital IQ database.
RenaissanceRe 2024 Proxy Statement | 7

Director Nominees and Continuing Directors

Independent	AC	Audit Committee
Chair	CG & HCMC	Corporate Governance and Human Capital Management Committee
Member	IRMC	Investment and Risk Management Committee
	TC	Transaction Committee
	OC	Offerings Committee
8 | RenaissanceRe 2024 Proxy Statement

Board Snapshot

RenaissanceRe 2024 Proxy Statement | 9

Corporate Governance Highlights
Our Board is comprised almost entirely of independent directors with a wide range of professional experience and has consistently implemented corporate governance best practices to ensure that we serve the long-term interests of our shareholders.
Board Independence and Composition

• Independent Chair
• Fully independent standing committees
• Executive sessions of solely independent directors
• Rigorous director evaluation and selection criteria to enhance Board effectiveness and refreshment
• Refreshment of committee membership and chair rotations in 2023
• Long history of Board gender diversity, with at least one gender diverse director since 2005, and four gender diverse directors serving between 2019 and 2022
• Gender diversity among Board leadership positions, having appointed a gender diverse Audit Committee Chair in 2023
• Commitment to seek new Board candidates who embody all aspects of diversity, including racial, ethnic and gender diversity

Active Oversight

• Board oversight of strategic planning and enterprise-wide risk management, including climate change and insurance risk as key financial risks
• Active shareholder engagement program, including participation of independent directors
• Robust Code of Ethics and Conduct (“Code of Ethics”) for all directors and employees
• Board and committee oversight of key sustainability, diversity, equity and inclusion (“DEI”) and corporate social responsibility (“CSR”) initiatives
• Audit Committee responsible for risks related to cybersecurity
• Chief Executive Officer succession planning and management development pipeline

Shareholder Alignment

• Majority vote standard for uncontested director elections
• Meaningful share ownership guidelines for all directors and named executive officers
• Anti-hedging, anti-pledging, compensation clawback and insider trading policies
• At-risk pay as a percentage of total annual target compensation is 87% for our Chief Executive Officer and ranges from 76% to 82% for our other continuing named executive officers
• Pay-for-performance philosophy guides executive compensation decisions
• Regular assessment of composition of peer groups
• Mix of financial performance metrics and strategic accomplishments goals in compensation plan measure financial success of our business while balancing risk and reward and driving achievement of strategic goals

10 | RenaissanceRe 2024 Proxy Statement

Executive Compensation Highlights
Our executive compensation program is designed to support our long-term strategy and risk management practices, align the interests of our shareholders and executives, and encourage operational and financial consistency over the market cycles and earnings volatility that are inherent and unique to our industry.
2023 Compensation Snapshot
A significant portion of our annual target executive compensation is at-risk long-term and/or performance-based, with a mix of quantitative and qualitative metrics that we believe aligns the interests of our executives with our shareholders and rewards our Chief Executive Officer (or “CEO”) and other continuing named executive officers (or “NEOs”) for delivering strong performance on our strategic plan without incentivizing excessive risk taking. In November 2023, we granted performance recognition awards to our continuing named executive officers in connection with our acquisition of Validus, and in furtherance of our strategic goals. Those awards are described in more detail in “2023 Performance Recognition Awards” below and are not reflected in the target pay mix as they do not reflect an ongoing element of compensation.
2023 Annual Target Pay Mix
The annual target pay mix for our Chief Executive Officer and each of our other continuing named executive officers for 2023 was:

2023 Annual Target Compensation Components

Description	Performance Period/Metrics
Short-Term		Salary	Fixed component of compensation	• Reflects expertise and scope of responsibilities in a competitive market for executive talent
Short-Term	At-Risk Pay	Annual Incentive Bonus	Annual, at-risk cash incentive program designed to promote achievement of financial metrics and strategic accomplishments against pre-defined targets that support long-term growth and operational efficiencies	▪ **One-year** performance period ▪ Metrics (weighting): • Combined ratio rank relative to peers **(16.7%)** • Ratio of operating return on average common equity to peer median **(33.3%)** • Ratio of actual gross premiums written to budget **(16.7%)** • Board-approved strategic accomplishments **(33.3%)**
Long-Term	At-Risk Pay	Long-Term Incentive Awards (At-risk, long-term, equity-based compensation to encourage multi-year performance and retention)	**Time-Vested Restricted Shares** ▪ Subject to service-based vesting ▪ Comprise **50%** of annual long-term incentive awards for all named executive officers	▪ **Four-year** vesting period (equal annual installments)
Long-Term	At-Risk Pay		**Performance Shares** ▪ Subject to both performance- and service-based vesting ▪ Comprise **50%** of annual long-term incentive awards for all named executive officers	▪ **Three-year** performance/vesting period ▪ Metrics (weighting): • Average change in book value per common share plus change in accumulated dividends **(75%)** • Average underwriting expense ratio rank compared to peers **(25%)**

RenaissanceRe 2024 Proxy Statement | 11

2023 Performance Recognition Awards
Following the successful acquisition of Validus in November 2023, the Governance and Human Capital Committee granted performance recognition awards to Mr. O’Donnell and the other continuing named executive officers.

12 | RenaissanceRe 2024 Proxy Statement

Pay-for-Performance
The Governance and Human Capital Committee evaluates and sets performance goals designed to be rigorous, with the goals set at the time of grant for all performance-based compensation. The link between pay and performance and the outcomes of our executive compensation program for 2023 are discussed in detail in the “Compensation Discussion and Analysis” section. The graphic below provides supplemental disclosure and should not be viewed as a substitute for the disclosure included in “Pay Versus Performance.”

(1)	Operating return on average common equity is a non-GAAP financial measure used in our annual incentive bonus program. A reconciliation of non-GAAP financial measures is included in “Appendix A.”
(2)	The calculation of these metrics is described in more detail in “2023 Performance Share Metrics” below.
RenaissanceRe 2024 Proxy Statement | 13

Shareholder Engagement
We recognize the value of engaging in a dialogue with our shareholders to solicit their views and input. Our ongoing engagement includes interactions led by our investor relations team with many of our largest shareholders, and regular participation by members of our executive leadership in investor conferences. Members of senior management also engage with investors in meetings that are primarily focused on corporate governance, executive compensation, and sustainability topics, some of which are led by an independent director. Our Board appreciates the insights gained in these discussions and receives a summary of shareholder engagement at each quarterly Board meeting. The Governance and Human Capital Committee is also provided with a detailed summary of direct shareholder communications at each quarterly committee meeting.

In early 2024, we conducted targeted governance-focused outreach to shareholders representing 53% of shares outstanding and engaged with all shareholders who accepted the outreach request, encompassing 39% of shares outstanding. Of these meetings, the Chair of the Governance and Human Capital Committee, Mr. Henry Klehm, III, alongside members of the senior management team, led engagements with shareholders representing 18% of shares outstanding. Discussions focused on key business, compensation and board topics, with an emphasis on the Validus acquisition, recently granted performance recognition awards for executives and the Company’s approach to board structure and composition.
Investors generally expressed understanding, and were supportive, of the Governance and Human Capital Committee’s rationale for granting the performance recognition awards, which are intended to incentivize outperformance, support leadership continuity through the critical integration period of Validus and recognize the significant additional responsibilities taken on by our Chief Executive Officer to maximize the value of acquisition. Regarding the structure of the Chief Executive Officer’s performance recognition award, investors sought clarity on its differentiation from the performance-based incentives granted as part of the annual compensation program, as well as the specific metrics tied to the management-related performance objectives for Mr. O’Donnell. In response to shareholder feedback heard during these meetings, we have provided additional detail regarding the unique metrics, time horizon, rigor and performance evaluation of the performance recognition awards in comparison to our annual compensation program, and the Governance and Human Capital Committee’s rationale for the award structure. See “2023 Performance Recognition Awards” in the “Compensation Discussion and Analysis” section for additional disclosure.
Investors also expressed interest in understanding the Board’s rationale and annual review process for its governance practices, including our classified Board structure and Board leadership structure. We have provided additional detail on the Board’s process for reviewing its structure and independent leadership in the section “Board Structure and Engagement.”
14 | RenaissanceRe 2024 Proxy Statement

Sustainability Highlights
Our commitment to sustainability matters has always been a central part of, and integrated with, our corporate strategy at RenaissanceRe and remains one of our core values. Our Board recognizes the importance of investing time and resources into business practices that emphasize environmental sustainability and good corporate citizenship, and oversees internal strategies and related activities through regularly scheduled reports by management to the Board and its committees throughout the year.
Our sustainability strategy focuses on three core areas where we apply our core business strengths to make a meaningful impact on society — promoting climate resilience, closing the protection gap, and inducing positive societal change:

Promoting Climate Resilience Developing and sharing our skills and expertise to help the world better manage climate risk	Closing the Protection Gap Partnering to provide sustainable risk mitigation solutions for those who are vulnerable in society	Inducing Positive Societal Change Shaping a positive environment for our people and communities

For additional information on our sustainability and human capital management activities, see our Sustainability Report, which we have posted on our website, as well as our Form 10-K.
For more than 30 years, we have been a leader in understanding and modeling the impact of climate-related events. We believe that the frequency and severity of natural catastrophes have increased due to human-driven climate change and are focused on preventing and mitigating its impact on society.
Promoting Climate Resilience

Climate Leadership	Responsible Investing	Environmental Footprint

• 25+ years of leadership by our dedicated team of scientists in researching and modeling atmospheric hazards and the economic impact of climate-related risks
• Leveraging industry-leading climate data and expertise and integrating it holistically into our enterprise-wide risk management process and catastrophe models
• Long-standing member of ClimateWise, an organization that brings together reinsurers, insurers, brokers and industry service providers to promote a systematic response to climate change across the financial system, with Mr. O’Donnell becoming Chair of the ClimateWise Insurance Advisory Council in 2022

• Elimination of direct investments in companies with (i) an MSCI CCC rating, (ii) more than 10% of revenues from thermal coal mining, or (iii) high carbon intensity (as measured by MSCI)
• Formal Responsible Investing Policy
• Approximately 73% reduction in carbon intensity of our corporate credit and equity portfolios between October 2020 and December 2022

• Dedicated internal Global Green Group responsible for consolidating environmental data and advancing our operational sustainability strategy
• Tracking and offsetting of our estimated operational carbon emissions

RenaissanceRe 2024 Proxy Statement | 15

We have a long track record of leadership in applying our risk expertise and leveraging our partnerships to increase the economic resiliency of vulnerable communities. Reinsurance plays an important role in helping communities recover after a natural disaster, and we have made significant commitments to reduce the protection gap and mitigate the impact of natural disasters on populations and economies in the developing world. We have a dedicated global team focused on public sector partnership activities to support our continued work in this space.
Closing the Protection Gap

Resiliency and Risk Mitigation Leadership	Industry Expertise at Local and Global Levels

• Leveraging our partnerships to increase the economic resiliency of vulnerable communities
• Formal strategy and dedicated global team for our public sector partnership activities
• Significant commitments to reduce the protection gap and mitigate the impact of natural disasters
• Signatory of the UN Principles for Sustainable Insurance

• Long-standing role in the Insurance Development Forum to increase global risk understanding
• Active member of the Sustainable Markets Initiative Insurance Task Force to drive progress towards a resilient and sustainable future
• Founding member of Lloyd’s Disaster Risk Facility to address underinsurance, including an active role in supporting parametric protection gap products

Our employees are our most valuable asset, and we are committed to maintaining a culture that supports every one of them in their personal and professional journey. We share a passion for solving our customers’ biggest challenges through a collaborative and entrepreneurial culture that empowers employees and rewards creative thinking.
Inducing Positive Societal Change

Our Commitment to Diversity, Equity & Inclusion	Investing in Our People	Supporting Our Communities

• DEI principles are embedded throughout the organization and employment lifecycle, including recruitment, training, compensation and management succession planning
• Established cross-functional DEI Executive Council chaired by Chief Portfolio Officer

• Conducted employee engagement survey in 2023, and are leveraging insights to improve employee satisfaction and engagement
• Investment in our employees’ professional development and personal growth through skills-based training, technical development and stretch assignments
• Encouragement of open dialogue with employees and regular “pulse” checks to measure satisfaction and engagement

• Signatory of the UN Global Compact
• Long-standing dedication to community engagement and charitable giving through employee matching and corporate grants
• Global CSR strategy with a locally led philosophy so that our employees can impact where they live

16 | RenaissanceRe 2024 Proxy Statement

Corporate Governance

PROPOSAL 1

Election of Three Class II Director Nominees
The Board unanimously recommends that shareholders vote FOR the election of Mr. Gray, Mr. Hennes and Mr. O’Donnell.
Election of Directors
Our Amended and Restated Bye-laws (our “Bye-laws”) provide that the number of directors shall be determined by our Board and shall be between eight and eleven members. Currently, that number has been fixed by the Board at eleven. The Board consists of three classes, with directors of one class elected each year for terms extending to the annual general meeting of shareholders held in the third year following their election.
The terms of our Class II directors will expire at the Annual Meeting. The Board, upon the recommendation of the Governance and Human Capital Committee, has nominated Mr. Gray, Mr. Hennes and Mr. O’Donnell for election as Class II directors. If elected at the Annual Meeting, these Class II director nominees will serve until the expiration of their terms in 2027, or until their earlier resignation or removal.
Mr. Gray, Mr. Hennes and Mr. O’Donnell were each last elected to the Board at our 2021 Annual General Meeting of Shareholders.
We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if a nominee becomes unable or unwilling to accept a nomination or election, the Board may select a substitute nominee and the common shares represented by proxies may be voted for such nominee unless shareholders indicate otherwise.
Majority Vote Requirement
Each nominee for election to serve as a Class II director who receives a majority of the votes cast at the Annual Meeting will be elected as a director. However, if a nominee fails to receive a majority of the votes cast at the Annual Meeting, such nominee will tender an irrevocable resignation that will be effective upon the Board’s acceptance of such resignation, as codified in our Corporate Governance Guidelines. Upon the submission of the resignation, the Governance and Human Capital Committee will promptly consider the resignation and make a recommendation to the Board, and the Board will consider any relevant factors in deciding whether to accept or reject the director’s resignation.
RenaissanceRe 2024 Proxy Statement | 17

Skills and Experience of Our Nominees and Continuing Directors
Each nominee has extensive business experience, education and personal skills that qualify him or her to serve as an effective Board member. The specific experience and qualifications of the nominees are set forth below. We encourage you to read the biographies of our nominees and continuing directors, as well as the discussion of our Board’s composition, below.
Alignment of Director and Director Nominee Skills and Strategy
RenaissanceRe is a global provider of reinsurance and insurance. Our mission is to match desirable risk with efficient capital to achieve our vision of being the best underwriter. We believe that this will allow us to produce superior returns for our shareholders over the long term, and to enable our purpose of protecting communities and enabling prosperity. Our strategy focuses on operating as an integrated system of three competitive advantages: superior risk selection, superior customer relationships and superior capital management.

Our Governance and Human Capital Committee has determined that our directors and director nominees possesses the appropriate skills and experience individually to effectively oversee our business strategy on a collective basis. As detailed in each director and director nominees’ biography below, our Board collectively leverages its strength in the following areas:

Executive Management	Insurance/ Reinsurance Operations	Financial & Audit	Underwriting	Strategic Transactions	Sustainability	Data Analytics/ Digital

Risk/Compliance/ Regulation	Investments/ Asset Management	International	Actuarial	Public Company CEO	Talent/Human Capital	Technology/ Cybersecurity
18 | RenaissanceRe 2024 Proxy Statement

Director Nominees
Class II Directors (whose terms, if elected, expire in 2027)
Age: 61 Director Since: 2013 Committees: Investment and Risk Management (Chair), Transaction, Offerings Other Public Company Boards • None	Brian G. J. Gray INDEPENDENT

Background and Qualifications
From 2008 until his retirement in 2012, Mr. Gray served as Group Chief Underwriting Officer of Swiss Reinsurance Company Ltd. (“Swiss Re”) and was a member of Swiss Re’s Group Executive Committee. From 2005 through 2008, he was a member of the Group Executive Board, responsible for underwriting Property and Specialty Product Lines on a global basis for Swiss Re. Mr. Gray joined Swiss Re in Canada (“Swiss Re Canada”) in 1985, and served in a variety of roles, including as President and Chief Executive Officer of Swiss Re Canada from 2001 to 2005 and Senior Vice President of Swiss Re Canada from 1997 to 2001.

Age: 67 Director Since: 2017 Committees: Investment and Risk Management Other Public Company Boards • Citigroup Inc. (2013 to present)	Duncan P. Hennes INDEPENDENT

Background and Qualifications
Mr. Hennes has served as the Co-Founder and Managing Member of Atrevida Partners, LLC (“Atrevida”) since 2007. Prior to co-founding Atrevida, he served as Co-Founder and Partner of Promontory Financial Group from 1999 to 2006. Prior to that, Mr. Hennes served in a number of senior executive positions at Bankers Trust Corporation, including Executive Vice President in charge of Trading, Sales and Derivatives, and as the Chairman of the Board of Oversight Partners I, the consortium that took control of Long Term Capital Management, from 1987 to 1998. From 1998 to 1999 he was the Chief Executive Officer at Soros Fund Management, LLC. Mr. Hennes is currently a member of the Board of Directors of Citigroup Inc. (“Citigroup”), where he serves as the Chair of the Risk Management Committee and the Compensation, Performance Management and Culture Committee, and as a member of the Audit Committee and the Executive Committee, and is also a member of the Board of Directors of Citibank, N.A., Citigroup’s primary subsidiary.

RenaissanceRe 2024 Proxy Statement | 19

Age: 57 Director Since: 2013 Committees: Transaction (Chair), Offerings (Chair) Other Public Company Boards • None	Kevin J. O’Donnell CHIEF EXECUTIVE OFFICER

Background and Qualifications
Mr. O’Donnell has served as our Chief Executive Officer since July 2013 and as our President since November 2012. Mr. O’Donnell has served in a number of roles since joining the Company in 1996, including Global Chief Underwriting Officer, Executive Vice President, Senior Vice President, Vice President and Assistant Vice President. Mr. O’Donnell has also served as the Chair of ClimateWise since 2022, and as a member of the U.S. Department of the Treasury Federal Advisory Committee on Insurance since 2023. He served as the Chair of the Global Reinsurance Forum from 2018 to 2020 and as the Chair of the Association of Bermuda Insurers and Reinsurers in 2017 and 2018.

Continuing Directors
The members of the Board whose terms do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting are set forth below.
Class III Directors (whose terms expire in 2025)
Age: 65 Director Since: 2006 Committees: Governance and Human Capital (Chair) Other Public Company Boards • None	Henry Klehm III INDEPENDENT

Background and Qualifications
Mr. Klehm has been a partner at the law firm Jones Day since 2008 and has been the Practice Leader of the firm’s Securities Litigation and SEC Enforcement Practice since January 2017. From 2002 to 2007, Mr. Klehm served as Global Head of Compliance for Deutsche Bank, AG. Prior to joining Deutsche Bank, AG, Mr. Klehm served as Chief Regulatory Officer and Deputy General Counsel at Prudential Financial from 1999 to 2002. Prior to joining Prudential Financial, Mr. Klehm served in various positions with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”), including as Senior Associate Director of the Northeast Regional Office.

20 | RenaissanceRe 2024 Proxy Statement

Age: 66 Director Since: 2017 Committees: Audit Other Public Company Boards • London Stock Exchange Group, plc (2017 to present)	Valerie Rahmani INDEPENDENT

Background and Qualifications
Dr. Rahmani has more than 30 years of experience in the technology industry, including more than 25 years at IBM, where she served in roles of increasing seniority across multiple global business segments from 1981 to 2009, most recently as General Manager of Internet Security Systems. Subsequent to her tenure at IBM, Dr. Rahmani was Chief Executive Officer at Damballa, Inc., a privately held Internet security software company, from 2009 to 2012. From 2017 to 2019, she served as the part-time head of the Innovation Panel at Standard Life Aberdeen plc, a UK-based FTSE 100 global investment company. She has served on the Board of the London Stock Exchange Group, plc since 2017, and currently serves as a member of the Nomination Committee, Remuneration Committee and Risk Committee. Previously, Dr. Rahmani served as a member of the boards of directors of Elliot Opportunity II Corp. from 2021 to 2023, Computer Task Group, Incorporated from 2015 to 2023, and Aberdeen Asset Management PLC from 2015 to 2017.

Age: 57 Director Since: 2016 Committees: Audit (Chair) Other Public Company Boards • Alliant Energy Corporation (2005 to present) • First Business Financial Services, Inc. (2016 to present)	Carol P. Sanders INDEPENDENT

Background and Qualifications
Ms. Sanders has served as the President of Carol P. Sanders Consulting, LLC, providing consulting services to the insurance and technology industries, since June 2015. From June 2013 until June 2015, she served as Executive Vice President, Chief Financial Officer and Treasurer of Sentry Insurance Company. Previously she served as the Executive Vice President and Chief Operating Officer of Jewelers Mutual Insurance Company from November 2012 until June 2013, where she also served as Senior Vice President, Chief Financial Officer and Treasurer from May 2011 until November 2012 and as Chief Financial Officer and Treasurer from 2004 until May 2011, after holding a series of positions of increasing responsibility in finance, accounting, treasury and tax. Ms. Sanders is currently a member of the board of directors of Alliant Energy Corporation, a public utility holding company, where she serves as the Lead Independent Director, Chair of the Nominating and Governance Committee, and as a member of the Audit Committee and the Executive Committee, as a member of the board of directors of First Business Financial Services, Inc., a registered bank holding company, where she serves as Chair of the Audit Committee and as a member of the Compensation Committee, and a member of the board of directors of GuideOne Insurance Group, a mutual insurance company.

RenaissanceRe 2024 Proxy Statement | 21

Age: 70 Director Since: 2019 Committees: Governance and Human Capital Other Public Company Boards • Canadian Tire Corporation (2019 to present)	Cynthia Trudell INDEPENDENT

Background and Qualifications
From 2011 until her retirement in September 2017, Ms. Trudell served as Executive Vice President and Chief Human Resources Officer of PepsiCo, Inc. (“PepsiCo”). From 2007 through 2011, she served as Senior Vice President and Chief Personnel Officer of PepsiCo. Prior to her tenure at PepsiCo, Ms. Trudell held a number of executive operating and general management positions with General Motors Corporation from 1981 to 2001, and Brunswick Corporation from 2001 to 2006, including chairwoman and president of Saturn Corporation, president of IBC Vehicles and president of Sea Ray Group. Since 2019, Ms. Trudell has served on the board of Canadian Tire Corporation, a Canadian retail company publicly traded on the Toronto Stock Exchange, where she is Chair of the Compensation Committee and a member of the Governance Committee. From 2013 to 2019, she served as a member of the Defense Business Board, which provides business advice to the U.S. Department of Defense. Previously, Ms. Trudell served as a member of the boards of directors of ISS A/S from 2015 to 2023, The Pepsi Bottling Group, Inc. from 2008 to 2010, Canadian Imperial Bank of Commerce from 2005 to 2008, and PepsiCo, Inc. from 2000 to 2007.

Class I Directors (whose terms expire in 2026)
Age: 69 Director Since: 2008 Committees: Governance and Human Capital Other Public Company Boards • None	David C. Bushnell INDEPENDENT

Background and Qualifications
Mr. Bushnell has served as the principal of Bushnell Consulting, a financial services consulting firm, since 2008. Mr. Bushnell retired from Citigroup Inc. in 2007, after 22 years of service. Mr. Bushnell served as the Senior Risk Officer of Citigroup from 2003 through 2007 and retired as Chief Administrative Officer in 2007. Following his retirement from Citigroup, Mr. Bushnell served as a consultant to Citigroup until December 31, 2008. Previously, Mr. Bushnell worked for Salomon Smith Barney Inc. (later acquired by Citigroup) and its predecessors in a variety of positions, including as a managing director and Chief Risk Officer. In addition to his board service on Cordia Bancorp Inc. (“Cordia”), a public bank holding company, from 2011 to 2016, Mr. Bushnell served as Chief Risk Officer of Cordia and its wholly owned subsidiary, Bank of Virginia, from 2011 until Cordia was acquired in September 2016.

22 | RenaissanceRe 2024 Proxy Statement

Age: 60 Director Since: 2008 Committees: Transaction, Offerings Other Public Company Boards • None	James L. Gibbons INDEPENDENT NON-EXECUTIVE CHAIR OF THE BOARD

Background and Qualifications
Mr. Gibbons, a Bermudian citizen, is Executive Chairman of Harbour International Trust Company Limited and the Treasurer, a Director and member of the Executive Committee of Edmund Gibbons Limited (“EGL”). Mr. Gibbons also serves as a Director and member of the Risk Committee of Clarien Bank Limited (“Clarien”), an international financial company. He was also Non-Executive President of Bermuda Air Conditioning Limited (“BACL”) through March 2019 and currently serves as a Director of BACL. Mr. Gibbons served as Chair of Capital G Bank Limited from 1999 to 2013 and as President and Chief Executive Officer of Capital G Limited from 1999 to 2010, prior to the change of name to Clarien from Capital G in 2014.

Age: 64 Director Since: 2022 Committees: Audit Other Public Company Boards • None	Shyam Gidumal INDEPENDENT

Background and Qualifications
Mr. Gidumal has over 35 years of experience in operational leadership, digital transformation, and strategy development as a senior executive, board member, private equity investor and advisor. From February 2020 to November 2021, he served as the President and Chief Operating Officer of WeWork Inc. From March 2011 to June 2019, Mr. Gidumal served as a Principal at Ernst & Young Global Limited, where he led the Consumer Products and Retail segment. Over his career he has held several executive roles, including at Worldcom (Asia), Acterna, Armstrong Furniture, and The Boston Consulting Group. Mr. Gidumal has been a Member of the Board of Directors of the National Multiple Sclerosis Society since 2014.

Age: 62 Director Since: 2023 Committees: Investment and Risk Management, Transaction, Offerings Other Public Company Boards • None	Torsten Jeworrek INDEPENDENT

Background and Qualifications
From 2003 until his retirement in 2022, Dr. Jeworrek served as a Member of the Board of Management and the CEO Reinsurance of Munich Reinsurance AG (“Munich Re”). As CEO Reinsurance, Dr. Jeworrek was directly responsible for Reinsurance Strategy, Data and Analytics, IT, Group Innovation, Internet of Things, Corporate Underwriting and Geo & Climate Risks Research. Dr. Jeworrek joined Munich Re in 1990 as an underwriter, and served in a variety of roles, including Head of Department for Financial Reinsurance from 1999 to 2001 and Head of P&C for Netherlands, Nordic countries, UK and Ireland from 2001 to 2003. Dr. Jeworrek has been a member of the Executive Board of the National Academy of Science and Technology since 2023.

RenaissanceRe 2024 Proxy Statement | 23

Board Composition and Effectiveness
We believe the Board benefits from taking a holistic approach to its composition and refreshment. Our Board values a mix of new directors, who bring fresh perspectives, and longer-serving directors, who bring continuity and breadth of experience with our business, strategies and risk management processes. Our Board has developed comprehensive and ongoing assessment and succession planning processes and regularly reviews the biographical backgrounds and skills of its current members and potential nominees in connection with its ongoing evaluation of Board composition and refreshment.

Selection and Nomination of Directors
Director Nomination Process
The Governance and Human Capital Committee is responsible for identifying and recommending qualified candidates for nomination to the Board.

24 | RenaissanceRe 2024 Proxy Statement

Assessment of Board Composition
The Board considers the diversity, skills and experience of candidates in the context of the needs of the Board as a whole. When identifying and considering potential director nominees and evaluating the current composition of our Board, the Governance and Human Capital Committee focuses on:
•	the composition and competencies of our Board as a whole,
•	how the traits possessed by individual directors and director nominees complement one another,
•	the ability of the current and proposed members to operate collegially and effectively, and
•	the intersection of these factors with our current strategy, operational plans and oversight requirements.
The Board also considers outside commitments of directors, including service on other boards and board committees, in assessing their ability to serve on the Board and committees of the Board.
Director Qualifications
As discussed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but believe that candidates should show evidence of leadership in their particular field and have broad experience and the ability to exercise sound business judgment. In selecting directors, the Board generally seeks a combination of qualities and experience that will contribute to the exercise of the duties of the Board, including active or former chief executive or senior officers of major complex businesses, leading academics and entrepreneurs. The factors considered by the Governance and Human Capital Committee when evaluating individual director nominees include:

Personal and professional ethics, integrity and values	Business acumen, leadership qualities and record of accomplishment	Compatibility with the existing Board composition	Commitment to serve on our Board for a potentially extended period of time, in light of the market cycles and earnings volatility that characterize our industry

Independence, including the ability to represent all of our shareholders and other key stakeholders without any conflicting relationship with any particular constituency	Professional experience and industry expertise considering our evolving strategic and operational plans over time	Ability and willingness to devote sufficient time to carrying out Board duties and responsibilities fully and effectively, particularly as a result of our Bermuda headquarters location	Other attributes of the candidate, our business and strategic conditions, and external factors that the Governance and Human Capital Committee deems appropriate
The Governance and Human Capital Committee has the discretion to weigh these, and other, factors as it deems appropriate. The relative importance of these factors may vary from candidate to candidate, depending on our evolving circumstances, and no particular criterion is necessarily applicable to all prospective nominees.
RenaissanceRe 2024 Proxy Statement | 25

Annual Board Assessment and Evaluation
The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and Board effectiveness. Pursuant to its charter, the Governance and Human Capital Committee has responsibility for oversight of the Board’s annual overall effectiveness reviews, review of individual director performance and similar matters.
Multi-Faceted Evaluation Process

Individual Interviews by Board Chair	At the direction of the Governance and Human Capital Committee, our Non-Executive Chair of the Board facilitates the annual assessment of the effectiveness of the Board and each standing committee of the Board. The Non-Executive Chair of the Board conducts individual interviews with Board members and management, facilitating reviews of individual director effectiveness, as well as of the Board as a whole.
Periodic Use of Independent Third Parties	From time to time, the Board engages independent third parties to review the Board's practices and procedures and assess its effectiveness.
Committee Self-Evaluations	Each standing committee of the Board performs a comprehensive annual self-assessment as part of the Board's overall governance effectiveness review and assessment.
Board Chair Assessment	The Chair of the Governance and Human Capital Committee, along with the Board members, reviews the performance of the Non-Executive Chair of the Board.
Incorporation of Feedback	Results are compiled and discussed by the Board and each committee, and changes in practices, Board composition and procedures are recommended by the Governance and Human Capital Committee as necessary.

Director Orientation and Continuing Education
Our Governance and Human Capital Committee oversees the orientation process for new directors. Each new director and new member of a Board committee participates in a comprehensive orientation program run by management. The orientation includes presentations by senior management to familiarize the new director with our strategic plan, significant accounting and risk management issues, compliance programs, Code of Ethics and other relevant topics.
We encourage our directors to participate in continuing education programs and reimburse them for reasonable expenses associated with third-party training programs relating to our business, industry or the discharge of Board duties. We also provide ongoing education programs on topics relevant to RenaissanceRe and our industry as part of regular Board and committee meetings, and directors are invited and encouraged to visit our offices to meet with management.
Commitment to Board Diversity
Our Board believes that the backgrounds and qualifications of the directors and director nominees, both individually and considered as a group, should provide a diverse range of viewpoints, backgrounds, skills, experiences, expertise, and abilities that will allow the Board to fulfill its responsibilities, taking into account our evolving strategic direction and needs. The Governance and Human Capital Committee evaluates and discusses diversity at both the Board and committee levels when carrying out its director selection, recruitment and nomination obligations and also when assessing the performance of current directors. This assessment is undertaken at least annually.
26 | RenaissanceRe 2024 Proxy Statement

Our Board is committed to expanding the pool from which it selects qualified director candidates and is focused on seeking candidates who embody all aspects of diversity, including racial, ethnic and gender diversity, while considering the skills and experience of the Board as a whole. The Governance and Human Capital Committee may use search firms to identify potential candidates to stand for election to the Board. Our Corporate Governance Guidelines formalize our commitment to source diverse Board candidates.
Our Board has a long track record of gender diversity among its members, from our first gender diverse director being elected in 2005 to having over a third of our Board embody gender diversity, with four gender diverse directors serving from 2019 to 2022. We are aware that the gender diversity of our Board has recently fallen below 30% as a result of the retirement of a long-serving director, and we continue to consider gender diversity in our director search process.
Director and Director Nominee Independence
The Governance and Human Capital Committee has reviewed the independence of each of our current directors and director nominees and affirmatively determined that each of Drs. Rahmani and Jeworrek, Mses. Sanders and Trudell and Messrs. Bushnell, Gibbons, Gidumal, Gray, Hennes and Klehm are independent. Mr. O’Donnell is not independent because of his employment as our President and Chief Executive Officer.
The New York Stock Exchange (the “NYSE”) listing standards require that a majority of our directors be independent. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Corporate Governance Guidelines provide that a majority of our directors will meet the NYSE’s listing standards regarding independence criteria and set forth additional parameters that the Board uses to determine director independence, which we believe are more stringent than the independence requirements in the NYSE listing standards. In addition, the Board considers all relevant facts and circumstances known or reported to it in making independence determinations.
In particular, when making its independence determinations, the Governance and Human Capital Committee considered the following relationships and determined that none of the directors or director nominees involved had a material relationship with us as a result of these relationships. Mr. Hennes serves as a director of Citigroup. We have current and historical financial relationships with Citigroup and its subsidiaries and affiliates, including Citigroup acting in manager roles in several of our securities offerings over the last few years and being a party to letter of credit facilities with us. Ms. Sanders serves as a director of GuideOne Insurance. From time to time, we have entered into reinsurance contracts with GuideOne, all in the ordinary course of business on terms available to similarly situated parties. Mr. Gibbons is the Treasurer and a director of EGL, the parent company of a number of varied businesses in Bermuda, including Coralisle Group Ltd., formerly Colonial Group International (“Coralisle”), and a director of BACL. We have entered into reinsurance contracts with Coralisle which are described under “Certain Relationships and Related Transactions” below. In addition, we have other immaterial business relationships with a variety of the other businesses owned by EGL and BACL, relating primarily to local services and procurement in Bermuda, for which we paid these entities a total of approximately $75,500 in 2023. Mr. Gibbons is not directly involved in the management of Coralisle or any of the other businesses owned by EGL or BACL with which we do business, and all of the transactions were entered into in the ordinary course of business on terms available to similarly situated parties. Furthermore, the EGL and BACL entities did not make payments to, or receive payments from, us in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of EGL’s or BACL’s consolidated gross revenues.
Shareholder Nomination Process
Candidates recommended by shareholders for nomination to the Board will be considered and evaluated by the Governance and Human Capital Committee using the same process and criteria that we use to evaluate other candidates, assuming the proper procedures for shareholder nominations are followed. The Governance and Human Capital Committee will consider nominees to the Board recommended by no fewer than 20 shareholders holding in the aggregate not less than 10% of the outstanding paid-up share capital of RenaissanceRe. Any shareholder recommendation must be sent to our Corporate Secretary not less than 60 days prior to the scheduled date of the annual general meeting of shareholders and must set forth for each nominee: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class or series and number of shares of capital stock of RenaissanceRe that are owned beneficially or of record by the nominee; and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. The written notice must also include the following information with regard to the shareholders giving the notice:
RenaissanceRe 2024 Proxy Statement | 27

•	the name and record address of such shareholders;
•	the class or series and number of shares of capital stock of RenaissanceRe that are owned beneficially or of record by such shareholders;
•
a description of all arrangements or understandings between such shareholders and each proposed nominee and any other person (including his or her name and address) pursuant to which the nomination(s) are to be made by such shareholders;

•	a representation that such shareholder intends to appear in person or by proxy at the annual general meeting of shareholders to nominate the persons named in its notice; and
•	any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing.
Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Governance and Human Capital Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
The Board’s Role and Key Responsibilities
Strategic Oversight
Our Board believes that long-range strategic issues should be discussed and reviewed at regular Board meetings. Our Corporate Governance Guidelines provide that the Board review and critique our strategic plan at least annually, with quarterly reviews of performance in comparison to the financial plan. Senior management and the full Board engage in long-term strategy discussions at least annually, and the Board and committees regularly receive updates from business function leaders on our performance against our tactical plans.
Our strategic plan drives the Board’s goal setting in many areas. For example, the goals of each Board committee are tied to the achievement of the strategic plan and the Governance and Human Capital Committee determines and measures executive compensation against the achievement of strategic goals and objectives.
Risk Oversight
We consider enterprise-wide risk management to be a key strategic objective and believe that our enterprise-wide risk management processes and practices help to identify potential events that may affect us; quantify, evaluate and manage the risks to which we are exposed; and provide reasonable assurance regarding the achievement of corporate objectives. For each identified and measured risk, we have identified (i) a day-to-day owner and management response, (ii) a process for monitoring and reporting on the risk, (iii) a senior management committee, and (iv) Board and/or committee oversight. We believe that this risk management process, along with our culture and focus on enterprise-wide risk management, ensures effective risk oversight by our Board.
28 | RenaissanceRe 2024 Proxy Statement

Risk Management Process

BOARD

- The Board is responsible for overseeing enterprise-wide risk management and is actively involved in the monitoring of risks that could affect us.
- The members of the Board have direct access to, and receive regular reports from, the senior executives and other officers responsible for coordinating enterprise-wide risk management, including our Chief Financial Officer, Chief Portfolio Officer, Group Chief Risk Officer, Group Chief Underwriting Officer, Group General Counsel and Chief Human Resources Officer, each of whom reports directly to our Chief Executive Officer, as well as other senior personnel such as our Chief Investment Officer, Chief Accounting Officer, Head of Internal Audit, Chief Compliance Officer, Chief Technology Officer, Corporate Information Security Officer and Chief Reserving Actuary.
- The Board delegates certain of its risk management responsibilities to its committees as set forth in the committee charters and described under "Committees of the Board" above, with key risks set forth below.
- The Non-Executive Chair of the Board participates in meetings of each committee from time to time on an ex officio basis and monitors the identification of risks or other matters that might require cross-committee coordination and collaboration or the attention of the full Board.

COMMITTEES

- Each committee regularly receives and discusses materials from the other committees, and we believe this allows the directors to be aware of the various risks across the Company.
- Each committee performs a comprehensive annual self-assessment as part of the Board's overall governance effectiveness review and assessment, which reflects the committees' evaluation of our corporate risk management practices and, if applicable, the identification of potential new oversight needs in light of changes in our strategy, operations or business environment.
- Each committee considers the self-assessment and identified new oversight needs when conducting their annual charter reviews and recommending changes to the charters.

Key Risks Overseen

Audit Committee

- Financial statements integrity and reporting
- Cybersecurity and business continuity
- Legal, regulatory and compliance
- Tax compliance
- Financial risk management

Governance and Human Capital

- Executive and employee compensation
- Succession planning (executive and director)
- DEI, employee development, CSR and similar ESG matters
- Governance structure and processes
- Shareholder concerns

Investment and Risk Management Committee

- Enterprise-wide risk management framework
- Investment strategies and risk limits
- Key financial risk or exposures (including climate risk)
- Insurance risk
- Capital and liquidity requirements

MANAGEMENT

- At least annually, our Group Chief Risk Officer presents a comprehensive risk management overview to the Board to demonstrate management coverage and Board oversight of significant identified risks. This overview outlines our procedures for the identification and measurement of, response to, and monitoring and reporting of risk.
- Management representatives from our risk, legal, regulatory, compliance, human resources, treasury, finance, investments, reserving, information security, accounting and internal audit functions:
  - Regularly report to the Board and each committee at quarterly scheduled sessions, including at least annually to the Governance and Human Capital Committee regarding the potential risks of our compensation policies and practices; and
  - Separately meet with, and are interviewed by, our committees in executive sessions.

RenaissanceRe 2024 Proxy Statement | 29

Board Oversight of Sustainability
We have an integrated approach to ESG, or “sustainability” governance, with cross-collaboration among our Board committees and management. Our Board and its committees are actively engaged in the oversight of sustainability initiatives and our management provides regular reports on progress and developments.
The Governance and Human Capital Committee, pursuant to its charter, is charged with overseeing, monitoring and reviewing our ESG policies, programs and practices. This oversight includes health and safety, DEI and related matters. Our dedicated sustainability team reports to the Governance and Human Capital Committee quarterly, and to the full Board at least annually, on our sustainability initiatives and progress on implementation of our sustainability strategy. In addition, the Governance and Human Capital Committee is actively engaged in the oversight of our employees, work environment, DEI initiatives and compensation practices, and receives regular updates from management on progress and developments, and our executive management team and Governance and Human Capital Committee receive regular reports on progress against our annual human resources tactical plans.
The consideration of the impacts of climate change is integral to our enterprise-wide risk management process. Certain aspects of sustainability are monitored by the full Board or other committees. For example, the Investment and Risk Management Committee is charged with overseeing key financial risks, such as the financial risk of climate change. We have been progressively integrating the consideration of the financial risk of climate change into our governance frameworks, risk management processes and business strategies over the past several years.
Sustainability Governance Structure

Cross-Committee Risk and Strategy Oversight Collaboration
At their quarterly meetings, each committee reviews and discusses its current and future agendas in the context of our strategic plan and any new Company, industry or market information and identifies matters that should be discussed with other committees or the full Board. In addition, each standing committee reports to the full Board at each quarterly Board meeting. Our Audit, Governance and Human Capital, and Investment and Risk Management Committees coordinate their oversight of our financial and operating risks and routinely collaborate to address specific matters requiring coordination and cross-committee oversight. We believe that these collaborative efforts sustain high levels of enterprise-wide risk management and facilitate sound corporate governance.
Executive Succession Planning
We believe that executive succession planning and leadership development are critical to our long-term success and are key to ensuring effective risk oversight and execution of our strategy. Our succession planning programs are designed to ensure that the Board has appropriate oversight. On behalf of the Board, our Governance and Human Capital Committee collaborates with our Chief Executive Officer in the development and monitoring of our programs for long-term executive succession, generally on a quarterly basis. Our Board, in coordination with the Governance and Human Capital Committee, also maintains an emergency succession plan, which is intended to enable us to respond quickly to unexpected vacancies to maintain the continuity of our business operations and minimize disruptions.
The Governance and Human Capital Committee dedicates at least one meeting each calendar year to an in-depth review of talent development plans, including development plans for internal succession candidates and identification of potential external succession candidates. Updates to the executive succession plan are made as necessary.
30 | RenaissanceRe 2024 Proxy Statement

To further support the succession planning process, the Governance and Human Capital Committee is regularly presented with information on the Company’s employee population, ranging from the results of engagement surveys to detailed succession plans for senior or critical roles. To foster diverse talent, we apply a DEI lens to the selection process for our leadership and management development programs. Together, the Chief Executive Officer, the Chief Human Resources Officer and the management governance committee identify individuals who they believe have demonstrated potential to grow into senior executive positions and review these individuals with the Governance and Human Capital Committee. The careers of these individuals are monitored to ensure that over time they have appropriate exposure both to the Board and to our business. These individuals interact with our Board in various ways, including through participation in Board meetings and other Board-related activities and meetings with individual directors. The Governance and Human Capital Committee regularly briefs the full Board on these matters and has overseen recent changes to our leadership structure in accordance with our succession planning processes.
Board Structure and Processes
Our Commitment to Effective Corporate Governance
Our Board and management have a strong commitment to effective corporate governance. We believe we have a comprehensive corporate governance framework which takes into account applicable regulatory requirements and best practices. The key components of this framework are set forth in the following documents:
•	our Bye-laws;
•	our Corporate Governance Guidelines;
•	our Code of Ethics;
•	our Audit Committee Charter;
•	our Governance and Human Capital Committee Charter; and
•	our Investment and Risk Management Committee Charter.
The Board regularly reviews corporate governance developments and modifies our Corporate Governance Guidelines, Code of Ethics, committee charters and key Board practices when it believes modifications are warranted. A copy of each of these documents is published on our website at www.renre.com under “Investors—Corporate Governance,” except our Bye-laws, which are filed with the SEC and can be found on the SEC website at www.sec.gov. Each of these documents is available in print to any shareholder upon request.
Governance Highlights
• In November 2023, we updated our Audit Committee Charter to formalize the Audit Committee’s responsibility for oversight of risks related to cybersecurity.
• In February 2022, we renamed our Compensation and Corporate Governance Committee as the Corporate Governance and Human Capital Management Committee to reflect the committee’s historical oversight of developing talent.

• In November 2021, we updated and modernized our Corporate Governance Guidelines and charters for our Audit, Governance and Human Capital, and Investment and Risk Management Committees to reflect our governance best practices. Among the more significant changes, we:

• Formalized our commitment to source diverse Board candidates (Corporate Governance Guidelines);
• Required Audit Committee review of use of non-GAAP measures, including ESG-related metrics (Audit Committee Charter);
• Added Governance and Human Capital Committee oversight of ESG, including sustainability, health and safety, and DEI (Governance and Human Capital Committee Charter);
• Identified the financial risk of climate change and insurance risk as key financial risks (Investment and Risk Management Committee Charter);
• Clarified the role of the Board and Governance and Human Capital Committee in management succession planning and development (Corporate Governance Guidelines); and
• Formalized the responsibility of the Governance and Human Capital Committee to conduct a reasonable prior review of, and oversee, related-party transactions (Governance and Human Capital Committee Charter).

• In 2021, we formalized a process to review and evaluate audit firm rotation.
RenaissanceRe 2024 Proxy Statement | 31

Code of Ethics
Our Code of Ethics applies to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer, and all of our employees performing financial or accounting functions. Our Code of Ethics is available without charge on our website, www.renre.com, under “Investors—Corporate Governance.” We will also provide a printed copy of our Code of Ethics to any shareholder upon request. We intend to disclose any amendments to our Code of Ethics by posting them on our website. Any waivers of our Code of Ethics applicable to our directors, principal executive officer, principal financial officer, principal accounting officer, controller and other executive officers who perform similar functions will be disclosed by filing a Current Report on Form 8-K with the SEC.
Board Structure and Engagement
Our Board regularly evaluates its structure to ensure that it is best serving the interests of the Company and our shareholders. The Governance and Human Capital Committee is responsible for overseeing overall Board effectiveness, and regularly discusses the suitability of the Board’s structure for the Company at its meetings. The Board currently maintains a classified board structure led by an independent, Non-Executive Chair, similar to certain of our peers in the industry. The Board has determined that its current classified structure provides considerable value due to the continuity and stability that it creates, especially given the complexities and volatility of our business and the industry in which we operate. Our Board believes that its structure does not hinder director accountability or investor participation, and we regularly engage with shareholders on this matter, share relevant feedback with the entire Board, and have continued to evolve our governance, compensation and sustainability practices in response to this feedback over the past several years.
Pursuant to our Corporate Governance Guidelines, the Chair of the Board may be an officer/director or an outside director and may or may not be the Chief Executive Officer, at the option of the Board. The Board believes it should be free to make these determinations depending on what it believes is best for the Company and our shareholders in light of all the circumstances. At this time, the Board has determined that it is appropriate to separate the roles of Chair and Chief Executive Officer and to have a Non-Executive Chair of the Board. The Board believes that having an independent director serve as Non-Executive Chair of the Board is in the best interests of the Company and our shareholders at this time and that this structure currently assists the independent directors in the oversight of the Company and facilitates participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.
Role of the Non-Executive Chair of the Board
Currently, Mr. Gibbons serves as the Non-Executive Chair of the Board. In addition to chairing each meeting of the Board, the Non-Executive Chair of the Board has significant responsibilities, including: (i) having the authority to call meetings of the Board; (ii) setting the agendas for Board meetings and executive sessions to ensure that Board members receive the information necessary to fulfill the Board’s primary responsibilities; (iii) chairing executive sessions of the independent directors; (iv) briefing the Chief Executive Officer on issues that arise in the executive sessions, as appropriate; (v) facilitating discussion among the independent directors on key issues and concerns that arise outside of Board meetings and serving as a non-exclusive conduit to communicate views, concerns and issues of the independent directors to the Chief Executive Officer; (vi) interviewing candidates for directorship; (vii) facilitating the assessment of the Board’s effectiveness, at the direction of the Governance and Human Capital Committee; and (viii) together or in coordination with the Chief Executive Officer, representing the organization in external interactions with shareholders, employees and other stakeholders.
The Non-Executive Chair of the Board typically does not serve as a member of the Board’s three principal standing committees (the Audit Committee, the Governance and Human Capital Committee, and the Investment and Risk Management Committee), but rather attends such meetings and other functions of the committees on an ex officio basis as warranted by the facts and circumstances. The Non-Executive Chair of the Board serves as a member of the Transaction Committee and the Offerings Committee, which meet on an as-needed basis.
32 | RenaissanceRe 2024 Proxy Statement

Meetings and Attendance
Our Board held the following meetings of the Board and committees during 2023:
	Board	Audit Committee	Corporate Governance and Human Capital Management Committee	Investment and Risk Management Committee	Transaction Committee	Offerings Committee
Meetings	4	4	4	4	1	0
Each of our directors attended 75% or more of the meetings of the Board and committees of the Board on which they served during 2023 (during the periods that they served). For more information on our committees, please see below.
While we do not have a formal policy with regard to our directors’ attendance at annual general meetings of shareholders, generally it is the practice of our Board to attend such meetings. All of our directors attended our 2023 Annual General Meeting, which was held on May 9, 2023 in Bermuda.
Executive Sessions
Separate executive sessions of our non-management directors are held in conjunction with each regular quarterly Board meeting. The Non-Executive Chair of the Board presides at these executive sessions of the Board. The standing committees of the Board also conduct regular executive sessions, which are chaired by the respective chairs of the committees.
Communicating with the Board
Any shareholder or other party may communicate directly with the Board, any committee of the Board, any member of the board or our non-management directors as a group by writing to the intended recipient in the care of the Corporate Secretary. Shareholders can send communications electronically through our website at www.renre.com by clicking on “email” under “About Us—Contacts— Legal or Corporate Information” or by mail to: RenaissanceRe Holdings Ltd., P.O. Box HM 2527, Hamilton HMGX, Bermuda, Attn: Corporate Secretary. If properly addressed, communications will be forwarded to the intended recipient unopened.
The Audit Committee, on behalf of itself and our other non-management directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Ethics. In addition, as required by the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters, as well as for confidential submission by Company employees of concerns regarding questionable accounting or auditing matters, among other things. These communications may be anonymous, and may be submitted in writing, e-mailed or reported by phone through various internal and external mechanisms as provided on the Company’s internal website. Additional procedures by which internal communications may be made are provided to each employee. Our Code of Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.
Committees of the Board
The Board maintains three principal standing committees: the Audit Committee, the Governance and Human Capital Committee, and the Investment and Risk Management Committee. The primary responsibilities of these committees are summarized below and more fully described in their charters. These committees may delegate any of their responsibilities to a subcommittee composed of one or more members of the committee. In addition, the Board maintains two standing, special purpose committees: the Transaction Committee and the Offerings Committee. The responsibilities of these committees are summarized below.
The Board has determined that each member of the Audit Committee and the Governance and Human Capital Committee meets the applicable independence standards of the Commission and the NYSE. The Board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise as required by NYSE rules and is an “audit committee financial expert” under the Commission’s rules, in each case, given his or her experience as set forth in his or her biography above.
RenaissanceRe 2024 Proxy Statement | 33

Audit Committee

Members: Carol P. Sanders (Chair) Shyam Gidumal Valerie Rahmani
The Audit Committee’s key responsibilities include oversight of:
• Our accounting and financial reporting process, as well as the integrity, quality and accuracy of our financial statements, including internal controls;
• Our operational risk assessment and risk management process, in coordination with the Investment and Risk Management Committee, which has primary responsibility for oversight of financial risk management;
• Our compliance with legal and regulatory requirements, including review of our Code of Ethics and internal compliance program;
• Our information security and cybersecurity programs and risks;
• Our use of non-GAAP measures and metrics, including environmental, social and governance metrics;
• Our independent auditor’s appointment, compensation, qualifications, independence and performance; and
• The performance of our internal audit function.

Corporate Governance and Human Capital Management Committee

Members: Henry Klehm III (Chair) David Bushnell Cynthia Trudell
The Corporate Governance and Human Capital Management Committee’s key responsibilities include:
Compensation-Related
• Determining compensation of our Chief Executive Officer and directors, and reviewing and approving other executive officers’ compensation after considering the Chief Executive Officer’s recommendations;
• Overseeing incentive and stock-based compensation plans, including granting and setting the terms of awards;
• Evaluating the performance of our executive officers;
• Reviewing and recommending policies, practices and procedures concerning compensation strategy and other human resources-related matters, including DEI and employee development;
• Reviewing and advising on executive succession planning; and
• Reviewing, analyzing and overseeing the mitigation of risks associated with our compensation programs.
Corporate Governance-Related
• Overseeing and supervising the director nomination process, including identifying and evaluating prospective Board candidates;
• Reviewing and monitoring the performance and composition of the Board and its committees;
• Overseeing the new director orientation process and director continuing education policies;
• Developing and evaluating our corporate governance practices and procedures, including compliance with legal and regulatory requirements;
• Overseeing and reviewing related-party transactions (as defined in SEC Regulation S-K, Item 404) for potential conflicts of interest;
• Overseeing, monitoring and reviewing our policies, programs and practices related to ESG matters, including sustainability, health and safety and DEI matters; and
• Reviewing any properly submitted shareholder proposals.

34 | RenaissanceRe 2024 Proxy Statement

Governance and Human Capital Committee Advisors
The Governance and Human Capital Committee has the authority to select, retain and dismiss compensation consultants, financial and other advisors and independent legal counsel as it deems necessary in accordance with the procedures set forth in the charter and considering independence and potential conflicts of interest. For a discussion regarding our independent compensation consultant, please see “Independent Compensation Consultant” below.
In addition, our Governance and Human Capital Committee reviews our compensation programs for consistency with our risk management practices and to assist us in structuring our programs in a manner that aligns our executives and employees with the long-term interests of shareholders in light of the market cycles and earnings volatility that characterize our industry. For a discussion regarding our compensation policies and practices as they relate to our risk management see “Compensation and Risk Management” below.
Compensation Committee Interlocks and Insider Participation
Mr. Bushnell, Mr. Gidumal, Mr. Klehm and Ms. Trudell served on the Governance and Human Capital Committee during the 2023 fiscal year. No member of the Governance and Human Capital Committee during the 2023 fiscal year was an officer or employee of the Company during the 2023 fiscal year or was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a transaction with a related person under Item 404 of Regulation S-K (“Regulation S-K”) of the U.S. Securities Act of 1933, as amended (the “Securities Act”). No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during the 2023 fiscal year.
Investment and Risk Management Committee

Members: Brian G. J. Gray (Chair) Duncan P. Hennes Torsten Jeworrek
The Investment and Risk Management Committee’s key responsibilities include:
• Overseeing our investment strategies, performance and risk management;
• Reviewing management procedures to develop investment strategies and risk limits and monitoring adherence to those guidelines;
• Reviewing and monitoring investment manager and investment portfolio performance;
• Assisting the Board with assessing our financial risk management, in coordination with the Audit Committee, which has primary responsibility for oversight of operational risk management; and
• Overseeing the processes used to manage key financial risks, including risks related to liquidity, solvency margins, capital management and leverage, third-party credit risk, foreign exchange exposure, financial risk of climate change and insurance risks.

Special Purpose Committees
Transaction Committee
The Transaction Committee presently consists of Dr. Jeworrek and Messrs. Gibbons, Gray and O’Donnell (Chair). The Transaction Committee has the authority of the Board to consider and approve, on behalf of the full Board, certain strategic investments and other possible transactions.
Offerings Committee
The Offerings Committee presently consists of Dr. Jeworrek and Messrs. Gibbons, Gray and O’Donnell (Chair). The Offerings Committee has the authority to consider and approve, on behalf of the full Board, transactions pursuant to our shelf registration program, including setting the terms, amount and price of any such offering.
RenaissanceRe 2024 Proxy Statement | 35

Certain Relationships and Related Transactions
We have adopted a written policy with respect to the review, approval and ratification of transactions with related persons. The policy covers, among other things, transactions between us and any of our executive officers, directors, nominees for director, any of their immediate family members or any other related persons as defined in Item 404 of Regulation S-K. Each transaction covered by this policy is reviewed by the Governance and Human Capital Committee to determine whether the transaction is in the best interests of the Company and our shareholders. Pursuant to the policy, our Governance and Human Capital Committee also conducts a reasonable prior review and oversight of all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K for potential conflicts of interest, including to determine whether any such transaction is inconsistent with the interests of the Company and our shareholders. The transactions described below include certain transactions we have entered into with parties that are, or could be deemed to be, related to us.
Relationship with BlackRock, Inc.
BlackRock, Inc. (“BlackRock”) reported a beneficial ownership interest of more than 5% of our common shares as of December 31, 2023. Affiliates of BlackRock provide investment management, risk analytics and investment accounting services to us. During 2023, we incurred $7.0 million in fees relating to these services. These fees were at then-prevailing market rates determined pursuant to arm’s-length negotiations between us and such affiliates.
Relationship with Coralisle Group Ltd.
Mr. Gibbons is the Treasurer of EGL, the parent company of Coralisle. We entered into reinsurance contracts with Coralisle pursuant to which we received premiums of approximately $21,000 from Coralisle in 2023, which included current underwriting year premium of $167,000 offset by premium adjustments for prior underwriting years of $146,000. We paid claims to Coralisle of approximately $7,000 in 2023. We renewed certain of these reinsurance contracts in December 2023 and we expect to receive premiums of approximately $143,000 from Coralisle in 2024 as a result of those renewals. To date in 2024, we have not paid any claims to Coralisle. In his position at EGL, Mr. Gibbons is not directly involved in the management of Coralisle, and all of these transactions with Coralisle were entered into in the ordinary course of business on terms available to similarly situated parties.
Relationship with The Bank of New York Mellon Corporation.
On January 24, 2024, The Bank of New York Mellon Corporation (“BNYM”) reported a beneficial ownership interest of more than 5% of our common shares as of December 31, 2023 and may continue to beneficially own more than 5% of our common shares outstanding. Affiliates of BNYM provide certain custodian services to us. During 2023, we incurred $3.7 million in fees relating to these services and we expect to incur slightly higher fees in 2024 due to additional assets under management. These fees were and will be at then-prevailing market rates determined pursuant to arm’s-length negotiations between us and such affiliates.
Use of Company Aircraft
Pursuant to their employment agreements, members of our management governance committee, which consists of Messrs. O’Donnell, Qutub, Curtis and Marra, and Ms. Bender, are permitted business use and a limited amount of Company-funded personal use (with a value up to the aggregate incremental cost to us of $85,000 each) of our fractional interest program with NetJets Aviation Inc. (“NetJets”). Since 2020, in light of concerns for safety including, among other reasons, the COVID-19 pandemic, and continuing commercial travel limitations in Bermuda, the Governance and Human Capital Committee adopted a policy allowing our management governance committee members additional Company-funded personal use of our NetJets program. The aggregate incremental cost to us of any personal use for named executive officers is included in the Summary Compensation Table below. Our executive officers pay imputed income tax on the value of these benefits and are not entitled to tax gross-ups on any perquisites. In addition, Messrs. O’Donnell, Curtis and Qutub have each entered into an aircraft use agreement with us which allows them to use our fractional interest program with NetJets for additional travel beyond that which is provided for in their employment arrangements, provided that they pay for such use in advance of any trip at the fully loaded variable rate (which rate represents our aggregate incremental cost of such use within the meaning of Regulation S-K and the rules and other guidance of the Commission). They must maintain a deposit with us from which we are authorized to withdraw funds in order to satisfy any amounts owed under the agreement. The form of aircraft use agreement was approved by the Governance and Human Capital Committee. None of our executive officers had any additional personal use of the aircraft interest for travel during 2023 for which they were required to reimburse us. For additional information regarding our executive officers’ use of our corporate aircraft, see “Other Benefits and Perquisites” below.
36 | RenaissanceRe 2024 Proxy Statement

Housing Arrangements with Executive Officers
As discussed under “Other Benefits and Perquisites” below, we provide housing allowances to certain of our named executive officers, as well as to other executive officers and employees. The amount of the housing allowance is included in the Summary Compensation Table for each named executive officer (see “All Other Compensation Table” below). Our executive officers pay imputed income tax on the value of these benefits and are not entitled to tax gross-ups on any perquisites. In 2021, one of our subsidiaries acquired a property in Bermuda previously subject to a long-term lease and subsequently leased this property to Mr. O’Donnell for his Bermuda residence at market rates, consistent with his historical housing benefits.
Charitable Donations
RenaissanceRe provides support to various charitable organizations in Bermuda and other communities in which we operate, including organizations that support insurance industry education and training, crime prevention, substance abuse prevention, affordable housing and educational assistance. As part of our efforts, we match donations made by our employees to appropriately registered charities up to certain maximum amounts and make direct charitable contributions. Certain of our executive officers and directors, director nominees, and spouses of certain of these persons, serve and have served as directors, officers or trustees of some of these organizations. We did not contribute more than $120,000 to any one charity in 2023 for which any of our executive officers and directors, director nominees and spouses of certain of these persons served as a director, officer or trustee.
RenaissanceRe 2024 Proxy Statement | 37

Director Compensation
2023 Director Compensation Table
The following table sets forth information concerning compensation paid to each director who served on the Board during 2023, other than Mr. O’Donnell, whose compensation as our President and Chief Executive Officer is set forth under “2023 Summary Compensation Table” below:
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
David C. Bushnell	125,000	164,847	289,847
James L. Gibbons	190,000	314,926	504,926
Shyam Gidumal	125,000	164,847	289,847
Brian G. J. Gray	160,000	164,847	324,847
Duncan P. Hennes	125,000	164,847	289,847
Torsten Jeworrek	93,750	164,837	258,587
Henry Klehm III	160,000	164,847	324,847
Valerie Rahmani	125,000	164,847	289,847
Carol P. Sanders	160,000	164,847	324,847
Anthony M. Santomero	80,000	164,847	244,847
Cynthia Trudell	125,000	164,847	289,847
(1)
Amounts shown reflect the annual retainer and annual committee chair retainers, described below, with the retainers paid to Dr. Jeworrek and Mr. Santomero pro-rated for their service on the Board during 2023.

(2)
The amounts in this column represent the aggregate grant date fair value of time-vested restricted shares granted to our non-employee directors in 2023, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 17. (Stock Incentive Compensation and Employee Benefit Plans) of our 2023 Form 10-K. These values do not represent the actual value the recipient will or has received from the award. On March 1, 2023, each of Messrs. Bushnell, Gray, Gidumal, Hennes, Klehm and Santomero, Mses. Sanders and Trudell, and Dr. Rahmani were awarded 759 restricted shares and Mr. Gibbons was awarded 1,450 restricted shares. On May 9, 2023, Dr. Jeworrek was awarded 783 restricted shares. All of the restricted shares awarded to our non-employee directors in 2023 are scheduled to vest in three substantially equal annual installments beginning on March 1, 2024, subject to the director’s continued service through the applicable vesting date. The aggregate number of restricted shares outstanding as of December 31, 2023 for each director who served on the Board during 2023 was as follows: Mr. Gibbons: 3,473 restricted shares; Messrs. Bushnell, Gray, Hennes and Klehm and Mses. Sanders and Trudell, and Dr. Rahmani: 1,787 restricted shares each; Mr. Gidumal: 1,453 restricted shares; Dr. Jeworrek: 783 restricted shares: and Mr. Santomero: 0 restricted shares. In connection with Mr. Santomero’s retirement from the Board on May 9, 2023, all of his outstanding stock awards accelerated vesting in accordance with the terms of his award agreements.

Director Compensation Program
The Governance and Human Capital Committee reviews director compensation annually. While the Governance and Human Capital Committee does not target specific director pay levels against market data, with the assistance of Mercer (U.S.) Inc. (“Mercer”), its independent compensation consultant, the Governance and Human Capital Committee analyzes the competitiveness of our director compensation using market data for non-employee directors of the same group of peer companies used to evaluate executive compensation (see “The Market for Talent” below). The Governance and Human Capital Committee reviews both the structure and amount of non-employee director compensation paid at these peer companies. In addition, since the talent market for directors is broader than the market for executives, the Governance and Human Capital Committee also reviews director compensation among companies in the S&P 500 indices. In connection with its annual 2023 review, the Governance and Human Capital Committee determined to increase certain elements of non-executive director compensation, as described below, to maintain the Company’s competitive positioning relative to peers and the general market for directors.
38 | RenaissanceRe 2024 Proxy Statement

Annual Cash Retainers. During 2023, each of our non-employee directors other than the Non-Executive Chair of the Board received an annual cash retainer of $125,000, increased from $110,000 in 2022. Our Non-Executive Chair of the Board received an annual cash retainer of $190,000. In addition, the Chairs of our Audit Committee, Governance and Human Capital Committee, and Investment and Risk Management Committee each received a committee chair cash retainer of $35,000. These amounts were consistent with the amounts paid in 2022. If a non-employee director joins the Board after the start of the fiscal year, the director will be paid a prorated retainer based on the number of regularly scheduled Board meetings anticipated to be attended as director, subject to a minimum of 50% of the annual retainer fee.
We reimburse all directors for expenses incurred in connection with service on the Board, including reimbursement of expenses incurred in connection with attending educational seminars. The Non-Executive Chair of the Board is reimbursed for expenses incurred in connection with attending certain industry events and functions. Generally, spousal travel on our corporate aircraft in connection with a business-related trip of a director is permitted, with spousal travel added to the director’s reported U.S. federal income, as applicable, based on the standard industry fare level valuation method. There is no incremental cost to us of providing this benefit and we do not reimburse the directors for the additional tax associated with this benefit.
Equity Awards. Our Governance and Human Capital Committee weighs directors’ compensation heavily in equity-based incentive awards to further align their interests with the long-term interests of our shareholders. During 2023, each non-employee director other than the Non-Executive Chair of the Board received a grant of restricted shares valued at approximately $165,000, and the Non-Executive Chair of the Board received a grant of restricted shares valued at approximately $315,000. The values of these grants was increased by $10,000 from the 2022 grants. Restricted shares granted to our non-employee directors generally vest in equal annual installments over three years. These restricted shares generally accelerate and vest on a director’s separation from service on the Board unless a director is requested to depart the Board for cause, in which case such restricted shares are forfeited. Dividends are paid currently on time-vested restricted shares. Non-employee directors who start mid-year receive a full-value annual restricted stock grant. The date of grant for such awards will be the director’s start date, and the awards will vest on the same dates as the regular director grants.
Limitation on Non-Employee Director Compensation. Pursuant to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan (the “2016 LTI Plan”), the maximum value of any awards granted to any non-employee director in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $1,500,000.
Director Equity Ownership Policy; No Hedging or Pledging
Pursuant to our equity ownership policy for independent directors, which is designed to further our goal of aligning the interests of our directors and shareholders, each of our independent directors is required to hold common shares (including vested and unvested restricted shares) having a value equal to five times their then-current annual cash retainer or such lesser amount as the director has been granted to date. Our independent directors generally are not permitted to sell any of the equity granted to them unless they have met their ownership requirements. As of December 31, 2023, all of our independent directors had satisfied their ownership requirements other than Mr. Gidumal, who did not join the Company until May 16, 2022, and Dr. Jeworrek, who did not join the Company until May 9, 2023. However, Mr. Gidumal and Dr. Jeworrek are in compliance with our guidelines because they are not required to purchase shares in the open market in order to satisfy their ownership requirements.
Our directors are subject to our anti-hedging, anti-pledging and other trading policies, which prohibit transactions in our securities outside of designated “window” periods (except pursuant to previously adopted and approved Rule 10b5-1 plans), hedging the market value of any of our securities, and short sales of, or margin loans on, our securities.
RenaissanceRe 2024 Proxy Statement | 39

Executive Officers
Our executive officers provide functional oversight of our business units and have primary responsibility for setting Company policy and decision-making authority. Our executive officers, as defined in the Exchange Act, include our Chief Executive Officer, Chief Financial Officer, Chief Portfolio Officer, Group Chief Underwriting Officer, Group General Counsel, Chief Investment Officer, and Chief Accounting Officer.
President and Chief Executive Officer Age: 57
Kevin J. O’Donnell
Mr. O’Donnell has served as our Chief Executive Officer since July 2013 and as our President since November 2012. Mr. O’Donnell has served in a number of roles since joining the Company in 1996, including Global Chief Underwriting Officer, Executive Vice President, Senior Vice President, Vice President and Assistant Vice President. Mr. O’Donnell has also served as the Chair of ClimateWise since 2022, and as a member of the U.S. Department of the Treasury Federal Advisory Committee on Insurance since 2023. He served as the Chair of the Global Reinsurance Forum from 2018 to 2020 and as the Chair of the Association of Bermuda Insurers and Reinsurers in 2017 and 2018.

Executive Vice President and Chief Financial Officer Age: 62
Robert Qutub
Mr. Qutub has served as our Executive Vice President and Chief Financial Officer since August 2016. Prior to joining RenaissanceRe, Mr. Qutub served as Chief Financial Officer and Treasurer for MSCI Inc., a leading provider of portfolio construction and risk management tools and services for global investors, from July 2012 to May 2016. Prior to MSCI Inc., Mr. Qutub was with Bank of America from November 1994 to June 2012, where he held several segment Chief Financial Officer roles. He has served on the Board of Directors of USAA Federal Savings Bank since June 2014 and also served in the United States Marine Corps.

Executive Vice President and Chief Portfolio Officer Age: 51
Ross A. Curtis
Mr. Curtis has served as our Chief Portfolio Officer since January 2023 and Executive Vice President since May 2020. Mr. Curtis has served in a number of roles since joining the Company in 1999 as a Catastrophe Reinsurance Analyst, including Group Chief Underwriting Officer from 2014 to 2022, Chief Underwriting Officer of European Operations based in London from 2010 to 2014 and Senior Vice President of Renaissance Reinsurance Ltd. in Bermuda, primarily responsible for underwriting the international and retrocessional property catastrophe portfolios and assisting in the development of our specialty reinsurance lines, from 2006 to 2010.

40 | RenaissanceRe 2024 Proxy Statement

Executive Vice President and Group Chief Underwriting Officer Age: 49
David Marra
Mr. Marra has served as our Executive Vice President and Group Chief Underwriting Officer since January 2023. Mr. Marra has served in a number of roles since joining the Company in 2008 as a Vice President, including Senior Vice President and Chief Underwriting Officer – Casualty & Specialty from 2014 to 2022, and President of Renaissance Reinsurance U.S. Inc. from 2016 to January 2023. Mr. Marra has over 25 years of insurance and reinsurance experience, including more than 15 years in the Bermuda reinsurance market in various underwriting and actuarial positions.

Executive Vice President, Group General Counsel and Corporate Secretary Age: 57
Shannon L. Bender
Ms. Bender has served as our Group General Counsel and Corporate Secretary since joining the Company in January 2021 and as Executive Vice President since June 2022, when she was promoted from Senior Vice President. Prior to joining RenaissanceRe, Ms. Bender served as Senior Vice President and Chief Corporate Counsel of CIT Group Inc. (“CIT”), a publicly listed financial and bank holding company. Prior to working at CIT, Ms. Bender was a Partner at Fried, Frank, Harris, Shriver & Jacobson LLP in New York.

Senior Vice President and Chief Investment Officer Age: 48
Sean Brosnan
Mr. Brosnan has served as our Senior Vice President and Chief Investment Officer since April 2017. Mr. Brosnan has served in a number of roles since joining the Company in 2004, including Vice President, Managing Director of Investments from 2012 to 2017 and Chief Executive Officer of Renaissance Reinsurance of Europe Unlimited Company from 2014 to 2017. Prior to joining the Company, Mr. Brosnan worked in investment and finance positions at Irish Life Investment Managers and Bank of Ireland. Mr. Brosnan is a Chartered Certified Accountant and a CFA Charterholder.

Senior Vice President and Chief Accounting Officer Age: 48
James C. Fraser
Mr. Fraser has served as our Senior Vice President and Chief Accounting Officer since December 2016. He joined RenaissanceRe in 2009 and served as our Vice President and Head of Internal Audit from 2011 through 2016. Prior to joining the Company, Mr. Fraser worked in finance and risk management positions at XL Capital and Deloitte. Mr. Fraser is a Chartered Professional Accountant and a Certified Internal Auditor.

RenaissanceRe 2024 Proxy Statement | 41

Executive Compensation

PROPOSAL 2

Advisory Vote on the Compensation of our Named Executive Officers

The Board unanimously recommends that shareholders vote FOR the approval of the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement.

Overview of Proposal
We are submitting to our shareholders an advisory vote, commonly known as a “say-on-pay” proposal, to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This advisory vote gives shareholders a mechanism to convey their views about our executive compensation program and policies. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The following resolution will be submitted for a shareholder vote at our Annual Meeting:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Company’s Annual General Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
We currently hold say-on-pay votes annually, and we expect to hold the next such vote at our 2025 Annual Meeting.
The Board urges you to review carefully the information under the heading “Executive Compensation” in this proxy statement and to vote, on an advisory basis, to approve the compensation of our named executive officers. Although your vote on executive compensation is not binding on the Board or the Company, the Board values the views of the Company’s shareholders. The Board and the Governance and Human Capital Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.
Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon.
42 | RenaissanceRe 2024 Proxy Statement

Letter from the Corporate Governance and Human Capital Management Committee
Dear Fellow Shareholders,
On behalf of RenaissanceRe’s entire Board of Directors, we want to thank you for your continued investment in our company and your support of our leadership team during this past year. As members of the Governance and Human Capital Committee, we have been thoughtful in designing an executive compensation program that drives value for you, our shareholders. Our program ties a significant portion of the compensation of our Chief Executive Officer and other named executive officers to the Company’s short- and long-term performance, and the incentives we utilize are designed to directly support our strategy and risk management practices, encourage operational and financial consistency over market cycles and promote our team-based approach.
We are proud of the strategic milestones our Company achieved during 2023, including the completion of the Validus acquisition in November. The acquisition and its quick completion would not have been possible without our Chief Executive Officer and other continuing named executive officers, who successfully executed the transaction with financial terms that made it immediately accretive to shareholders upon completion. We believe the acquisition marks a transformative point in our Company’s strategy as a global property and casualty reinsurer, as it provides additional scale, increases our importance with customers and brokers and presents the Company with significant opportunity to grow in the years ahead.
In recognition of this opportunity, this past November, the committee determined to grant a performance recognition award to our Chief Executive Officer in the form of a performance share award and a restricted share award. We thoughtfully designed this award to support leadership continuity, encourage retention and incentivize the successful integration of Validus and future outperformance by creating a structure that is rigorous and distinct from our annual compensation plan in terms of the metric, targets, performance period and management objectives. We also granted separate performance recognition awards to the other continuing named executive officers that played an integral role in the acquisition with terms similar to our annual performance share awards.
The Company engaged with shareholders this past year to seek their perspectives on our overall approach to executive compensation, as well as the performance recognition awards. The Chair of the Governance and Human Capital Committee participated in a number of these meetings and shared shareholder feedback with the Committee and our full Board. We believe the current structure of the award reflects shareholders’ preference for a rigorous, meaningful incentive to incentivize outperformance over the long-term, support leadership continuity during the critical integration period and recognize the importance of successful execution of key performance objectives that we believe will maximize the value of the acquisition. In response to shareholder feedback, we have provided enhanced disclosure around our rationale for granting the awards and the strategic terms and performance conditions we chose for the awards in this proxy statement.
We encourage you to review the following “Compensation Discussion and Analysis”. We remain committed to ongoing shareholder engagement so that our compensation practices continue to reflect shareholder input.
Sincerely,
Henry Klehm, III, Chair
Cynthia Trudell
David Bushnell
RenaissanceRe 2024 Proxy Statement | 43

Compensation Discussion and Analysis
Our named executive officers are:
Kevin J. O’Donnell President and Chief Executive Officer	Robert Qutub Executive Vice President and Chief Financial Officer	Ross A. Curtis Executive Vice President and Chief Portfolio Officer	David Marra Executive Vice President and Group Chief Underwriting Officer	Shannon L. Bender Executive Vice President, Group General Counsel and Corporate Secretary	Ian D. Branagan former Executive Vice President and Group Chief Risk Officer
Executive Summary
Our Strategy and Compensation Philosophy
RenaissanceRe is a global provider of reinsurance and insurance. Our mission is to match desirable risk with efficient capital to achieve our vision of being the best underwriter. We believe that this will allow us to produce superior returns for our shareholders over the long term, and to enable our purpose of protecting communities and enabling prosperity. We seek to accomplish these goals by (i) being a trusted, long-term partner to our customers for assessing and managing risk, (ii) delivering responsive and innovative solutions, (iii) leveraging our core capabilities of risk assessment and information management, (iv) investing in these core capabilities in order to serve our customers across market cycles, and (v) keeping our promises. Our strategy focuses on operating as an integrated system of three competitive advantages: superior risk selection, superior customer relationships and superior capital management.
We have a team-based approach to leading, managing and operating the Company. Our executives develop and implement our strategy on a Company-wide basis, in addition to being responsible for their specific business units and functions. Our executive compensation program is designed to reflect this approach, rewarding executives based on overall Company performance.

Over the last several years, we have executed on our multi-year strategy to transform our business and position RenaissanceRe to succeed in the rapidly evolving reinsurance market. On November 1, 2023, we completed the Validus acquisition, which was immediately accretive to our shareholders. We believe that the Validus acquisition further accelerated our strategy as a global property and casualty reinsurer, providing additional scale and increasing our importance with customers and brokers. Through the Validus acquisition, we gained access to a large, attractive book of reinsurance business that was closely aligned with our existing business mix, accelerating our growth in a favorable market. We believe our increased scale following the Validus acquisition positions us among the five largest global property and casualty reinsurers. Our Chief Executive Officer and other continuing named executive officers were instrumental in driving the financial terms of the transaction and its successful execution, as well as the ongoing integration of Validus.
Over the last 10 years, we have made key strategic decisions to build the capabilities and scale that we believe will allow us to generate superior returns in an evolving marketplace. We have differentiated and selectively grown our underwriting portfolio in response to market conditions and the ongoing impacts of climate change. Over time, we have successfully grown our three principal drivers of profit: underwriting income; fee income; and investment income. We believe the successful implementation of our strategy is a reflection of the experience and skill of our leadership, including our named executive officers, along with our superior underwriting expertise. With these
44 | RenaissanceRe 2024 Proxy Statement

changes and our general increase in scale, we have become a more complex organization, requiring enhanced management and Board oversight to appropriately align our enterprise risk management to maximize shareholder returns and support the long-term sustainability of the Company.
2023 Executive Compensation Highlights
To achieve the goals of our executive compensation program, the Governance and Human Capital Committee ties a significant portion of the compensation of our Chief Executive Officer and other named executive officers to the Company’s short- and long-term performance. We measure success against a mix of key performance metrics, the majority of which are objectively measurable. We believe this mix of metrics aligns the interests of our executives and shareholders and rewards our Chief Executive Officer and other named executive officers for delivering strong performance on our strategic plan without incentivizing excessive risk taking.
2023 Annual Target Pay Mix

Term	Pay	Component	Description	Performance Period/Metrics
Short-Term		**Salary**	Fixed component of compensation	• Reflects expertise and scope of responsibilities in a competitive market for executive talent
Short-Term	At-Risk Pay	**Annual Incentive Bonus**	Annual, at-risk cash incentive program designed to promote achievement of financial metrics and strategic accomplishments against pre-defined targets that support long-term growth and operational efficiencies	▪ **One-year** performance period ▪ Metrics (weighting): • Combined ratio rank relative to peers **(16.7%)** • Ratio of operating return on average common equity to peer median **(33.3%)** • Ratio of actual gross premiums written to budget **(16.7%)** • Board-approved strategic accomplishments **(33.3%)**
Long-Term	At-Risk Pay	**Long-Term Incentive Awards** (At-risk, long-term, equity-based compensation to encourage multi-year performance and retention)	**Time-Vested Restricted Shares** ▪ Subject to service-based vesting ▪ Comprise **50%** of annual long-term incentive awards for all named executive officers	▪ **Four-year** vesting period (equal annual installments)
Long-Term	At-Risk Pay		**Performance Shares** ▪ Subject to both performance- and service-based vesting ▪ Comprise **50%** of annual long-term incentive awards for all named executive officers	▪ **Three-year** performance/vesting period ▪ Metrics (weighting): • Average change in book value per common share plus change in accumulated dividends **(75%)** • Average underwriting expense ratio rank compared to peers **(25%)**

RenaissanceRe 2024 Proxy Statement | 45

The Governance and Human Capital Committee does not mandate a specific allocation among the compensation components, but believes that a majority of total direct compensation should be at-risk and subject to the achievement of performance objectives and/or our stock price performance as well as service-based criteria. While all of our named executive officers have a significant portion of their compensation at-risk, their annual target pay mix varies in accordance with their roles and responsibilities. Mr. O’Donnell has the highest overall percentage of performance-based and at-risk pay, followed by the other continuing named executive officers, who report to Mr. O’Donnell and are members of our management governance committee, along with Mr. O’Donnell.
The Governance and Human Capital Committee conducted an in-depth assessment of the competitive pay environment in 2023 with input from its independent compensation consultant, Mercer, and determined that the compensation program continued to reflect the needs of the Company, with the majority of executive pay being at-risk and subject to successful execution against pre-set performance metrics. The annual target pay mixes for the named executive officers were generally consistent with the prior year, except for Mr. Marra and Ms. Bender, whose target pay mixes became more heavily weighted towards at-risk pay, as their roles changed and responsibilities increased during the year, with Mr. Marra being promoted to Executive Vice President and Group Chief Underwriting Officer and joining the management governance committee in January 2023, and Ms. Bender being promoted to Executive Vice President, Group General Counsel and Corporate Secretary and joining the management governance committee in June 2022. The details of the pay mix are discussed below under “Principal Components of Our Executive Compensation Program.”
In November 2023, we granted performance recognition awards to our continuing named executive officers. Those awards are excluded from the target pay mix in the charts below as they do not represent an annual component of compensation and are described in more detail in “2023 Performance Recognition Awards” below.
The annual target pay mix for our Chief Executive Officer and each of our other continuing named executive officers for 2023 was:

Kevin J. O'Donnell
13%
Salary
30%
Annual Incentive Bonus
28%
Performance Shares
28%
Time-Vested Restricted Shares
87% At-Risk
Robert Qutub
18%
Salary
27%
Annual Incentive Bonus
27%
Performance Shares
27%
Time-Vested Restricted Shares
82% At-Risk
Ross A. Curtis
18%
Salary
27%
Annual Incentive Bonus
27%
Performance Shares
27%
Time-Vested Restricted Shares
82% At-Risk
David Marra
23%
Salary
34%
Annual Incentive Bonus
22%
Performance Shares
22%
Time-Vested Restricted Shares
77% At-Risk
Shannon L. Bender
24%
Salary
36%
Annual Incentive Bonus
20%
Performance Shares
20%
Time-Vested Restricted Shares
76% At-Risk

*	Due to rounding, percentages may not total precisely.
46 | RenaissanceRe 2024 Proxy Statement

2023 Performance Recognition Awards
Following the successful acquisition of Validus in November 2023, the Governance and Human Capital Committee granted performance recognition awards to Mr. O’Donnell and the other continuing named executive officers. The awards are intended to incentivize significant outperformance, support leadership continuity through the critical integration period of Validus and recognize the significant additional managerial and oversight responsibilities taken on by our Chief Executive Officer that will be required to maximize the value of the Validus acquisition.

RenaissanceRe 2024 Proxy Statement | 47

Link Between Pay and Performance for 2023
When reviewing the performance and considering the compensation of our named executive officers, the Governance and Human Capital Committee considers our strategic, operational and financial performance over both the short and long term. The Governance and Human Capital Committee evaluates and sets performance goals that are designed to be rigorous, with the goals set at the time of grant for all performance-based compensation.
In 2023, we benefitted from strong execution of our consistent long-term strategy. We believe that the Validus acquisition further accelerated our strategy at a critical juncture in the reinsurance cycle. With respect to the performance metrics applicable to our annual incentive bonus, we saw strong performance against our strategic plan, with the highest operating return on average common equity in our peer group, the best combined ratio in our peer group, and gross premiums written above budget. As a result, our 2023 annual incentive bonuses paid out at 182% of target.
For metrics applicable to our performance share awards, we achieved above-target performance on both metrics – average change in book value per common share plus change in accumulated dividends over the three-year performance cycle and three-year average underwriting expense ratio rank compared to peers. As a result, our performance shares for the 2021 to 2023 performance period paid out at 190%. The graphic below provides supplemental disclosure and should not be viewed as a substitute for the disclosure included in “Pay Versus Performance.”

(1)	Operating return on average common equity is a non-GAAP financial measure used in our annual incentive bonus program. A reconciliation of non-GAAP financial measures is included in “Appendix A.”
(2)	The calculation of these metrics is described in more detail in “2023 Performance Share Metrics” below.
48 | RenaissanceRe 2024 Proxy Statement

Executive Compensation Best Practices
We have always been, and remain, committed to continually reviewing and improving our executive compensation program to reflect the views of our shareholders and implement commonly-viewed best practices. Some highlights of the best practices we have implemented in our executive compensation program include the following:

Tie Pay to Performance, with a Goal-Setting Process Aligned to Shareholder Returns
Robust Share Ownership Guidelines
Clawback Policy for Incentive Compensation
Minimum Vesting Periods for Equity Awards
Independent Compensation Consultant
Active Shareholder Engagement
Maximum Payout Cap for Long-Term Incentives and Annual Incentive Bonus
Double-Trigger Severance and Vesting in the Event of a Change in Control
Fixed Share Reserve for Equity Awards

No Tax Gross-ups for Excise Taxes or Perquisites
No Special Retirement Arrangements for Executive Officers
No Option or Stock Appreciation Rights Repricing
No Hedging, Pledging or Unapproved Trading Plans
No Dividends or Dividend Equivalents Paid on Unvested Performance Shares
No Vesting of Performance Shares if Threshold Performance Not Met

Shareholder Engagement
We recognize the value of engaging in a dialogue with our shareholders to solicit their views and input. Our ongoing engagement includes interactions led by our investor relations team with many of our largest shareholders, and regular participation by members of our executive leadership in investor conferences. Members of senior management also engage with investors in meetings that are primarily focused on corporate governance, executive compensation, and sustainability topics, some of which are led by an independent director. Our Board appreciates the insights gained in these discussions and receives a summary of shareholder engagement at each quarterly Board meeting. The Governance and Human Capital Committee is also provided with a detailed summary of direct shareholder communications at each quarterly committee meeting.

RenaissanceRe 2024 Proxy Statement | 49

In early 2024, we conducted targeted governance-focused outreach to shareholders representing 53% of shares outstanding and engaged with all shareholders who accepted the outreach request, encompassing 39% of shares outstanding. Of these meetings, the Chair of the Governance and Human Capital Committee, Mr. Henry Klehm, III, alongside members of the senior management team, led engagements with shareholders representing 18% of shares outstanding. Discussions focused on key business, compensation and board topics, with an emphasis on the Validus acquisition, recently granted performance recognition awards for executives and the Company’s approach to board structure and composition.
Investors generally expressed understanding and were supportive of the Governance and Human Capital Committee’s rationale for granting the performance recognition awards, which are intended to incentivize outperformance, support leadership continuity through the critical integration period of Validus and recognize the significant additional responsibilities taken on by our Chief Executive Officer to maximize the value of acquisition. Regarding the structure of the Chief Executive Officer’s performance recognition award, investors sought clarity on its differentiation from the performance-based incentives granted as part of the annual compensation program, as well as the specific metrics tied to the management-related performance objectives for Mr. O’Donnell. In response to shareholder feedback heard during these meetings, we have provided additional detail regarding the unique metrics, time horizon, rigor and performance evaluation of the performance recognition awards in comparison to our annual compensation program, and the Governance and Human Capital Committee’s rationale for the award structure. See “2023 Performance Recognition Awards” in this “Compensation Discussion and Analysis” section for additional disclosure.
Our Say-on-Pay Vote
2023 Say-on-Pay Vote Result
We believe the results of the annual advisory “say-on-pay” vote at our 2023 Annual General Meeting of Shareholders, where approximately 94% of the votes cast were in support of the compensation of our named executive officers, indicate strong shareholder support of our programs. After considering the 2023 say-on-pay results as well as the feedback received during our engagement with shareholders, the Governance and Human Capital Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the structure of the Company’s executive compensation program in response to the 2023 say-on-pay vote.

Executive Compensation Determination Process
In order to design an executive compensation program that aligns the interests of our executives with the long-term interests of our shareholders, our Governance and Human Capital Committee leads a rigorous and continuous process evaluating our executive compensation program throughout the year.

Assess	▪ Feedback on compensation program from shareholder outreach, as well as through annual say-on-pay vote ▪ Market data with our independent compensation consultant to determine competitiveness ▪ Alignment of performance measures with our overall strategy ▪ Ability of our incentive plan to attract, motivate and retain highly talented executive officers ▪ Annual risk review of our compensation structure, elements and incentives ▪ Makeup of peer group
Establish	▪ Performance metrics for short- and long-term awards ▪ Specific targets, thresholds and maximums for each performance metric ▪ Relevant compensation and performance share peer groups ▪ Performance goals for our Chief Executive Officer ▪ Salary and target annual incentive bonus levels for our named executive officers
Monitor	▪ Regular discussions with management and our independent compensation consultant ▪ Executive sessions during regular quarterly Board meetings to review progress against financial and strategic goals
Approve	▪ Performance metric results for short- and long-term awards ▪ Achievement of strategic objectives for annual incentive bonuses ▪ Final total compensation for our Chief Executive Officer and each named executive officer

50 | RenaissanceRe 2024 Proxy Statement

Roles and Responsibilities
Governance and Human Capital Committee

Our Governance and Human Capital Committee establishes and oversees our executive compensation philosophy and has primary responsibility for overseeing executive compensation policies and programs
• Determines all aspects of our Chief Executive Officer’s compensation
• Approves compensation for all other named executive officers, after considering the Chief Executive Officer’s recommendations
• Meets at least quarterly, and meetings may include other members of the Board, members of management and third-party advisors
• Conducts an executive session at each meeting with no members of management present
• Only committee members may vote on committee matters
• The Governance and Human Capital Committee’s responsibilities with respect to compensation are set forth in its charter, and are described in more detail above under “Corporate Governance and Human Capital Management Committee”

Independent Compensation Consultant

The Governance and Human Capital Committee has retained Mercer as its independent compensation consultant to provide market intelligence on compensation trends, views and recommendations with respect to our compensation programs, and analyses and recommendations with respect to the amount and form of senior executive and director compensation.

Assessment of Independence
• During 2023, the Governance and Human Capital Committee renewed its engagement of Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh McLennan”) as its independent compensation consultant
• No member of management or the Governance and Human Capital Committee has any contractual or pecuniary arrangement with Mercer
• During 2023, Mercer performed compensation advisory services on behalf of the Governance and Human Capital Committee. We incurred fees in 2023 in respect of these engagements totaling approximately $586,000. The Governance and Human Capital Committee approved fees for all compensation advisory services
• Other subsidiaries of Marsh McLennan acted as a broker or agent with respect to 33% of our gross premiums written and 28.2% of ceded written premiums in 2023, and provided $15,000 of investment consulting services
• After considering the independence factors under the NYSE listing standards, the Governance and Human Capital Committee has assessed the independence of Mercer pursuant to the SEC rules and the NYSE listing standards and has concluded that the engagement did not raise any conflicts of interest

Management

Our executive officers and key members of our human resources function help support the Governance and Human Capital Committee’s executive compensation process, and collaborate on the development of our strategic plan, which the Governance and Human Capital Committee uses as the basis for setting the goals and targets for our performance-based compensation

Chief Executive Officer
• Regularly attends and participates in portions of the Governance and Human Capital Committee’s meetings
• Provides the Governance and Human Capital Committee with strategic context regarding our products, underwriting and operational risks, strategy and performance, and shareholder value-creation over time
• Collaborates with the Governance and Human Capital Committee on matters such as the alignment of our incentive plan performance measures with our overall strategy and the impact of the design of our equity incentive awards on our ability to attract, motivate and retain highly talented executive officers
• Makes recommendations regarding the compensation of executive officers who report to him, including our named executive officers, and provides feedback on their performance

RenaissanceRe 2024 Proxy Statement | 51

Peer Group
The Market for Talent
Our ability to attract and retain talented executive officers is critical to achieving our strategic goals. We believe that the pool of candidates that meet our criteria is small and that competition for talent continues to increase.
While the Governance and Human Capital Committee does not target specific compensation component levels or total compensation of the named executive officers against market data, it periodically assesses the competitiveness of the compensation levels of our named executive officers and considers the overall competitive market in which we operate. With the assistance of management and its independent compensation consultant, Mercer, the Governance and Human Capital Committee uses market data of a group of peer companies to conduct this assessment.
Peer Selection
The Governance and Human Capital Committee dedicates significant time and effort to developing a relevant compensation peer group for the Company and works with Mercer and management to regularly review and assess the peer group to evaluate its continued applicability. Our compensation peer group is used to set and analyze our executive compensation program and levels. It is composed of companies with significant reinsurance operations and risk portfolios that are comparable to ours, taking into account the criteria described below.
In selecting peers, the Governance and Human Capital Committee considers the following key criteria:
Key Criteria When Identifying Peer Group Companies
Companies that have a similar business and whose results are driven by a similar risk portfolio
• The companies in our compensation peer group are companies with which we compete for business.
• The companies are in risk-bearing businesses with significant reinsurance operations and risk portfolios, with similar financial characteristics.

Company size, by revenue and market capitalization
• We consider both the revenue and market capitalization of prospective peer companies.
• Our market presence and financial position are broadly comparable with our compensation peer group as a whole and with the individual companies that comprise it.
• We include some companies with higher revenues because they are our primary competitors for both business and executive talent and the number of similarly sized competitors continues to shrink due to industry consolidation.
• We review the competitive pay information for all companies individually, rather than relying on average or other summary statistics that may be distorted by outliers, to mitigate against the risk that the competitive analysis being unduly influenced by the larger companies.

Companies we compete with for qualified executive talent
• The companies in our compensation peer group are companies with which we compete for executive talent and from which we seek to attract qualified executives.
• The companies have similar professional skill and talent needs.
• We consider companies who select us for inclusion in their peer group.

Companies located in similar jurisdictions	• Companies in similar jurisdictions to us are in competitive pay markets with similar pay practices.
Consistency from year-to-year	• We seek to maintain consistency in the peer group from year-to-year, to the extent appropriate to support long-term alignment of goal measurement.
In February 2023, in consultation with Mercer, the Governance and Human Capital Committee conducted its regular review and assessment of our existing peer group, including consideration of new peers that align with our peer selection criteria, particularly as the Company continues to grow. Following this review, the Governance and Human Capital Committee determined the composition of our compensation peer group for 2023. Alleghany Corporation was removed following its acquisition by Berkshire Hathaway Inc. in 2022, and American Financial Group, Enstar Group Limited, The Hanover Insurance Group, Inc., and Selective
52 | RenaissanceRe 2024 Proxy Statement

Insurance Group, Inc. were added as it was determined that they aligned with the Company’s selection criteria, in particular due to their size, position in the industry, and general peer alignment and overlap. The following twelve companies comprised our compensation peer group for 2023:
2023 Compensation Peer Group			Overlap with Selected Peers 75% of the companies in our compensation peer group that disclosed a peer group for compensation purposes in their 2023 proxy statements also listed us as a peer.
• American Financial Group, Inc. • Arch Capital Group Ltd. • Argo Group International Holdings, Ltd.(1) • Axis Capital Holdings Limited	• Enstar Group Limited • Everest Group, Ltd. • Greenlight Capital Re, Ltd. • The Hanover Insurance Group, Inc. • Markel Group Inc.	• Selective Insurance Group, Inc. • SiriusPoint Ltd. • W. R. Berkley Corporation
(1)
On November 16, 2023, Brookfield Reinsurance Ltd. completed its previously announced acquisition of Argo Group International Holdings, Ltd. Argo Group International Holdings, Ltd. was included in our peer group for compensation decisions made prior to the acquisition.

Due to industry consolidation, the number of standalone publicly traded companies that meet the above criteria has decreased over the past several years. Nevertheless, we believe this is still a carefully considered peer group comprised of companies that we compete with for business, executive talent or both. We also monitor the compensation practices of other non-traditional entrants into our industry with which we compete for talent to inform our compensation program design and determinations.
As discussed below under “Principal Components of our Executive Compensation Program,” in addition to our compensation peer group, we also have peer groups against which we measure certain performance metrics for annual incentive bonuses and performance shares.
Managing Dilution
Management and the Governance and Human Capital Committee balance the goal of aligning the interests of our executives and employees with the long-term interests of shareholders with active monitoring of our equity-based grant practices and potential for shareholder dilution. In determining 2023 equity-based grants, including the 2023 performance recognition awards, the Governance and Human Capital Committee and the Board considered our prior equity grant practices, currently outstanding equity awards, and the impact on shareholder dilution of these instruments and of contemplated grants. We periodically analyze the impact of our equity-based grants on dilution and share plan utilization models used by our institutional shareholders and by third parties who issue proxy voting recommendations.
Principal Components of Our Executive Compensation Program
Salary
Base salaries provide a fixed component of compensation at a competitive level to attract and retain executives. Salaries for our named executive officers are based on several factors, including the scope of job responsibilities, experience, expertise, performance and competitive market compensation. From time to time, salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations. In 2023, Mr. Qutub and Mr. Marra received 3.8% and 3.7% salary increases, respectively, to align further with the competitive market as supported by competitive practices data provided by our independent compensation consultant. Ms. Bender’s salary was increased 20% over the course of 2023 to reflect her increased responsibilities and the competitive market.
Name	2022 Salary	2023 Salary	% Increase
Kevin J. O’Donnell	$1,180,000	$1,180,000	—
Robert Qutub	$650,000	$675,000	3.8%
Ross A. Curtis	$725,000	$725,000	—
David Marra	$675,000	$700,000	3.7%
Shannon L. Bender	$500,000	$600,000	20.0%
Ian D. Branagan(1)	£515,000	£515,000	—
(1)	Mr. Branagan separated as an employee, effective September 1, 2023. The amount reported reflects his base salary at the time of his departure.
RenaissanceRe 2024 Proxy Statement | 53

Annual Incentive Bonus
Our annual incentive bonus contributes to the alignment of compensation and corporate performance for our named executive officers and other employees. Amounts are earned based on our attainment of both financial measures and quantitative and qualitative strategic and operating accomplishments, representing a form of variable pay. The Governance and Human Capital Committee and management believe that quantitative results should be the primary, but not the sole, measure of executive performance. This is because our business is subject to significant volatility over the short- and intermediate-term due to our exposure to catastrophic events, which makes it difficult to evaluate performance purely on a quantitative basis. This mix of qualitative and quantitative objectives is chosen to encourage underwriting discipline and to discourage excessive or inappropriate risk taking. The objectives also emphasize the investment of time and resources in projects to increase scalability and efficiency that will benefit shareholders over the long term. When considered together with the other components of our program that utilize different performance metrics and time frames, we believe this mix helps ensure that short-term corporate performance is not pursued at the expense of long-term shareholder value creation.
We believe that our performance-based annual incentive bonus process fosters relative internal pay equity and aligns employees with overall corporate results in a manner consistent with our team-based compensation philosophy and organizational culture.
Annual Incentive Bonus Mechanics
At the beginning of each year, in connection with its annual compensation review, the Governance and Human Capital Committee determines a target level for each named executive officer’s annual incentive bonus. At the same time, the Governance and Human Capital Committee selects and approves the financial performance metrics and strategic accomplishments that will be used to determine the ultimate amount of the annual incentive bonus. This includes establishing specific targets, thresholds and maximums for each of the performance metrics.
Following year end, the Governance and Human Capital Committee measures our performance against the approved financial metrics and strategic accomplishments to determine a “business performance factor.” The business performance factor is equal to the sum of the outcomes for each performance metric, calculated as the percentage achievement multiplied by its relative weight, and subject to a maximum. Bonus allocations for all employees, including our named executive officers, are then made from a pool funded by multiplying the aggregate target bonuses by the business performance factor after adjusting for individual performance and contributions.
2023 Annual Incentive Bonus Determinations
The target levels, as a percentage of base salary, for Messrs. O’Donnell, Qutub, Curtis and Branagan’s 2023 annual incentive bonuses were the same as the 2022 levels. Mr. Marra’s and Ms. Bender’s targets were increased to reflect their increased responsibilities and promotions, and to bring their target levels in line with the other members of the management governance committee as well as the competitive market.
Name	2022 Target (% of Salary)	2023 Target (% of Salary)
Kevin J. O’Donnell	225%	225%
Robert Qutub	150%	150%
Ross A. Curtis	150%	150%
David Marra	100%	150%
Shannon L. Bender	90%	150%
Ian D. Branagan	150%	150%
These amounts were determined by the Governance and Human Capital Committee based on its annual analysis of the competitiveness of our executive compensation program, which is conducted with the assistance of Mercer. The Governance and Human Capital Committee believes these amounts reflect our competitive position in the industry and support our goal of having a significant portion of our named executive officer pay be at-risk.
54 | RenaissanceRe 2024 Proxy Statement

Performance Metrics
For 2023, the Governance and Human Capital Committee approved a mix of financial performance metrics and strategic accomplishments in its annual incentive bonus determinations, as set forth below. The Governance and Human Capital Committee believes that each financial performance metric represents an important measure of the financial success of our business, and, together with the strategic accomplishments, serve to balance risk and reward and drive achievement of our strategic goals.
The performance metrics approved by the Governance and Human Capital Committee for 2023 are set forth below. The financial performance metrics were the same as those used in the 2022 program.

We believe that the targets for our 2023 financial performance metrics illustrate our rigorous goal setting.
• Relative performance metrics – combined ratio rank versus peers (16.7%) and ratio of operating return on average common equity to peer median (33.3%) – target outperformance against our peers.
• Absolute performance metric – ratio of actual gross written premiums to budget (16.7%) – increased the targeted gross premiums written by approximately 7% to reflect anticipated growth in 2023. This was in addition to the 13% increase in the target in 2022 and the 29% increase in the target in 2021. In each of these years, we surpassed the growth targets while maintaining our strategy and strict underwriting discipline.

Our achievements against the strategic accomplishments (33.3%) approved by the Board for 2023 included:

RenaissanceRe 2024 Proxy Statement | 55

To determine relative operating return on average common equity and combined ratio rank relative to our peers for purposes of determining the payout of our annual incentive bonus for 2023, the Governance and Human Capital Committee, in consultation with Mercer and management, selected an expanded group of peers that included nine of the companies in our compensation peer group, plus eight additional companies. Subsequent to selecting the annual incentive bonus peer group, Argo Group International Holdings, Ltd. was acquired in 2023 and was removed from the annual incentive bonus peer group, and the Governance and Human Capital Committee determined that data for five of the European peers would not be available due to accounting changes relating to the timing of recognition of contracts under International Financial Reporting Standard 17, Insurance Contracts (“IFRS 17”) rather than on a GAAP basis, and those five were removed from the peer group. The following 11 companies comprised our annual incentive bonus peer group for 2023:
2023 Annual Incentive Bonus Peer Group
• Arch Capital Group Ltd. • Axis Capital Holdings Limited • Everest Group, Ltd. • Global Indemnity Group, LLC	• Greenlight Capital Re, Ltd. • James River Group Holdings, Ltd. • Markel Group Inc. • Selective Insurance Group, Inc.	• Swiss Re Ltd • SiriusPoint Ltd. • W. R. Berkley Corporation
Full details of the specific targets, thresholds and maximums for each metric, as well as the actual results for 2023, are set forth in the graphic below. For each performance metric, an actual result below the set threshold would result in no payout related to that metric.

Combined Ratio = 77.9%
Rank 12 (best in group)

Operating ROE = 29.3%
217% of peer median

GPW = $8.9B
106% of budget

Strategic Projects
Score = 2.72

	Performance Metrics	Goals[1] Threshold	Target	Maximum	Actual	Payout as a % of target	Weight
Financial Performance Metrics	Combined Ratio Rank vs. Peers[2]	Rank 5	Rank 7	Rank 12	Rank 12	200%	16.7%
	Payout %:	25%	100%	200%			
	Ratio of Operating Return on Average Common Equity to Median Peer Group Operating Return on Average Common Equity[2/3]	70%	100%	≥200%	217%	200%	33.3%
	Payout %:	70%	100%	200%			
	Ratio of Actual Gross Premiums Written to Budget	70%	100%	≥160%	106%	110%	16.7%
	Payout %:	50%	100%	200%			
Strategic Accomplishments	Strategic Projects Score[4]	0.90	1.80	≥2.8	2.72	192%	33.3%
	Payout %:	10%	100%	200%			

Bonus Pool Funding
182%

(1)	Actual payout between threshold and target and target and maximum is determined by straight-line interpolation. Performance below threshold results in no payout for the applicable metric.
(2)	To calculate, we compared our performance to our annual incentive bonus peer group for 2023, which is described above.
(3)	Operating return on average common equity is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures is included in “Appendix A” to this proxy statement.
(4)
With input from management and in conjunction with the Board’s annual review of our strategic plan, the Governance and Human Capital Committee evaluates performance on the pre-established strategic accomplishments, resulting in a score between 0 and 3.0, which translates to a specific payout on the pre-established payout schedule.

56 | RenaissanceRe 2024 Proxy Statement

2023 Payout Determination
In February 2024, the Governance and Human Capital Committee reviewed the Company’s performance for the 2023 fiscal year and the payout formula for determining the business performance factor. Performance against financial metrics is calculated formulaically based on actual results and the Governance and Human Capital Committee determined that it would not exercise discretion to reduce the payout determination. To determine performance against strategic accomplishments, the Governance and Human Capital Committee reviews detailed information provided by management regarding progress on each of the various pre-established goals and consults with the Audit Committee, the Investment and Risk Management Committee, and the Non-Executive Chair of the Board, then gives a score to each area and averages the results to determine a final “strategic projects score” that corresponds to a pre-established payout percentage. The Governance and Human Capital Committee believes that, as discussed above under “Link Between Pay and Performance for 2023,” the Company performed very well against the pre-established strategic accomplishments for the annual incentive bonuses for 2023.
Based on our actual performance achievements, the Governance and Human Capital Committee established an overall business performance factor of 182% of target for 2023 (in accordance with the formula described above) and determined that the actual annual incentive bonus for 2023 for each named executive officer would be equal to our business performance factor of 182%, multiplied by his target bonus amount.
The target and actual annual incentive bonuses for 2023 for each of our named executive officers, as determined by the Governance and Human Capital Committee, are set forth in the table below:
Name	Base Salary ($)	Target 2023 Bonus as a Percent of Base Salary (%)	Target 2023 Bonus ($)	Actual 2023 Bonus ($)
Kevin J. O’Donnell	1,180,000	225%	2,655,000	4,832,100
Robert Qutub	675,000	150%	1,012,500	1,842,750
Ross A. Curtis	725,000	150%	1,087,500	1,979,250
David Marra	700,000	150%	1,050,000	1,911,000
Shannon L. Bender	600,000	150%	900,000	1,638,000
Ian D. Branagan(1)	655,647	150%	983,470	—
(1)
Mr. Branagan departed the Company effective September 1, 2023 and therefore did not receive payment of his 2023 bonus. His separation payments are discussed below under “Potential Payments Upon Termination or Change in Control.” His salary was converted into U.S. dollars at the exchange rate of 1.27 as of December 31, 2023.

Long-Term Incentives
Performance shares made up 50% of the annual long-term incentive awards for named executive officers that received performance shares in March 2023 and 100% of the performance recognition awards for named executive officers in November 2023

Our long-term incentive awards link the compensation of our named executive officers directly to corporate performance over the long term. These awards make up a significant component of total direct compensation. For all of our named executive officers, the long-term incentive award consisted of a combination of performance shares and time-vested restricted shares. The combination of awards with performance-based and service-based vesting supports our pay-for-performance philosophy by encouraging long-term performance, retention and shareholder value-creation and fostering an ownership culture.

Long-Term Incentive Award Mechanics
The Governance and Human Capital Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. Generally, the Governance and Human Capital Committee makes annual long-term incentive awards to the named executive officers in connection with its annual review of compensation in the first quarter of the year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Governance and Human Capital Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. The annual grants have historically had an effective date of March 1 of each year. The Governance and Human Capital Committee may also grant equity awards from time to time to reflect promotions, special achievements, new hires or retention needs.
Time-vested restricted shares generally vest in four equal annual installments subject to continued service with the Company. Performance share awards generally have a three-year performance period, and cliff vest at the end of a three-year service period.
RenaissanceRe 2024 Proxy Statement | 57

The Governance and Human Capital Committee reviews the terms and conditions of our performance shares at least annually to assess alignment with our strategic plan. It selects the performance metric or metrics that will be used, and sets specific targets, thresholds and maximums.
Dividends are generally payable currently with respect to time-vested restricted shares. Dividends are accrued on unvested performance shares and are paid without interest at the same time as the underlying shares vest. No dividends are paid on forfeited performance shares.
2023 Long-Term Incentive Award Determinations
2023 Grants of Annual Equity Awards
In 2023, the Governance and Human Capital Committee granted each named executive officer an annual long-term incentive award. The award was split evenly between performance shares and restricted shares for all named executive officers.
The total target values and composition of the annual long-term incentive awards made in 2023 were based on the named executive officers’ responsibilities, performance and contributions during the previous year. The total target value of Mr. O’Donnell’s award was consistent with the prior year, and Mr. Marra’s total target value decreased slightly from 2022. The total target values of the awards for other named executive officers increased from the prior year to reflect their strong execution of our strategy and our success against our previously established goals. For Ms. Bender, her target value was also increased to bring her target levels in line with the other members of the management governance committee and to reflect her increased responsibilities following her promotion. In addition, consistent with other members of the management governance committee, Mr. Marra and Ms. Bender received 50% of their awards in the form of performance shares. Their previous annual awards were time-vested restricted shares only. The majority of the increases in total direct compensation in 2023 were delivered through these long-term incentive awards, reflecting our desire to align our executives with the long-term interests of our shareholders and incentivize multi-year retention.
The annual long-term incentive awards granted to our named executive officers in 2023 are set forth in the following table:
Name	Performance Shares(1) ($)	Time-Vested Restricted Shares ($)	Total Target Long- Term Equity-Based Incentive Award ($)
Kevin J. O’Donnell	2,507,459	2,507,459	5,014,918
Robert Qutub	1,012,323	1,012,323	2,024,646
Ross A. Curtis	1,106,149	1,106,149	2,212,298
David Marra	674,809	674,809	1,349,618
Shannon L. Bender	499,971	499,971	999,942
Ian D. Branagan	977,789	977,789	1,955,578
(1)	The values of the performance shares are shown at target based on the closing price of our common shares on the date of grant.
2023 Performance Share Metrics
In 2023, the Governance and Human Capital Committee granted annual performance share awards with the same terms and metrics as the awards it granted in 2022, which include a three-year performance period and two performance metrics. The Governance and Human Capital Committee believes these terms and metrics continue to align with the Company’s current business, risk and investment portfolios.
Metrics	Weighting
Average change in book value per common share plus change in accumulated dividends during the three-year performance period	75%
Three-year average underwriting expense ratio rank compared to peers	25%
Key Features
• Assuming performance conditions are met, cliff vest after three years, subject to continued service.
• In the event that industry-wide losses during a performance year are greater than a pre-set magnitude determined at the time of grant and change in book value per common share plus change in accumulated dividends for that performance year is below the set threshold, the book value per common share plus change in accumulated dividends for the performance year will be set at the threshold achievement level, unless the Governance and Human Capital Committee determines to apply below threshold achievement due to performance against modelled outcomes for such an event being outside of the acceptable modelled range.

58 | RenaissanceRe 2024 Proxy Statement

In addition, consistent with the 2022 performance share awards, the maximum payout for the 2023 performance share awards is 200% for all named executive officers. The performance metrics and corresponding vesting levels for the 2023 performance share awards are set forth in the following table:
Hurdle	Average Change in Book Value per Common Share plus Change in Accumulated Dividends	Vesting Level (as Percent of Target)	Average Underwriting Expense Ratio Rank	Vesting Level (as Percent of Target)
Below Threshold	< 3.5%	0%	< 7	0%
Threshold	3.5%	35%	7	35%
Target	7%	100%	10	100%
Maximum	14%	200%	18	200%
If performance falls between threshold and target or between target and maximum, vesting level (as a percent of target) is determined using linear interpolation. The Governance and Human Capital Committee has the authority to consider downward adjustments in conjunction with any vesting of performance shares but may not make any upward adjustments.
To determine average underwriting expense ratio rank relative to our peers for the purposes of payout of our performance shares granted in 2023, the Governance and Human Capital Committee, in consultation with Mercer and management, selected an expanded group of peers that included nine of the companies in our compensation peer group, plus eight additional companies. The following 17 companies comprised our performance share peer group for 2023 awards:
2023 Performance Share Peer Group
• Arch Capital Group Ltd. • Argo Group International Holdings, Ltd.(1) • Axis Capital Holdings Limited • Beazley PLC	• Everest Group, Ltd. • Global Indemnity Group LLC • Greenlight Capital Re, Ltd. • Hiscox Ltd • James River Group Holdings, Ltd.	• Lancashire Holdings Limited • Markel Group Inc. • Munich Re • SCOR SE • Selective Insurance Group, Inc.	• SiriusPoint Ltd. • Swiss Re Ltd • W. R. Berkley Corporation
(1)
On November 16, 2023, Brookfield Reinsurance Ltd. completed its previously announced acquisition of Argo Group International Holdings, Ltd. Argo Group International Holdings, Ltd. was included in our peer group for performance share awards made prior to the acquisition, and was removed from the performance share peer group in accordance with the terms of the award agreements following its acquisition.

Performance Share Measurement For 2023
In February 2024, the Governance and Human Capital Committee reviewed and confirmed the results of the pre-approved formula for the average change in book value per common share and three-year average underwriting expense ratio rank compared to peers for the 2021 to 2023 performance cycle, for purposes of determining the vesting amount for the performance shares granted to the named executive officers in 2021.
RenaissanceRe 2024 Proxy Statement | 59

The following table illustrates actual performance achieved and shares earned for performance shares granted in 2021 across the three-year performance cycle, which resulted in an overall payout of 190% of target.
	2021	2022	2023
Performance Metric	Performance Achieved	Performance Achieved	Performance Achieved	Three-Year Average	% of Target Achieved
Average Change in Book Value per Common Share plus Change in Accumulated Dividends(1)	3.5%	3.5%	59.3%	22.1%	200%
Average Underwriting Expense Ratio Rank(2)	28.3%	29.9%	30.8%	29.6% Rank 11 of 13	160%
Payout					190%
(1)
In accordance with the terms of the award agreements, because industry-wide losses during the 2021 and 2022 performance years were greater than $10 billion and change in book value per common share plus change in accumulated dividends for each of those performance years was below the set threshold, the book value per common share plus change in accumulated dividends achievement level for 2021 and 2022 was set at the threshold achievement level of 3.5%. Book value per common share plus change in accumulated dividends was (3.5)%, (19.7)% and 59.3% for the fiscal years ended December 31, 2021, 2022 and 2023, respectively.

(2)
Underwriting expense ratio for the Company’s performance peer group was compiled from S&P Capital IQ. In accordance with the terms of the award agreement, three of the original members of the performance share peer group for this award were removed from the peer group because of mergers or acquisitions during the performance period and three European peers were removed because data was not available due to IFRS 17 accounting changes. Because not all of the companies in the performance peer group report underwriting expense ratio or report financial results on a GAAP basis, the three-year average underwriting expense ratio for the Company was calculated on an adjusted basis to allow for comparability with the performance peer group. Based on the S&P Capital IQ data, expense ratios for members of the performance peer group include amortization, stock-based compensation and certain other corporate and operating expenses as defined by S&P Capital IQ that are not included in expense ratios presented on a GAAP basis. To align with the methodology used by S&P Capital IQ, corporate expenses included in the expense ratio calculation were: certain executive, director, legal and consulting expenses; costs for research and development; impairment charges related to goodwill and other intangible assets; and other miscellaneous costs, including those associated with operating as a public company. Our reported underwriting expense ratios were 27.5%, 29.2% and 30.1% for the fiscal years ended December 31, 2021, 2022 and 2023, respectively.

2023 Performance Recognition Awards
Rationale and Considerations for Granting Chief Executive Officer Performance Recognition Awards
Following the successful acquisition of Validus in November 2023, the Governance and Human Capital Committee considered a number of ways to structure an incentive compensation award that would serve as an effective way to incentivize significant outperformance and drive the Company’s strategic direction and value creation over the long-term and retain Mr. O’Donnell and members of our senior leadership team during a pivotal period for the Company’s long-term growth strategy.
The Governance and Human Capital Committee has not historically utilized one-time awards, and recognizes that they are not routine and should only be used in extraordinary circumstances. The Governance and Human Capital Committee considered the transformational acquisition of Validus an extraordinary circumstance for the Company, which was achieved due to Mr. O’Donnell’s integral involvement, and consulted with its independent compensation consultant, Mercer, in order to structure an incentive that it believed would be in the best interests of shareholders, while appropriately recognizing our Chief Executive Officer for his tremendous efforts in securing the acquisition for the Company and retaining him during this pivotal period.
Following its deliberations, on November 7, 2023, the Governance and Human Capital Committee granted a performance recognition award to Mr. O’Donnell in the form of a performance share award and a restricted share award. The Governance and Human Capital Committee considered the input of its independent compensation consultant when determining the structure and terms of the awards. Specifically, the performance recognition award was viewed as an effective way to:
•
Incentivize significant outperformance and drive the Company’s strategic direction and value creation over the long-term, with performance goals that are rigorous and tied to long-term interests of shareholders;

•	Support leadership continuity through the critical integration of Validus, marking a pivotal point in the Company’s long-term growth strategy; and
•
Recognize the significant additional managerial and oversight responsibilities necessary from Mr. O’Donnell to maximize the value of the Validus acquisition, including the additional expected $3 billion of premium, the more than 150 new employees and the integration of Validus into the culture, underwriting and infrastructure of the Company.

60 | RenaissanceRe 2024 Proxy Statement

Chief Executive Officer Performance Recognition Award Structure
The performance recognition award is structured with rigorous targets and delivered entirely in equity incentives, rather than a cash bonus to align Mr. O’Donnell’s interests more closely with the Company and share performance, particularly over the long-term.
Mr. O’Donnell’s 2023 performance recognition award has an aggregate target value on the grant date equal to $12,000,000. Mr. O’Donnell will only earn this target value based on the achievement of the performance metrics and objectives as outlined below, and any portion of the award that is not earned will be forfeited.
The length and structure of these awards were thoughtfully designed to be distinct from our annual plan and to drive strong outcomes for shareholders:
•
Metric: Utilizes average change in tangible book value per share plus change in accumulated dividends as the performance metric rather than average change in book value per share plus accumulated dividends, which is utilized in our annual performance share awards. The Governance and Human Capital Committee believes measuring against tangible book value per share should incentivize organic growth and be a reflection of our success in integrating Validus, because this metric would not be as impacted by the significant intangible assets related to the Validus acquisition.

•
Target: Uses higher thresholds and targets than our annual performance share awards to make the award more challenging to achieve. Further, threshold and target are harder to achieve because of the inherent volatility of the reinsurance industry and the longer performance period.

•
Time Horizon: Performance shares vest over a four-year performance period ending December 31, 2026, rather than the three-year performance period of our annual performance share awards. Restricted shares vest over a five-year performance period, with 50% eligible for vesting on November 15, 2027 and the remaining 50% eligible for vesting on November 15, 2028. These time horizons align with the anticipated Validus integration period and encourage retention over the relevant reinsurance cycle and strategic plan period.

•
Performance Evaluation: Vesting depends on achievement of management-related performance goals tied to the Board’s evaluation of Mr. O’Donnell’s successful execution of certain key performance objectives, including:

○	Maximizing the potential value that the Validus acquisition brings to shareholders through successful integration;
○	Leading the Company as we bring together two businesses and accelerate our long-term strategy; and
○	Developing talent, including new Validus employees, and long-term succession planning.
Vesting of 60% of Chief Executive Officer Award Tied to Tangible Book Value Per Common Share plus Change in Accumulated Dividends
60% of the Chief Executive Officer performance recognition award was made in the form of performance shares, with vesting tied to the Company’s average change in tangible book value per share plus change in accumulated dividends over a four-year performance period (January 1, 2023 to December 31, 2026), with the potential to earn between 0% and 200% of the target number of shares based on performance against the pre-established performance goals, as shown in the table below. Because the award was granted with a particular focus on integrating Validus, the Governance and Human Capital Committee chose to assess performance based on tangible book value per share plus change in accumulated dividends rather than the book value per share metric used in the current program. The Governance and Human Capital Committee believes that this allows for a better evaluation of the success of integrating the acquisition, and better incentivizes organic growth.
To incentivize stretch performance, the threshold and target goals require performance at higher standards compared to the Company’s annual performance share awards. In addition, the Governance and Human Capital Committee structured the award to have an extended four-year performance period, compared to the Company’s typical three-year performance period. The extended period requires sustained, stretch performance over a longer period of time that better aligns with the anticipated Validus integration period, and to encourage retention over the relevant reinsurance cycle and strategic plan period.
Performance Level	Average Growth in Tangible Book Value Per Share Plus Accumulated Dividends	Payout Percentage of Target
Below Threshold	< 4.5%	0%
Threshold	4.5%	35%
Target	8%	100%
Maximum	14%	200%
Consistent with past practices, in light of the use of restricted shares rather than restricted share units, Mr. O’Donnell was granted the maximum number of shares that he could earn pursuant to the award, but any shares that are not earned will not vest and will be forfeited.
RenaissanceRe 2024 Proxy Statement | 61

Vesting of 40% of Chief Executive Officer Award Tied to Management-Related Objectives
The remaining 40% of Mr. O’Donnell’s performance recognition award was made in the form of restricted shares with vesting tied to Mr. O’Donnell’s execution of certain management-related performance objectives over a five-year performance period (November 7, 2023 to November 15, 2028). 50% of the award is eligible for vesting on November 15, 2027 and the remaining 50% is eligible for vesting on November 15, 2028, subject to vesting in the event of certain terminations of employment in accordance with the terms of Mr. O’Donnell’s employment agreement.
Vesting is dependent on the achievement of the management-related performance objectives, which will be evaluated based on goals that are viewed as foundational for the long-term success of the business, including maximizing the potential value that the Validus acquisition brings to shareholders through successful integration, Mr. O’Donnell’s leadership in bringing together our two businesses and accelerating the Company’s long-term strategy, and Mr. O’Donnell’s development of talent, including new Validus employees, and long-term succession planning.
The performance recognition awards granted to Mr. O’Donnell in 2023 are set forth in the following table:
Name	Performance Shares(1) ($)	Restricted Shares ($)	Total Target Long- Term Equity-Based Incentive Award ($)
Kevin J. O’Donnell	7,199,954	4,799,969	11,999,923
(1)	The value of the performance shares is shown at target based on the closing price of our common shares on the date of grant.
Additional Performance Recognition Awards for Named Executive Officers
In addition, after considering the input of its independent compensation consultant, on November 7, 2023, the Governance and Human Capital Committee awarded 2023 performance recognition awards in the form of additional performance shares to each of the other continuing named executive officers. The aggregate grant date fair value for their awards, assuming target performance, was $750,000 each. These awards were granted in recognition of each award recipient’s performance relating to the Validus acquisition and to incentivize the successful integration of Validus. These awards have a three-year performance period from January 1, 2024 through December 31, 2026, and the same performance metrics and vesting levels as the annual 2023 performance share grants.
The performance recognition awards granted to our other continuing named executive officers in 2023 are set forth in the following table:
Name	Performance Shares(1) ($)
Robert Qutub	749,814
Ross A. Curtis	749,814
David Marra	749,814
Shannon L. Bender	749,814
(1)	The values of the performance shares are shown at target based on the closing price of our common shares on the date of grant.
Additional Compensation Practices
Other Benefits and Perquisites
Mr. O’Donnell, Mr. Qutub, and Ms. Bender, our Bermuda-based, expatriate named executive officers, participate in a perquisite and benefit program that we believe furthers our goal of attracting and retaining key talent to our strategic Bermuda headquarters. Given the unique challenges of the Bermuda market, including travel to and from the island and the cost of living and maintaining a residence, we provide benefits and perquisites, such as personal travel and housing allowances and travel expenses to executive physicals, that are consistent with our competitors operating in this market and which we believe are necessary for recruitment and retention purposes. See “Housing Arrangements with Executive Officers” above for additional information.
Our named executive officers are also permitted Company-funded personal use of the corporate aircraft with a value up to the aggregate incremental cost to the Company of $85,000 per year. The aggregate incremental cost of the use of the corporate aircraft is calculated as the fully loaded variable rate of such aircraft. The named executive officers may also invite family members or other guests to fly on already scheduled corporate aircraft business trips, for which there is no incremental cost to us. Since 2020, in light
62 | RenaissanceRe 2024 Proxy Statement

of concerns for safety, including among other reasons, the COVID-19 pandemic, and continuing commercial travel limitations in Bermuda, the Governance and Human Capital Committee adopted a policy allowing our management governance committee members additional Company-funded personal use of our NetJets program. See “Use of Company Aircraft” above for additional information. In addition, Mr. O'Donnell and Ms. Bender are entitled to the value of four and two commercial airline trips per year, respectively, for themselves and each member of their immediate families.
We do not pay tax gross-ups on perquisites for our named executive officers. Our named executive officers pay imputed income tax on the value of these benefits.
Change in Control and Post-Termination Payments
Our named executive officers may be entitled to vesting of equity-based incentive awards and other severance payments and benefits pursuant to the terms of our equity compensation plans and their employment agreements, and upon a qualifying termination of employment or a change in control. The Governance and Human Capital Committee views post-termination payments primarily as consideration for restrictive covenants applicable to our executives following termination of employment, which we believe are essential to the protection of our business given the specialized markets in which we compete. In addition, the Governance and Human Capital Committee believes that both the change in control and post-termination payments and benefits are necessary components of a competitive compensation program.
On September 1, 2023, Mr. Branagan, our former Group Chief Risk Officer and Executive Vice President, departed the Company following a period of compassionate leave and became entitled to receive severance benefits for a termination without cause under the terms of his employment agreement. In connection with his termination, Mr. Branagan entered into a separation agreement with the Company under which he became eligible to receive contractual severance benefits under the terms of his pre-existing employment agreement, with certain of those contractual severance benefits previously having been pre-paid.
The benefits payable upon a qualifying termination of employment or a change in control, as well as the benefits received by Mr. Branagan in connection with his 2023 separation, are described in detail under “Potential Payments Upon Termination or Change in Control” below.
Compensation Governance
Clawback of Incentive Compensation
We have adopted a recoupment policy (“Clawback Policy”) to comply with the NYSE listing standards implementing the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Clawback Policy requires the Governance and Human Capital Committee to recoup certain cash and equity incentive compensation paid or granted to certain current and former executives officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the Governance and Human Capital Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeded the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated financial results.
If our Board were to determine that an executive officer engaged in fraudulent or intentional misconduct, the Board would impose appropriate discipline, including possibly terminating the executive officer’s employment and/or initiating an action for breach of fiduciary duty. These remedies as well as recoupment under the Clawback Policy would be in addition to any actions that might be imposed by law enforcement agencies, regulators or other authorities. We also have a right to set off against certain amounts owing to the executive officers should they engage in certain activities that are detrimental to the Company.
In addition to the Clawback Policy, Mr. O’Donnell’s employment agreement provides that incentive compensation (including both cash bonuses and equity awards) that is determined to have been earned based upon financial statements that were subsequently restated may be clawed back, or forfeited if unpaid, to the extent that such compensation would not have been earned based upon the restated financials. If the restatement is determined to have been due to Mr. O’Donnell’s misconduct, the clawback would apply to compensation paid within 60 months following our first filing with the SEC containing the financial statement that was restated. Except as otherwise required pursuant to the Clawback Policy, for restatements not determined to have been due to Mr. O’Donnell’s misconduct, our clawback rights under Mr. O’Donnell’s employment agreement apply only to compensation paid within 24 months following the first SEC filing containing the financial statement that was restated. In addition, our clawback rights under Mr. O’Donnell’s employment agreement apply to gains realized on sales of our securities in the 12 months following the first SEC filing containing a financial statement that is ultimately restated due to Mr. O’Donnell’s misconduct.
RenaissanceRe 2024 Proxy Statement | 63

Compensation and Risk Management
The Governance and Human Capital Committee evaluates the relationship between our executive and firm-wide compensation programs and policies and risk management on an annual basis. As discussed in this Compensation Discussion and Analysis, we design our compensation programs to incorporate a range of components that we believe help to mitigate potential risks while rewarding employees for pursuing our strategic and financial objectives through appropriate risk taking, risk management and prudent tactical and strategic decision making. The Governance and Human Capital Committee reviews the programs and policies on a regular basis in an effort to eliminate or mitigate potential risks arising from such programs and policies. In light of the market cycles and earnings volatility that characterize our industry, our efforts to align the interests of our executives and employees with the long-term interests of our shareholders and to assess whether our compensation structure, elements and incentives are reasonably likely to have a material adverse effect on the Company are ongoing. Senior executives representing our risk, legal and compliance, human resources, finance and internal audit functions, as well as the Governance and Human Capital Committee’s independent compensation consultant, are involved in this review process, which is conducted under the oversight of the Governance and Human Capital Committee. This process includes annual, individual executive sessions with the Group Chief Risk Officer, Chief Accounting Officer, Group General Counsel, Head of Internal Audit and Chief Human Resources Officer in advance of the establishment of compensation metrics for the coming year. Based on this review, we do not believe that there are any risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us.
For additional information regarding our risk management practices, see “Risk Oversight” above.
Equity Ownership Requirements
Our named executive officers are subject to equity ownership guidelines. In keeping with our overall compensation philosophy, we believe that the equity ownership levels that they are required to maintain are high enough to assure our shareholders of our executives’ commitment to long-term value creation. Under our guidelines, our named executive officers are required to maintain ownership of our equity with a value equal to a multiple of salary as follows:
•	7.5 times actual salary for our Chief Executive Officer; and
•	4.5 times target salary for our other named executive officers.
Equity ownership value is calculated by adding the value of common shares owned outright, time-vested restricted shares, and performance shares calculated at target achievement. A named executive officer is not required to purchase shares in the open market in order to satisfy their ownership requirements but is prohibited from selling any of the equity granted to them, other than automatic dispositions for tax withholding, until ownership requirements are satisfied.
As of December 31, 2023, all of our named executive officers had satisfied their ownership requirements, other than Ms. Bender who did not join the Company until January 2021. However, Ms. Bender is in compliance with our guidelines because she is not required to purchase shares in the open market in order to satisfy her ownership requirements.
Anti-Hedging, Anti-Pledging and Other Insider Trading Policies
Our employees, including our named executive officers, are subject to our insider trading policies and practices, which prohibit:
•	transactions in our securities outside of Company-designated “window” periods, except pursuant to previously adopted and approved Rule 10b5-1 plans;
•	employees and their designees from hedging the market value of RenaissanceRe securities; and
•	employees and their designees from engaging in short sales of, margin loans on, or pledging of RenaissanceRe securities.
It is the Board’s view that such activities are generally against the interest of our shareholders and could cause significant repercussions to us and our shareholders if allowed.
We believe that each of our named executive officers is in compliance with our anti-pledging, anti-hedging and other trading policies.
64 | RenaissanceRe 2024 Proxy Statement

Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
We have reviewed and discussed with management the disclosure set forth under the heading “Compensation Discussion and Analysis” in this proxy statement. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. This report is provided by the following independent directors, who constitute the Governance and Human Capital Committee:
Henry Klehm III, Chair
David C. Bushnell
Cynthia Trudell
RenaissanceRe 2024 Proxy Statement | 65

Executive Compensation Tables
2023 Summary Compensation Table
The table below sets forth compensation for our named executive officers in fiscal years 2023 and, to the extent required by SEC disclosure rules, fiscal years 2022 and 2021. For certain of our continuing named executive officers, the total compensation reported for fiscal year 2023 increased as compared to fiscal years 2022 and 2021 partially due to the inclusion of the 2023 performance recognition awards, as described in the “Compensation Discussion and Analysis” section. In accordance with SEC disclosure rules, the value associated with the 2023 performance recognition awards is presented as fiscal year 2023 compensation and represents the full grant date fair value of the awards, even though such grants remain subject to vesting conditions and Mr. O’Donnell’s 2023 performance recognition awards are not scheduled to fully vest until November 15, 2028, and the 2023 performance recognition awards for the other continuing named executive officers are not scheduled to vest until December 31, 2026.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Kevin J. O’Donnell President and Chief Executive Officer	2023	1,180,000	—	17,014,841	4,832,100	620,312	23,647,253
	2022	1,180,000	—	5,014,750	3,212,550	723,322	10,130,622
	2021	1,160,000	—	4,674,712	2,309,850	764,212	8,908,774
Robert Qutub Executive Vice President and Chief Financial Officer	2023	668,750	—	2,774,459	1,842,750	610,196	5,896,155
	2022	650,000	—	1,624,832	1,179,750	530,932	3,985,514
	2021	646,250	—	1,428,691	848,250	591,597	3,514,788
Ross A. Curtis Executive Vice President and Chief Portfolio Officer	2023	725,000	—	2,962,111	1,979,250	360,086	6,026,447
	2022	725,000	—	1,812,224	1,315,875	111,316	3,964,415
	2021	712,500	—	1,518,453	946,125	259,878	3,436,956
David Marra(4) Executive Vice President and Group Chief Underwriting Officer	2023	693,750	—	2,099,432	1,911,000	87,267	4,791,449
Shannon L. Bender(4) Executive Vice President, Group General Counsel and Corporate Secretary	2023	545,833	—	1,749,755	1,638,000	404,039	4,337,627
Ian D. Branagan(5) Former Executive Vice President and Group Chief Risk Officer	2023	427,072	—	1,955,578	—	1,073,022	3,455,672
	2022	630,095	—	1,666,734	1,129,428	77,933	3,504,190
	2021	671,744	—	1,464,140	870,072	76,774	3,082,730
(1)
The amounts shown in this column represent the aggregate grant date fair value of time-vested restricted shares and performance shares granted to our named executive officers in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of stock awards are discussed in Note 17 (Stock Incentive Compensation and Employee Benefit Plans) of our 2023 Form 10-K. These values do not represent the actual value the recipient will or has received from the award. The terms of our stock awards are discussed above under “Long-Term Incentives.” For performance shares granted in 2023, the grant date fair value is based on the probable outcome of the related performance share conditions at the time of grant, which reflects the target level of performance. The grant date fair value of performance share awards made in 2023 based on the maximum level of performance is as follows: Mr. O’Donnell: $19,414,826; Mr. Qutub: $3,524,274; Mr. Curtis: $3,711,926; Mr. Marra: $2,849,245; Ms. Bender: $2,499,569; and Mr. Branagan: $1,955,578.

(2)	The amounts shown in this column represent the actual amounts of the annual incentive bonuses paid to each named executive officer for the applicable fiscal year.
(3)	See the “2023 All Other Compensation Table” below for information on the amounts included in the “All Other Compensation” column for 2023.
(4)
Beginning with the year ended December 31, 2023, Mr. Marra and Ms. Bender were each determined to be a named executive officer. Mr. Marra and Ms. Bender were not named executive officers for the fiscal year ended December 31, 2022 or December 31, 2021. Therefore, their compensation for such years has been excluded from the 2023 Summary Compensation Table in accordance with SEC disclosure rules.

(5)
Mr. Branagan served as our Executive Vice President and Group Chief Risk Officer until September 1, 2023. Salary and All Other Compensation payments made to Mr. Branagan in pounds sterling have been converted into U.S. dollars at the average daily exchange rate of 1.24, 1.24 and 1.38 for the years ended December 31, 2023, 2022 and 2021, respectively. Non-Equity Incentive Plan Compensation for Mr. Branagan has been converted into U.S. dollars at the exchange rate of 1.21 and 1.35 on December 31, 2022 and 2021, respectively.

66 | RenaissanceRe 2024 Proxy Statement

2023 All Other Compensation Table
The following table sets forth information regarding the amounts included in the “All Other Compensation” column of the 2023 Summary Compensation Table for 2023:
Name	Company 401(k)/Pension Matching Contribution(1) ($)	Value of Life Insurance Premiums(2) ($)	Personal Travel(3) ($)	Housing Benefits(4) ($)	Pre-Paid Non-Compete Consideration(5) ($)	Payments on Separation and Consulting(6) ($)	Other Benefits(7) ($)	Total Other Compensation ($)
Kevin J. O’Donnell	19,800	5,962	192,008	354,260	—	—	48,282	620,312
Robert Qutub	19,800	2,370	260,367	308,359	—	—	19,300	610,196
Ross A. Curtis	19,800	5,962	326,124	—	—	—	8,200	360,086
David Marra	19,800	1,208	46,359	—	—	—	19,900	87,267
Shannon L. Bender	19,800	2,370	146,949	207,000	—	—	27,920	404,039
Ian D. Branagan	30,416	4,201	—	—	27,739	1,010,666	—	1,073,022
(1)
This column reports Company matching contributions to our named executive officers under our 401(k) plan for Messrs. O’Donnell, Qutub and Marra and Ms. Bender, the National Pension Scheme and International Savings Plan for Mr. Curtis, and the RenaissanceRe Syndicate Management Plan for Mr. Branagan.

(2)
This column reports the value of premiums paid on behalf of our named executive officers with respect to life insurance coverage. The death benefit under the life insurance coverage is equal to four times the named executive officer’s annual salary up to a maximum of $2.0 million for Bermuda-based employees, ten times the named executive officer’s annual salary for U.K.-based employees and up to a maximum of $750,000 for U.S.-based employees.

(3)
Personal travel includes: (a) costs for personal commercial travel for Mr. O’Donnell and Ms. Bender and their immediate family members during 2023, (b) personal use of the corporate aircraft by Messrs. O’Donnell, Qutub, Curtis and Marra, and Ms. Bender and associated ground transportation, and (c) costs of flights, ground transportation and hotel stays for executive physicals for Mr. Qutub and Ms. Bender. The cost of personal commercial travel is an allowance paid in accordance with Company policy. The cost of hotels and certain ground transportation is reimbursed directly to the named executive officer. The aggregate incremental cost of the use of the corporate aircraft is calculated as the fully loaded variable rate of such aircraft. For certain named executive officers, the cost of the use of the corporate aircraft increased in 2023 compared to 2022; the increase was driven by increased fuel costs, and additional aircraft usage. The cost of ground transportation associated with personal use of the corporate aircraft represents the amount billed to the Company. The named executive officers may also invite family members or other guests from time to time to fly on already scheduled corporate aircraft business trips. There is no incremental cost to us and, therefore, there is no value included in this column for such use of the corporate aircraft by family or other guests. For more information on travel benefits provided to our named executive officers, please see “Other Benefits and Perquisites” above.

(4)
This column reports the value of housing benefits for Mr. O’Donnell, Mr. Qutub and Ms. Bender. The value for Mr. O'Donnell represents the value of the market rate lease payments on his residence, which are imputed to him as income. The value of Mr. Qutub’s and Ms. Bender’s housing allowances are reimbursed to them directly. For more information on housing allowances, please see “Housing Arrangements with Executive Officers” and “Other Benefits and Perquisites” above.

(5)
The amount in this column represents prepayment of the severance benefit to which Mr. Branagan was entitled pursuant to his employment agreements as a result of an amendment made in 2008 to comply with Section 457A of the Internal Revenue Code while preserving the economics agreed to in his original employment agreement. The amount does not represent extra-contractual or additional payments not otherwise due. The amount is equal to a portion of the lump sum salary to which the executive would have become entitled upon a future termination of employment and the amount of any future non-compete consideration would be reduced by the prepaid amount. In addition, the amount was subject to clawback in the event of a future termination for cause or a violation of the restrictive covenants contained in the executive's employment agreement. The amount is converted into U.S. dollars at the exchange rate of 1.23 on March 31, 2023.

(6)
Mr. Branagan served as our Executive Vice President and Group Chief Risk Officer until September 1, 2023. The amount reported represents separation and consulting payments made to Mr. Branagan pursuant to his employment agreement, separation agreement and consulting agreement, as follows: (i) $290,675 in cash severance; (ii) a pro rata target annual bonus (at target) based on the number of days elapsed in the year of termination through the date of his termination ($634,466); (iii) continuation of health benefits for the executive and his covered dependents for up to 12 months ($7,980, estimated value based on the premiums applicable to Mr. Branagan as of his termination date); and (iv) $82,927 of consulting payments. Please see “Potential Payments Upon Termination or Change in Control” below for a detailed discussion of Mr. Branagan’s severance payments.

(7)
Other benefits include a driver for local commuting by taxi in Bermuda for Mr. O’Donnell, fees associated with an executive physical for Mr. Qutub, tax planning expenses for Messrs. O’Donnell, Qutub, Curtis and Marra, and Ms. Bender, club dues for Mr. O’Donnell and Ms. Bender, and Company matching on charitable donations for Messrs. O’Donnell, Qutub and Curtis.

RenaissanceRe 2024 Proxy Statement | 67

2023 Grants of Plan-Based Awards Table
The following table sets forth information concerning grants of plan-based awards to the named executive officers during the calendar year ended December 31, 2023.
Name	Grant Date(1)	Approval Date(1)	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock or Units(4)(5)	Grant Date Fair Value of Stock and Option Awards(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Kevin J. O’Donnell	3/1/2023	2/9/2023	Performance Shares				4,040	11,545	23,090		2,507,459
	3/1/2023	2/9/2023	Time-Vested Restricted Shares							11,545	2,507,459
	11/7/2023	11/7/2023	Performance Shares				12,152	34,722	69,444		7,199,954
	11/7/2023	11/7/2023	Restricted Shares					23,148			4,799,969
			Annual Incentive Bonus	1,039,875	2,655,000	5,310,000
Robert Qutub	3/1/2023	2/9/2023	Performance Shares				1,631	4,661	9,322		1,012,323
	3/1/2023	2/9/2023	Time-Vested Restricted Shares							4,661	1,012,323
	11/7/2023	11/7/2023	Performance Shares				1,265	3,616	7,233		749,814
			Annual Incentive Bonus	396,563	1,012,500	2,025,000
Ross A. Curtis	3/1/2023	2/9/2023	Performance Shares				1,782	5,093	10,186		1,106,149
	3/1/2023	2/9/2023	Time-Vested Restricted Shares							5,093	1,106,149
	11/7/2023	11/7/2023	Performance Shares				1,265	3,616	7,233		749,814
			Annual Incentive Bonus	425,938	1,087,500	2,175,000
David Marra	3/1/2023	2/9/2023	Performance Shares				1,087	3,107	6,214		674,809
	3/1/2023	2/9/2023	Time-Vested Restricted Shares							3,107	674,809
	11/7/2023	11/7/2023	Performance Shares				1,265	3,616	7,233		749,814
			Annual Incentive Bonus	411,250	1,050,000	2,100,000
Shannon L. Bender	3/1/2023	2/9/2023	Performance Shares				805	2,302	4,604		499,971
	3/1/2023	2/9/2023	Time-Vested Restricted Shares							2,302	499,971
	11/7/2023	11/7/2023	Performance Shares				1,265	3,616	7,233		749,814
			Annual Incentive Bonus	352,500	900,000	1,800,000
Ian D. Branagan	3/1/2023	2/9/2023	Performance Shares				1,575	4,502	9,004		977,789
	3/1/2023	2/9/2023	Time-Vested Restricted Shares							4,502	977,789
			Annual Incentive Bonus(7)	385,192	983,470	1,966,940
(1)
On February 9, 2023, the Governance and Human Capital Committee approved annual long-term incentive awards for our named executive officers pursuant to the 2016 LTI Plan. In accordance with our practice, these equity-based awards were granted on March 1, 2023.

(2)
The amounts reported in these columns represent estimated possible payouts of annual incentive bonuses in respect of 2023, assuming threshold achievement, target achievement and maximum achievement of the applicable performance metrics. These annual incentive bonuses

68 | RenaissanceRe 2024 Proxy Statement

were paid in March 2024 and the actual amounts paid to our continuing named executive officers are included in the 2023 Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. Mr. Branagan departed the Company on September 1, 2023 and therefore did not receive payment of his 2023 bonus. His separation payments are discussed in detail below. See “Annual Incentive Bonus” above for a detailed description of our annual incentive bonus program.
(3)
The amounts reported in these columns represent awards of performance shares made pursuant to the 2016 LTI Plan. Awards granted on March 1, 2023 are scheduled to vest following the expiration of the service period on December 31, 2025. Awards granted on November 7, 2023 are scheduled to vest following the expiration of the service period on December 31, 2026, except in the case of Mr. O’Donnell’s award of 23,148 restricted shares, 50% are scheduled to vest on November 15, 2027 and 50% on November 15, 2028. Vesting of the awards is also subject to the Governance and Human Capital Committee’s determination of (i) change in book value per common share plus change in accumulated dividends and underwriting expense ratio rank compared to peers for the awards other than Mr. O’Donnell’s November 2023 awards, (ii) change in tangible book value per common share plus change in accumulated dividends for Mr. O’Donnell’s November 7, 2023 award with a target opportunity of 34,722 shares and (iii) certain management objectives for Mr. O’Donnell’s November 7, 2023 award of 23,148 restricted shares. These columns represent the number of performance shares that vest at threshold achievement, target achievement and maximum achievement of the performance metrics. At or below the threshold performance level, no shares will vest. See “Long-Term Incentives” above for a detailed description of the performance share program.

(4)
The number of time-vested restricted shares, restricted shares and target number of performance shares awarded were computed by dividing the approved grant value by the closing price of our common shares on the date of grant of $217.19 per common share on March 1, 2023 or $207.36 per common share on November 7, 2023, rounded down to the nearest whole number of shares. See “Long-Term Incentives” above for a detailed description of our equity grant practices.

(5)
The amounts reported in this column represent awards of restricted shares made pursuant to the 2016 LTI Plan that are scheduled to vest in four substantially equal annual installments beginning on March 1, 2024. Dividends are paid currently on time-vested restricted shares.

(6)
The amounts shown in this column represent the grant date fair value of time-vested restricted shares, restricted shares and performance shares granted to our named executive officers in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For performance shares, the grant date fair value is based on the probable outcome of the related performance conditions at the time of grant, which reflects the target level of performance. The assumptions made in the valuation of stock awards are discussed in Note 17 (Stock Incentive Compensation and Employee Benefit Plans) of our 2023 Form 10-K. These values do not represent the actual value the recipient will or has received from the award. The terms of the awards are discussed above under “Long-Term Incentives” and the maximum value as of the grant date of performance share awards made in 2023 is included in the footnotes to the 2023 Summary Compensation Table.

(7)	Based on Mr. Branagan’s salary of £515,000, converted into U.S. dollars at the exchange rate of 1.27 as of December 31, 2023.
RenaissanceRe 2024 Proxy Statement | 69

2023 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2023.
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(1) ($)
Kevin J. O’Donnell	3/1/2020(2)	3,430	672,280
	3/1/2021(3)	7,187	1,408,652
	3/1/2022(4)	12,926	2,533,496
	3/1/2023(5)	11,545	2,262,820
	3/1/2021(6)	27,311	5,352,956
	3/1/2022(7)	—	—	34,468	6,755,728
	3/1/2023(8)	—	—	23,090	4,525,640
	11/7/2023(9)	—	—	69,444	13,611,024
	11/7/2023(10)	—	—	23,148	4,537,008
Robert Qutub	3/1/2020(2)	1,232	241,472
	3/1/2021(3)	2,197	430,612
	3/1/2022(4)	4,188	820,848
	3/1/2023(5)	4,661	913,556
	3/1/2021(6)	8,347	1,636,012
	3/1/2022(7)	—	—	11,168	2,188,928
	3/1/2023(8)	—	—	9,322	1,827,112
	11/7/2023(11)	—	—	3,616	708,736
Ross A. Curtis	3/1/2020(2)	1,298	254,408
	3/1/2021(3)	2,335	457,660
	3/1/2022(4)	4,671	915,516
	3/1/2023(5)	5,093	998,228
	3/1/2021(6)	8,871	1,738,716
	3/1/2022(7)	—	—	12,456	2,441,376
	3/1/2023(8)	—	—	10,186	1,996,456
	11/7/2023(11)	—	—	3,616	708,736
David Marra	3/16/2020(12)	2,928	573,888
	11/2/2020(12)	765	149,940
	3/15/2021(13)	3,249	636,804
	3/14/2022(14)	7,987	1,565,452
	11/8/2022(14)	4,137	810,852
	3/1/2023(5)	3,107	608,972
	3/1/2023(8)	—	—	6,214	1,217,944
	11/7/2023(11)	—	—	3,616	708,736
Shannon L. Bender	3/1/2021(3)	984	192,864
	3/1/2022(4)	1,650	323,400
	3/1/2023(5)	2,302	451,192
	3/1/2023(8)	—	—	4,604	902,384
	11/7/2023(11)	—	—	3,616	708,736
Ian D. Branagan	3/1/2021(6)	8,554	1,676,584
	3/1/2022(7)	—	—	11,456	2,245,376
	3/1/2023(8)	—	—	9,004	1,764,784
(1)	These amounts were determined based on the closing price of our common shares of $196.00 on December 29, 2023.
(2)	Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vested in four substantially equal installments on March 1, 2021, 2022, 2023 and 2024.
70 | RenaissanceRe 2024 Proxy Statement

(3)
Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vested or will vest in four substantially equal installments on March 1, 2022, 2023, 2024 and 2025.

(4)
Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vested or will vest in four substantially equal installments on March 1, 2023, 2024, 2025 and 2026.

(5)
Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vested or will vest in four substantially equal installments on March 1, 2024, 2025, 2026 and 2027.

(6)
Performance shares granted under the 2016 LTI Plan which vested at the end of the service period on December 31, 2023 and following the Governance and Human Capital Committee’s determination of average change in book value per common share plus change in accumulated dividends over the three-year performance period and three-year average underwriting expense ratio rank versus peers. Because all performance periods are complete, the number of shares earned are reported in the “Number of Shares or Units of Stock That Have Not Vested” column based on achieving the actual performance of 190% of the target number of performance shares.

(7)
Performance shares granted under the 2016 LTI Plan which vest at the end of the service period on December 31, 2024 and following the Governance and Human Capital Committee’s determination of average change in book value per common share plus change in accumulated dividends over the three-year performance period and three-year average underwriting expense ratio rank versus peers. As a result of our between target and maximum performance for the service period to date, in accordance with SEC rules, the number of unearned performance shares is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares that may be earned for the three-year performance period.

(8)
Performance shares granted under the 2016 LTI Plan which vest at the end of the service period on December 31, 2025 and following the Governance and Human Capital Committee’s determination of average change in book value per common share plus change in accumulated dividends over the three-year performance period and three-year average underwriting expense ratio rank versus peers. As a result of our performance for the service period to date being between target and maximum, in accordance with SEC rules, the number of unearned performance shares is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares that may be earned for the three-year performance period.

(9)
Performance shares granted under the 2016 LTI Plan which vest at the end of the service period on December 31, 2026 and following the Governance and Human Capital Committee’s determination of average growth in tangible book value per share plus accumulated dividends over a four-year performance period (January 1, 2023 to December 31, 2026). As a result of our performance for the service period to date being at maximum, in accordance with SEC rules, the number of unearned performance shares is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested” column based on achieving the maximum number of performance shares that may be earned for the three-year performance period.

(10)
Restricted shares granted under the 2016 LTI with vesting tied to Mr. O’Donnell’s execution of certain management-related performance objectives over a five-year performance period, with 50% eligible for vesting on November 15, 2027 and the remaining 50% eligible for vesting on November 15, 2028.

(11)
Performance shares granted under the 2016 LTI Plan which vest at the end of the service period (January 1, 2024 to December 31, 2026) on December 31, 2026 and following the Governance and Human Capital Committee’s determination of average change in book value per common share plus change in accumulated dividends over the three-year performance period and three-year average underwriting expense ratio rank versus peers. Because the service period had not yet commenced, the number of unearned performance shares is reported in the “Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested” column based on achieving the target number of performance shares that may be earned for the three-year performance period.

(12)
Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vested in four substantially equal installments on February 15, 2021, 2022, 2023 and 2024.

(13)
Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vested or will vest in four substantially equal installments on February 15, 2022, 2023, 2024 and 2025.

(14)
Unvested portion remaining from an award of time-vested restricted shares granted under the 2016 LTI Plan that vested or will vest in four substantially equal installments on February 15, 2023, 2024, 2025 and 2026.

RenaissanceRe 2024 Proxy Statement | 71

2023 Option Exercises and Stock Vested Table
The following table sets forth information concerning the vesting of restricted shares and performance shares held by our named executive officers during 2023. There were no options outstanding or exercised by any named executive officers during the 2023 fiscal year.
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Kevin J. O’Donnell	31,517	6,474,680
Robert Qutub	11,126	2,283,419
Ross A. Curtis	11,833	2,429,854
David Marra	11,233	2,431,996
Shannon L. Bender	1,041	226,095
Ian D. Branagan(2)	23,278	4,585,580
(1)	The value realized on vesting is calculated by multiplying the number of common shares acquired on vesting by the closing price of our common shares on the vesting date.
(2)
In accordance with the terms of his employment agreement and award agreements, Mr. Branagan's time-based restricted share awards vested upon his separation. Please see “Separation Agreement with Mr. Branagan” below for a detailed discussion of Mr. Branagan's severance benefits.

72 | RenaissanceRe 2024 Proxy Statement

Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits for Continuing Named Executive Officers
We have entered into employment agreements with each of our continuing named executive officers, with the agreements for Messrs. Qutub, Curtis, and Marra, and Ms. Bender having a one-year term that extends automatically absent 30 days’ notice (for Messrs. Qutub and Curtis) or 90 days’ notice (for Mr. Marra and Ms. Bender,) by either party of such party’s intent not to renew the term. Mr. O’Donnell’s employment agreement provides that his term of employment currently runs for a one-year term from July 1 each year and extends automatically for an additional year on an annual basis absent 180 days’ notice by either party of such party’s intent not to renew the term.
Pursuant to their employment agreements, our continuing named executive officers would have been entitled to certain payments and benefits upon certain qualifying terminations of their employment relationships with us occurring on December 31, 2023. A named executive officer’s employment relationship may be terminated for any of the following reasons: (i) the executive’s death or disability; (ii) by us with or without cause (as defined in the applicable executive’s agreement); (iii) by the executive with or without good reason (as defined in the applicable executive’s agreement); and (iv) after expiration of the term of employment following notice of non-extension by us or by the executive. No benefits are payable upon a termination by us for cause.
Upon the termination of a continuing named executive officer’s employment by the Company occurring on December 31, 2023 (other than a termination by us for cause), and subject to the execution of a mutual general release of claims (if requested by us), the executive would have become entitled to a combination of the following benefits:
(i)
an amount equal to a percent (the “Installment Percent”) of the executive’s annual salary and the greater of (x) their target bonus and (y) their actual bonus for the year of termination (the “Bonus Amount”), to be paid in installments over the 12-month period following the termination of employment, provided that in the case of termination due to disability the executive is only eligible for the Installment Percent with respect to base salary;

(ii)
subject to the executive’s compliance with non-competition and other post-termination obligations, a lump sum payment equal to a percent (the “Lump Sum Percent”) of their annual salary and the Bonus Amount to be paid at the end of the 12-month period following the termination of employment, provided that in the case of termination due to disability the executive is only eligible for the Lump Sum Percent with respect to base salary;

(iii)	a pro rata annual bonus (at target) based on the number of days elapsed in the year of termination through the date of termination;
(iv)	continuation of health benefits for the executive and their covered dependents for up to 12 months following termination of employment; and
(v)	vesting of certain equity awards granted under our stock incentive plans, as described further below.
The Installment Percent and Lump Sum Percent for Mr. O’Donnell are 150% and 50%, respectively, while the Installment Percent and Lump Sum Percent for Messrs. Qutub, Curtis and Marra and Ms. Bender are 75% and 25%, respectively. In the event that a qualifying termination (e.g., a termination by us without cause or a termination by the executive for good reason) occurs within 12 months following a change in control, the Installment Percent and Lump Sum Percent are 150% and 50%, respectively, for each of the named executive officers. In addition, in the case Messrs. Qutub, Curtis or Marra and Ms. Bender elect not to extend their agreement or they resign without good reason, they will be entitled to the Installment Percent and Lump Sum Percent with respect to their base salary only as well as continuation of health benefits in the event we elect to extend the non-competition covenant for up to 12 months beyond their termination date.
For Mr. O’Donnell, a portion of the contractually provided severance benefits described above in clauses (i) (Installment Percent of salary) and (ii) (Lump Sum Percent of salary), which we view as consideration for the restrictive covenants contained in the employment agreements (referred to as “non-compete consideration”), was paid to him in the form of yearly pre-payments and a lump sum payment made on December 31, 2017, pursuant to the terms of his employment agreement. Mr. O’Donnell’s employment agreement provide that all pre-payments received and the lump sum payment made on December 31, 2017 are subject to clawback and forfeiture in the event Mr. O’Donnell ceases to comply with the terms and conditions of his employment agreement, including the non-competition and non-interference covenants described below, and also provides us with a right to set off against other amounts owing to him should he engage in certain activities that are detrimental to us after the payment of any pre-payments or the lump sum payment made on December 31, 2017.
RenaissanceRe 2024 Proxy Statement | 73

For Mr. Marra, a portion of the contractually provided severance benefits described above in clauses (i) (Installment Percent of salary) and (ii) (Lump Sum Percent of salary) was also pre-paid to him in the form of yearly pre-payments and a lump sum payment under his prior employment agreement, and continues to be prepaid to him each calendar year pursuant to his current employment agreement, in an amount equal to the excess (if any) of Mr. Marra’s base salary in effect at the end of the immediately preceding calendar year over Mr. Marra’s base salary in effect at the end of the second immediately preceding calendar year. All prepaid severance made to Mr. Marra (including pursuant to his prior employment agreement) is subject to repayment if Mr. Marra is terminated for cause or fails to comply with his employment agreement.
Components of Severance Benefits
	By Us Without Cause	By Executive for Good Reason	Retirement	Death(1)	Disability	By Executive Without Good Reason(2)	Our Non- Extension of Agreement	Executive’s Non-Extension of Agreement(2)
Installment Percent of Salary	•	•			•	•	•	•
Installment Percent of Bonus	•	•					•
Lump Sum Percent of Salary	•	•			•	•	•	•
Lump Sum Percent of Bonus	•	•					•
Pro Rata Bonus	•	•		•	•		•
Continuation of Benefits	•	•			•	•	•	•
Vesting of Awards	•(3)	•(3)	•	•	•		•(3)
(1)
In addition to the benefits above and as noted in the “2023 Summary Compensation Table”, we pay premiums on behalf of our continuing named executive officers with respect to life insurance coverage under our health and benefits plans. The death benefit equals four times the named executive officer’s annual salary up to a maximum of $2.0 million for Bermuda-based employees and up to $750,000 for U.S.-based employees.

(2)
With respect to Messrs. Qutub, Curtis and Marra, and Ms. Bender, these benefits will be provided only to the extent we elect to extend the non-competition covenant for up to 12 months beyond the termination date.

(3)
Each continuing named executive officer’s employment agreement provides for this accelerated vesting, which applies to all time-vested awards (i.e., restricted shares). For Messrs. O’Donnell, Qutub, Curtis and Marra, and Ms. Bender, a termination by the executive without “good reason” will qualify as a “retirement” if the executive’s employment is terminated by the executive following the later of the date on which (i) the sum of the executive’s age and years of service with the Company equals 65 and (ii) the executive has first completed five years of service with the Company.

Death Benefits
We pay premiums on behalf of our continuing named executive officers with respect to life insurance coverage under our health and benefits plans. The death benefit equals four times the named executive officer’s annual salary up to a maximum of $2.0 million for Bermuda-based employees and up to $750,000 for U.S.-based employees. In addition, in the event of the executive officer’s death, the executive officer’s estate would receive a pro rata annual bonus (at target) based on the number of days elapsed in the year of termination through the date of termination. Our named executive officers are also eligible to receive the vesting of certain of their equity awards in the event of death, as described below.
Treatment of Equity Awards Upon a Termination of Employment or Change in Control
Pursuant to Messrs. O’Donnell’s, Qutub’s, Curtis’ and Marra’s, and Ms. Bender employment agreements, all unvested time-vested equity awards (which currently consists of all of their unvested restricted shares, including the portion of Mr. O’Donnell’s performance recognition award tied to management-related objectives) would vest in full upon such executive’s death, a termination due to such executive’s disability, a voluntary termination by such executive for good reason, an involuntary termination of such executive without cause or a non-renewal of the agreement by us.
Awards granted under the 2016 LTI Plan are subject to “double-trigger” vesting and, therefore, awards that are assumed or substituted in connection with a change in control will accelerate only if a participant experiences a qualifying termination within two years following the change in control, provided that awards are subject to accelerated vesting in the event of a change in control in which the awards are not assumed by the acquiror.
74 | RenaissanceRe 2024 Proxy Statement

The following table sets forth the treatment of our outstanding performance shares, including performance recognition awards other than the portion of Mr. O’Donnell’s tied to management-related objectives, upon certain termination events and a change in control. Other than as set forth in the table, performance shares that remain unvested as of any termination of employment will be forfeited.
Death; Disability; By Us Without Cause; By Executive for Good Reason; Retirement(1)	Change in Control
Shares as to which the Performance Period Has Ended Full vesting and waiver of remaining service condition.	Remain outstanding until the completion of the remaining service period, subject to acceleration upon a qualifying termination within two years following a change in control.
Shares Remaining Subject to Performance Vesting Remain outstanding until the completion of the performance period, and vest based on the actual level of attainment of the applicable performance goals.

Performance shares that are assumed or substituted in connection with a change in control remain outstanding until the completion of the performance and service periods, subject to acceleration upon a qualifying termination within two years following a change in control, and vest based on the actual level of attainment of the applicable performance goals. Performance shares that are not assumed or substituted in connection with a change in control are subject to acceleration based on the total shareholder return achieved as of the date of a change in control.

(1)
For Messrs. O’Donnell, Qutub, Curtis and Marra, and Ms. Bender, a termination by the executive without “good reason” will qualify as a “retirement” if the executive’s employment is terminated by the executive following the later of the date on which (i) the sum of the executive’s age and years of service with the Company equals 65 and (ii) the executive has first completed five years of service with the Company.

Restrictive Covenants
Under the named executive officers’ employment agreements, during the term of employment and for 12 months following any termination of employment, each executive is subject to non-interference covenants and each executive is also subject to non-competition covenants; provided that, for Messrs. Qutub, Curtis and Marra, and Ms. Bender only, the non-competition covenant will extend beyond a termination without good reason or due to an employee non-renewal only to the extent that we elect to pay Messrs. Qutub, Curtis and Marra, and Ms. Bender the Installment Percent and Lump Sum Percent of salary (or prorated portion thereof for an extension for a period of less than 12 months for Messrs. Qutub, Curtis and Marra, and Ms. Bender). Generally, the non-competition covenant prevents the executive from engaging in activities competitive with our business or the business of our affiliates, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates or service providers and from inducing any of our customers, suppliers, licensees or other business relations or those of our affiliates, to cease doing business with, or reduce the amount of business conducted with, us or our affiliates, or in any other manner interfering with our relationship with such parties. The named executive officers’ employment agreements also contain standard confidentiality and invention assignment provisions as well as indemnification protection generally to the fullest extent permitted by Bermuda law, except in certain limited circumstances.
Separation Benefits with Ian Branagan
As noted above, on September 1, 2023, Mr. Branagan, our former Group Chief Risk Officer and Executive Vice President, departed the Company following a period of compassionate leave and became entitled to receive severance benefits for a termination without cause under the terms of his employment agreement. In connection with his departure, Mr. Branagan entered into a separation agreement with the Company under which he became eligible to receive contractual severance benefits under the terms of his pre-existing employment agreement. As required by his employment agreement and separation agreement, Mr. Branagan received, or will receive, the following severance and benefits converted from pounds sterling to U.S. dollars at the spot exchange rate of 1.27 for the year ended December 31, 2023:
•	$892,494, representing 75% of the greater of his (x) target bonus and (y) actual bonus for the year of termination, payable in installments over 12-months;
•
subject to Mr. Branagan’s compliance with non-competition and other post-termination obligations, Mr. Branagan will receive a lump sum payment equal to $297,501, representing 25% of the greater of his (x) target bonus and (y) actual bonus for the year of termination, paid at the end of the 12-month period following his termination of employment;

•
pursuant to the terms of his employment agreement, a portion of the contractually provided severance benefits representing the 75% installment percent of annual salary and 25% lump sum percent of annual salary was previously paid to Mr.

RenaissanceRe 2024 Proxy Statement | 75

Branagan in the form of yearly pre-payments and a lump sum payment made on December 31, 2017;
•	a pro rata target annual bonus (at target) based on the number of days elapsed in the year of termination through the date of his termination ($634,466);
•
continuation of health benefits for the executive and their covered dependents for up to 12 months ($7,980, estimated value based on the premiums applicable to Mr. Branagan as of his termination date); and

•
vesting of certain equity awards granted under our stock incentive plans, pursuant to the terms of our stock incentive plans and Mr. Branagan’s employment agreement and underlying award agreements (estimated value of accelerated vesting of restricted shares of $2,327,262 based on the Company’s share price as of December 29, 2023 and continued vesting of performance shares of $2,887,472, based on the Company’s share price as of December 29, 2023 and assuming target performance for Mr. Branagan’s outstanding performance share awards, which are scheduled to vest following the conclusion of the performance period and based on actual performance).

Mr. Branagan remains subject to restrictive covenants in favor of the Company, as described above, and agreed to a mutual general release of claims. In addition, to facilitate the smooth transition of responsibilities and in light of Mr. Branagan's institutional knowledge, the Company and Mr. Branagan entered into a consulting agreement pursuant to which he will receive consulting payments of $254,620 for the one-year period starting September 1, 2023.
Estimated Payments and Benefits Upon Termination or Change in Control
The estimated payments and benefits that would be provided to our continuing named executive officers in the circumstances described above in the event that such circumstances occurred on December 31, 2023, are set forth in the table below, using the closing price of our common shares of $196.00 on December 29, 2023. In addition, because the estimated payments are calculated by assuming a termination on December 31, 2023, the pro rata bonus amounts in the table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control could differ significantly from the amounts shown and depending on the particular facts and circumstances. In addition, because the information in the table is as of December 31, 2023, it includes the accelerated vesting of certain awards that vested following year-end and prior to the date of this proxy statement.
Name	Benefit	Before Change in Control Termination without Cause or for Good Reason or Non- Extension by the Company ($)	After Change in Control Termination without Cause or for Good Reason or Non- Extension by the Company ($)	Non- Extension by Executive ($)	Executive Resignation without Good Reason ($)	Death ($)	Disability ($)
Kevin J. O’Donnell	Salary(1)	1,360,000	1,360,000	—	—	—	1,360,000
	Bonus	12,319,200	12,319,200	2,655,000	—	2,655,000	2,655,000
	Accelerated Vesting of Awards(2)	29,213,408	29,213,408	—	—	29,213,408	29,213,408
	Life Insurance	—	—	—	—	2,000,000	—
	Continuation of Health Benefits	65,896	65,896	43,930	43,930	—	43,930
	Total:	42,958,504	42,958,504	2,698,930	43,930	33,868,408	33,272,338
Robert Qutub	Salary(1)	675,000	1,350,000	675,000	675,000	—	675,000
	Bonus	2,855,250	4,698,000	1,012,500	—	1,012,500	1,012,500
	Accelerated Vesting of Awards(2)	6,759,256	6,759,256	—	—	6,759,256	6,759,256
	Life Insurance	—	—	—	—	795,000	—
	Continuation of Health Benefits	43,930	43,930	43,930	43,930	—	43,930
	Total:	10,333,436	12,851,186	1,731,430	718,930	8,566,756	8,490,686
76 | RenaissanceRe 2024 Proxy Statement

Name	Benefit	Before Change in Control Termination without Cause or for Good Reason or Non- Extension by the Company ($)	After Change in Control Termination without Cause or for Good Reason or Non- Extension by the Company ($)	Non- Extension by Executive ($)	Executive Resignation without Good Reason ($)	Death ($)	Disability ($)
Ross A. Curtis	Salary(1)	725,000	1,450,000	725,000	725,000	—	725,000
	Bonus	3,066,750	5,046,000	1,087,500	—	1,087,500	1,087,500
	Accelerated Vesting of Awards(2)	7,292,180	7,292,180	—	—	7,292,180	7,292,180
	Life Insurance	—	—	—	—	2,000,000	—
	Continuation of Health Benefits	43,930	43,930	43,930	43,930	—	43,930
	Total:	11,127,860	13,832,110	1,856,430	768,930	10,379,680	9,148,610
David Marra	Salary(1)	75,000	775,000	75,000	75,000	—	75,000
	Bonus	2,961,000	4,872,000	1,050,000	—	1,050,000	1,050,000
	Accelerated Vesting of Awards(2)	5,663,616	5,663,616	—	—	5,663,616	5,663,616
	Life Insurance	—	—	—	—	750,000	—
	Continuation of Health Benefits	18,598	18,598	18,598	18,598	—	18,598
	Total:	8,718,214	11,329,214	1,143,598	93,598	7,463,616	6,807,214
Shannon L. Bender	Salary(1)	600,000	1,200,000	600,000	600,000	—	600,000
	Bonus	2,538,000	4,176,000	900,000	—	900,000	900,000
	Accelerated Vesting of Awards(2)	2,127,384	2,127,384	—	—	2,127,384	2,127,384
	Life Insurance	—	—	—	—	795,000	—
	Continuation of Health Benefits	43,930	43,930	43,930	43,930	—	43,930
	Total:	5,309,314	7,547,314	1,543,930	643,930	3,822,384	3,671,314
(1)
Consistent with the termination provisions of the named executive officers’ employment agreements, amounts shown under “Salary” are based on multiples (as set forth in each of the named executive officers’ respective employment agreement) of the salaries in effect as of December 31, 2023, less the value of the non-compete consideration that was paid to Mr. O’Donnell on December 31, 2017 and certain yearly pre-payments that were paid to Messrs. O’Donnell and Marra, previously. Please see the narrative discussion above for details on the payments and benefits to which the named executive officer would be entitled upon a termination of employment.

(2)
Please see the narrative discussion above under “Treatment of Equity Awards Upon a Termination of Employment or Change in Control” for more detail. The amount shown for Accelerated Vesting of Awards represents the sum of:

-	the value of restricted share awards that had not yet vested as of December 31, 2023, based on the closing price of $196.00 per common share value on December 29, 2023; and
-
the value of performance shares that had not yet vested as of December 31, 2023, based on the target number of performance shares for performance periods beginning on or after January 1, 2024 and on the actual number of performance shares earned for performance periods ending on or before December 31, 2023 and the closing price of $196.00 per common share value on December 29, 2023.

RenaissanceRe 2024 Proxy Statement | 77

Pay Ratio Disclosure
To identify our median employee, we determined the sum of 2023 base salary, target annual incentive bonus or spot bonus and target long-term cash or equity-based incentive award value for each individual, excluding Mr. O’Donnell, who was employed by us on December 31, 2023. As of December 31, 2023, we employed 931 people worldwide. For our employees who were paid in currency other than U.S. dollars, these amounts were converted into U.S. dollars at the applicable exchange rate on December 31, 2023. We included all employees, whether full-time or part-time. We annualized the compensation for full-time and part-time employees that were not employed by us for all of 2023. We did not make cost-of-living adjustments or any other assumptions, adjustments or estimates. We believe we are using a consistently applied compensation measure that reasonably reflects the annual compensation of our employees, as base salary, annual incentive bonus or spot bonus and long-term cash or equity-based incentive awards generally comprise nearly all of the annual compensation of our employees.
Furthermore, a majority of our employees receive annual long-term cash or equity-based incentive awards and participate in our bonus program, and the actual amount of the bonus paid is generally determined using a formula applied consistently to each employee’s target bonus amount.
SEC Pay Ratio
The following table sets forth the ratio of Mr. O’Donnell’s annual total compensation as reported in the 2023 Summary Compensation Table to the annual total compensation of our median employee, calculated in accordance with the Summary Compensation Table rules, for the 2023 fiscal year:
Annual Total Compensation
Kevin J. O’Donnell President and Chief Executive Officer	$23,647,253
Median Employee	$297,037
Ratio	79.6:1
Alternative Pay Ratio
In November 2023, we granted performance recognition awards to our continuing named executive officers, including Mr. O’Donnell. Those awards are described in more detail in “2023 Performance Recognition Awards” above. The Governance and Human Capital Committee believes that excluding Mr. O’Donnell’s performance recognition award provides for a more readily comparable metric as the performance recognition awards do not represent an annual component of our compensation program. The table below sets forth the ratio of Mr. O’Donnell’s annual total compensation, excluding the grant date fair value of the 2023 performance recognition awards, to the annual total compensation of our median employee, for the 2023 fiscal year. This alternative pay ratio is not a substitute for the pay ratio calculated in accordance with the SEC disclosure rules, but we believe it is helpful in evaluating the ratio of Mr. O’Donnell’s annual total compensation to the annual total compensation of our median employee.
Alternative Annual Total Compensation
Kevin J. O’Donnell President and Chief Executive Officer	$11,647,330
Median Employee	$297,037
Ratio	39.2:1
78 | RenaissanceRe 2024 Proxy Statement

Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the “Pay Versus Performance Table” (set forth below) is required to include “Compensation Actually Paid,” as calculated per SEC disclosure rules, to the Company’s PEO and the Company’s non-PEO named executive officers, as noted below. “Compensation Actually Paid” represents a required calculation of compensation that differs significantly from the “2023 Summary Compensation Table” calculation of compensation, the named executive officers’ realized or earned compensation, as well as from the way in which the Governance and Human Capital Committee views annual compensation decisions, as discussed in the “Compensation Discussion and Analysis” section.
The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by named executive officers, including with respect to equity awards which remain subject to forfeiture if the vesting conditions are not satisfied. For example, the “Compensation Actually Paid” in fiscal year 2023 increased significantly as compared to fiscal year 2022 partially due to the inclusion of the 2023 performance recognition awards described above, even though such awards remain subject to vesting conditions and Mr. O’Donnell’s 2023 performance recognition awards are not scheduled to fully vest until November 15, 2028 and the 2023 performance recognition awards for the other named executive officers are not scheduled to vest until December 31, 2026.
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income ($) (in thousands)	Change in Book Value Per Share Plus Change in Accumulated Dividends(6) (%)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2023	23,647,253	30,097,370	4,901,470	5,976,242	103.56	160.50	3,620,127	59.3%
2022	10,130,622	10,086,031	3,373,344	3,575,079	96.58	144.67	(1,159,816)	(19.7)%
2021	8,908,774	8,210,429	2,963,222	2,784,054	87.91	126.01	(103,440)	(3.5)%
2020	9,573,736	5,911,812	3,429,817	2,394,301	85.30	105.39	993,058	16.0%
(1)	Kevin J. O’Donnell has served as our principal executive officer for the entirety of 2020, 2021, 2022 and 2023. Our other named executive officers for the applicable years were as follows:
-	2023: Robert Qutub; Ross A. Curtis; David Marra; Shannon L. Bender; and Ian D. Branagan
-	2022: Robert Qutub; Ross A. Curtis; Ian D. Branagan; and Sean Brosnan
-	2021: Robert Qutub; Ross A. Curtis; Ian D. Branagan; and Sean Brosnan
-	2020: Robert Qutub; Ross A. Curtis; Ian D. Branagan; and Stephen H. Weinstein
(2)
Amounts reported in this column represent (i) the total compensation reported in the “2023 Summary Compensation Table” for the applicable year in the case of Mr. O’Donnell and (ii) the average of the total compensation reported in the “2023 Summary Compensation Table” for the applicable year for our other named executive officers for the applicable year.

(3)
To calculate the compensation actually paid (“CAP”), adjustments were made to the amounts reported in the “2023 Summary Compensation Table” for the applicable year. A reconciliation of the adjustments for Mr. O’Donnell and for the average of the other named executive officers is set forth following the footnotes to this table.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
The TSR peer group consists of the S&P 1500 Property & Casualty Insurance Index, an independently prepared index that includes companies in the property and casualty insurance industry (and which is used for the Company’s stock performance chart in the annual report).

(6)
As noted in “Compensation Discussion and Analysis,” the Governance and Human Capital Committee selected change in book value per common share plus change in accumulated dividends as a key metric for evaluating and rewarding management’s performance in the 2023 incentive program design. This measure is used to determine the vesting of 75% of the performance share awards, the most heavily weighted component of our executive compensation program.

RenaissanceRe 2024 Proxy Statement | 79

Reconciliation of CAP Adjustments
CAP Adjustments – Kevin J. O’Donnell
Year	Summary Compensation Table Total ($)(a)	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Plus Dollar Value of Dividends Paid During the Year on Stock Awards ($)(h)	Equals Compensation Actually Paid ($)
2023	23,647,253	(17,014,841)	17,338,993	4,940,668	—	1,123,167	—	62,130	30,097,370
2022	10,130,622	(5,014,750)	6,350,040	740,992	—	(372,333)	(1,806,074)	57,534	10,086,031
2021	8,908,774	(4,674,712)	4,867,899	165,907	—	(19,819)	(1,208,330)	170,710	8,210,429
2020	9,573,736	(4,674,754)	4,549,106	(2,015,955)	—	(779,437)	(896,109)	155,225	5,911,812
CAP Adjustments – Other Non-PEO Named Executive Officers (Average)
Year	Summary Compensation Table Total ($)(a)	Minus Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Granted in Prior Fiscal Years ($)(d)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	Minus Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Plus Dollar Value of Dividends Paid During the Year on Stock Awards ($)(h)	Equals Compensation Actually Paid ($)
2023	4,901,470	(2,308,267)	2,318,756	545,113	170,752	330,142	—	18,276	5,976,242
2022	3,373,344	(1,446,571)	1,831,753	208,920	—	(122,955)	(287,819)	18,407	3,575,079
2021	2,963,222	(1,267,789)	1,320,181	45,919	—	(10,064)	(302,207)	34,792	2,784,054
2020	3,429,817	(1,636,096)	1,418,051	(488,150)	174,070	(296,553)	(250,841)	44,003	2,394,301
(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the CAP Adjustments - Other Non-PEO Named Executive Officer table, amounts shown represent averages. See footnote 1 for a list of the named executive officers included in the average for each indicated fiscal year.

(b)	Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)
Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the applicable named executive officer as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

80 | RenaissanceRe 2024 Proxy Statement

(e)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)	Represents the aggregate value of dividends paid on outstanding and unvested stock awards.
Relationship Between Pay and Performance
Below is a description of the relationships between executive compensation actually paid by us to the PEO and the average of the executive compensation actually paid to the named executive officers other than the PEO, and the cumulative total shareholder return; net income (loss); and change in book value per share plus change in accumulated dividends. As described in “Compensation Discussion and Analysis,” our executive compensation program is heavily weighted towards long-term incentive awards that are settled in stock. Given this weighting towards long-term incentives, our compensation actually paid is less impacted by our net income and change in book value per share plus change in accumulated dividends and most greatly impacted by changes in our stock price.

Compensation Actually Paid vs Company and Index Total Shareholder Return

$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Compensation Actually Paid ($ millions)
$180
$150
$120
$90
$60
Total Shareholder Return
2020
2021
2022
2023
Compensation Actually Paid to PEO ($ millions)
Average Compensation Actually Paid to Non-PEO Named Executive Officers ($ millions)
Total Shareholder Return
Peer Group Total Shareholder Return

RenaissanceRe 2024 Proxy Statement | 81

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by us to link our performance to compensation actually paid to the named executive officers for fiscal 2023. Please see “Compensation Discussion and Analysis” for a further description of these metrics and how they are used in our executive compensation program.
•	Change in book value per share plus change in accumulated dividends
•	Operating return on average common shareholders’ equity
•	Combined ratio
•	Gross premiums written
•	Underwriting expense ratio
•	Change in tangible book value per share plus change in accumulated dividends (applicable to a portion of Mr. O’Donnell’s 2023 performance recognition award)
82 | RenaissanceRe 2024 Proxy Statement

Equity Compensation Plan Information
The information set forth in the table below is as of December 31, 2023:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants, and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(2)	—	—	1,027,332
Equity compensation plans not approved by shareholders	—	—	—
Total	—	—	1,027,332
(1)
As of December 31, 2023, there were no outstanding options. A total of 1,101,587 unvested restricted shares (including both time-vested restricted shares and performance shares) were excluded from column (a) as those shares are considered issued at the time of grant. Unvested restricted shares were also excluded from column (c) as they are no longer available for future issuance.

(2)	Plans previously approved by the shareholders include the 2016 LTI Plan.
RenaissanceRe 2024 Proxy Statement | 83

Audit Matters

PROPOSAL 3

Approval of the Appointment of Independent Registered Public Accounting Firm and Referral of the Determination of the Auditor’s Remuneration to the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the appointment of PricewaterhouseCoopers Ltd. as our independent registered public accounting firm for the 2024 fiscal year and the referral of the determination of the auditor’s remuneration to the board of directors.

Overview of Proposal
The Audit Committee evaluates the performance of our independent registered public accounting firm each year and determines whether to reengage them or consider other firms. In doing so, the Audit Committee considers the auditor’s service quality and efficiency, capability, technical expertise and knowledge of our operations and industry. In addition, the Audit Committee is involved in the selection of our independent registered public accounting firm’s lead engagement partner and ensures that the mandated rotation of the lead partner occurs routinely. Upon recommendation of the Audit Committee, the Board has appointed PricewaterhouseCoopers Ltd. to serve as our independent registered public accounting firm for the 2024 fiscal year. We have engaged PricewaterhouseCoopers Ltd. in this capacity since 2022.
A representative of PricewaterhouseCoopers Ltd. is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions from shareholders.
Recommendation and Vote
In accordance with Bermuda law, our shareholders have the authority to approve the appointment of our independent registered public accounting firm and a proposal will be submitted to the shareholders at the Annual Meeting for approval of the appointment of PricewaterhouseCoopers Ltd. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditor’s remuneration to the Board. Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon.
84 | RenaissanceRe 2024 Proxy Statement

Audit Fees
The following table summarizes the aggregate fees billed by PricewaterhouseCoopers Ltd. during our 2023 and 2022 fiscal years.
Type of Fees	Fiscal 2022 ($)	Fiscal 2023 ($)
Audit Fees	4,642,433	9,460,322
Audit-Related Fees	72,500	74,675
Tax Fees	276,442	368,473
All Other Fees	12,000	11,830
Total	5,003,375	9,915,300
Audit Fees. Audit fees for 2023 and 2022 consist of fees for (a) the audit of our annual financial statements, (b) review of our quarterly financial statements, (c) statutory audits, and (d) assistance with and review of documents filed with the SEC (including comfort letters and consents).
Audit-Related Fees. Audit-related fees for both 2023 and 2022 principally related to audits of our employee benefits plans.
Tax Fees. Tax fees for 2023 and 2022 consisted of fees related to (a) tax compliance services, (b) transfer pricing services, and (c) other tax consulting services.
All Other Fees. All other fees for 2023 consisted of fees related to (a) the provision of certain software and (b) a compensation benchmarking study. All other fees for 2022 consisted of fees related to (a) work permit processing, and (b) a compensation benchmark study.
Pre-Approval Policies and Procedures
The Audit Committee is responsible for managing our relationship with our independent auditor. The Audit Committee has the sole authority to appoint and engage our auditor, subject to approval and ratification by the shareholders. The Audit Committee regularly reviews the auditor’s work plan, bills, and work product.
The Audit Committee must pre-approve all audit services and permitted non-audit services performed for us by our auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate the authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee of its members, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All engagements of PricewaterhouseCoopers Ltd. to provide audit, audit-related services and permitted non-audit services to us during 2023 and 2022, respectively, were pre-approved by the Audit Committee, except for certain permitted non-audit services approved pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X which are included in all other fees for 2022 above and amounted to 0.09% of PricewaterhouseCoopers Ltd.’s total fees for 2022.
RenaissanceRe 2024 Proxy Statement | 85

Audit Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing our financial statements, and for the public reporting process. PricewaterhouseCoopers Ltd., our independent auditor for 2023, is responsible for expressing opinions on the conformity of our audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of our internal control over financial reporting.
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditor, for the purpose of preparing or issuing an audit report. In fulfilling its oversight responsibilities, the Audit Committee reviewed (i) management’s assessment of the effectiveness of our internal control over financial reporting and PricewaterhouseCoopers Ltd.’s evaluation of our internal control over financial reporting, and (ii) the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed and discussed with PricewaterhouseCoopers Ltd. the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission, including its judgments as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, all critical accounting policies and practices to be used, material alternative accounting treatments within generally accepted accounting principles discussed with management and other material written communications between PricewaterhouseCoopers Ltd. and management. The Audit Committee has discussed with PricewaterhouseCoopers Ltd. its independence from both management and the Company and has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed and discussed the audited financial statements with management.
The Audit Committee discussed with PricewaterhouseCoopers Ltd. the overall scope and plans for its audit. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of their examination, their evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Commission.
Carol P. Sanders, Chair
Shyam Gidumal
Valerie Rahmani
86 | RenaissanceRe 2024 Proxy Statement

Security Ownership
Security Ownership of Certain Beneficial Owners
The following table sets forth information with respect to the beneficial ownership of our common shares as of March 12, 2024 for each person known by us to own beneficially 5% or more of our outstanding common shares.
Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Class(1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	5,565,691	10.6%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	4,775,532	9.1%
The Bank of New York Mellon Corporation(4) 240 Greenwich Street New York, NY 10286	2,629,871	5.0%
(1)	The percentage of class shown is based on the common shares reported as beneficially owned on Schedule 13G or Schedule 13G/A and 52,710,222 common shares outstanding as of March 12, 2024.
(2)
According to a Statement on Schedule 13G/A filed on February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard was the beneficial owner of 5,565,691 common shares as of December 29, 2023. Vanguard has the shared power to vote or direct the vote of 27,825 common shares, sole power to dispose of or to direct the disposition of 5,446,022 common shares and shared power to dispose or direct the disposition of 119,669 common shares. On May 11, 2018, we granted Vanguard a limited waiver from the restrictions on the acquisition of share ownership set forth in our Bye-laws, up to a maximum amount of shares representing 15% of our shares outstanding. Vanguard has agreed that, in accordance with our Bye-laws, the voting rights attributable to shares owned or controlled by Vanguard will not exceed 9.9% of the voting rights attached to all of our issued and outstanding capital shares.

(3)
According to a Statement on Schedule 13G/A filed on February 9, 2024 by BlackRock, BlackRock was the beneficial owner of 4,775,532 common shares as of December 31, 2023. BlackRock has the sole power to vote or to direct the voting of 4,597,476 common shares and sole power to dispose of or to direct the disposition of 4,775,532 common shares. On November 15, 2016, we granted BlackRock a limited waiver from the restrictions on the acquisition of share ownership set forth in our Bye-laws, up to a maximum amount of shares representing 15% of our shares outstanding. BlackRock has agreed that, in accordance with our Bye-laws, the voting rights attributable to shares owned or controlled by BlackRock will not exceed 9.9% of the voting rights attached to all of our issued and outstanding capital shares.

(4)
According to a Statement on Schedule 13G filed on January 24, 2024 by BNYM, BNYM was the beneficial owner of 2,629,871 common shares as of December 31, 2023. BNYM has the sole power to vote or to direct the voting of 2,574,294 common shares, shared power to vote or to direct the voting of 2,210 common shares, sole power to dispose of or to direct the disposition of 1,722,300 common shares, and shared power to dispose of or to direct the disposition of 905,677 common shares.

RenaissanceRe 2024 Proxy Statement | 87

Security Ownership of Management
The following table sets forth information with respect to the beneficial ownership of our common shares as of March 12, 2024 for each of our named executive officers, directors and all of our executive officers and directors as a group. Unless otherwise noted below, each of these individuals had sole voting and dispositive power with respect to the common shares beneficially owned by him or her.
Name of Beneficial Owner	Number of Common Shares	Percentage of Class(1)
Kevin J. O’Donnell(2)	418,111	*
Robert Qutub(3)	79,943	*
Ross A. Curtis(4)	177,087	*
David Marra(5)	87,294	*
Shannon L. Bender(6)	24,186	*
Ian D. Branagan(7)	70,573	*
David C. Bushnell(8)	20,011	*
James L. Gibbons(8)	30,063	*
Shyam Gidumal(8)	2,537	*
Brian G. J. Gray(8)	25,118	*
Duncan P. Hennes(8)	7,424	*
Torsten Jeworrek(8)	1,521
Henry Klehm III(8)	20,924	*
Valerie Rahmani(8)	7,424	*
Carol P. Sanders(8)	5,969	*
Cynthia Trudell(8)	5,262	*
All of our executive officers and directors (17 persons)(9)	968,244	1.8%
*	Less than 1%
(1)	The percentage of class shown is based on 52,710,222 common shares outstanding as of March 12, 2024.
(2)
Includes (i) 55,244 time-vested restricted shares that have not yet vested and (ii) 178,202 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained. Also includes 1,079 shares held by a limited partnership for the benefit of Mr. O’Donnell’s family.

(3)
Includes (i) 11,164 time-vested restricted shares that have not yet vested and (ii) 44,063 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(4)
Includes (i) 12,159 time-vested restricted shares that have not yet vested and (ii) 47,327 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(5)
Includes (i) 17,335 time-vested restricted shares that have not yet vested and (ii) 21,281 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(6)
Includes (i) 5,669 time-vested restricted shares that have not yet vested and (ii) 16,537 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained.

(7)
Includes 29,464 performance shares, for which the performance period has not yet been completed, that are eligible to be earned if maximum performance is attained. Also includes 1,371 common shares held by one of Mr. Branagan's children.

(8)
Includes the following number of restricted shares granted in payment of directors’ fees that have not yet vested: 1,260 restricted shares for Dr. Jeworrek; 1,591 restricted shares for Mr. Gidumal; 1,599 restricted shares for Messrs. Bushnell, Gray, Hennes and Klehm and Mses. Sanders and Trudell and Dr. Rahmani; 3,076 restricted shares for Mr. Gibbons.

(9)	Includes 138,828 time-vested restricted shares that have not yet vested.
88 | RenaissanceRe 2024 Proxy Statement

Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, our directors and executive officers and any persons holding more than 10% of our outstanding common shares are required to report their initial ownership of common shares and any subsequent changes in that ownership to the Commission. Specific filing dates for these reports have been established by the Commission, and we are required to disclose in this proxy statement any failure by such persons to file these reports in a timely manner during 2023. Based upon our review of copies of Forms 3, 4 and 5 furnished to us and the written representations we received from each of our directors and executive officers, we believe that all Section 16(a) reports were filed timely in 2023 except as follows: (i) a late Form 4 was filed for Mr. Marra on March 2, 2023 in part to report five transactions that occurred on February 15, 2023 involving the withholding of shares for payment of withholding taxes upon the vesting of restricted shares; and (ii) a late Form 4 was filed for Mr. Klehm on March 5, 2024 to report 13 shares that were recently discovered to have been acquired on October 25, 2023 by an investment manager for Mr. Klehm’s spouse in the spouse’s IRA account.
RenaissanceRe 2024 Proxy Statement | 89

General Information
About the Proxy Materials and the Annual Meeting
This proxy statement summarizes the information you need to know to vote at the Annual Meeting. The notice regarding the availability of proxy materials, this proxy statement, the Notice of Annual General Meeting of Shareholders and the proxy card are first being made available to shareholders on or about March 26, 2024, concurrently with the distribution of our 2023 Annual Report to Shareholders. Our Annual Report shall not be deemed to be part of this proxy statement.
Record Date
The Board has set March 12, 2024 as the record date for the Annual Meeting. On the record date, there were 52,710,222 shares of our common stock outstanding and entitled to vote.
Shareholders Entitled to Vote
If you were the beneficial owner of common shares held in street name, or a shareholder of record with respect to our common shares at the close of business on the record date, you are entitled to notice of, and may vote at, the Annual Meeting. The common shares are our only class of equity securities outstanding and entitled to vote at the Annual Meeting.
Each of our common shares entitles its holder to one vote on each matter that is voted upon at the Annual Meeting or any postponements or adjournments thereof, subject to certain provisions of our Bye-laws that reduce the total voting power of any shareholder owning, directly or indirectly, beneficially or otherwise, as described in our Bye-laws, more than 9.9% of the common shares to not more than 9.9% of the total voting power of our capital stock unless otherwise waived at the discretion of the Board. In addition, the Board may limit a shareholder’s voting rights where the Board deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. The reduction of such voting power may have the effect of increasing another shareholder’s voting power to more than 9.9%, thereby requiring a corresponding reduction in such other shareholder’s voting power.
Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, we request that any holder of common shares with reason to believe that it is a shareholder whose common shares carry more than 9.9% of the voting power of RenaissanceRe contact us promptly so that we may determine whether the voting power of such holder’s common shares should be reduced. The Board is empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder’s common shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of common shares attributable to any person. The Board may disregard the votes attached to common shares of any holder who fails to respond to such a request or who, in the Board’s judgment, submits incomplete or inaccurate information. The Board retains the discretion to make such final adjustments that it considers fair and reasonable in all circumstances as to the aggregate number of votes attaching to the common shares of any shareholder to ensure that no shareholder’s voting power is more than 9.9% of the total voting power of our capital stock at any time.
These voting power restrictions may be waived by the Board in its sole discretion. To date, the Board has consistently enforced these voting power restrictions.
90 | RenaissanceRe 2024 Proxy Statement

Quorum
Two persons present in person and throughout the Annual Meeting representing in person or by proxy more than 50% of the issued common shares entitled to vote on the matters to be considered at the Annual Meeting form a quorum for the transaction of business at the Annual Meeting. Withheld votes for the election of directors, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) will be counted for purposes of determining whether a quorum is present.
Vote Required
The Board has adopted a majority vote standard in uncontested director elections, which means that director nominees for whom the number of votes cast FOR that director’s election exceeds the number of votes cast AGAINST that director’s election (with abstentions and broker non-votes not counted as a vote cast either FOR or AGAINST a director’s election) will be elected as a director at the Annual Meeting. In the event that a nominee for election fails to receive a majority of the votes cast at an election which is uncontested, such nominee will tender an irrevocable resignation, and the Board will decide whether to accept or reject the resignation no later than ninety (90) days following certification of the election results. Because we did not receive proper advance notice in accordance with our Bye-laws of any shareholder nominees for director, the election of directors solicited hereby is an uncontested election.
Your bank, broker or other nominee is not permitted to vote your shares on any proposal that is considered to be non-routine under the rules of the NYSE unless it has received your specific voting instructions with respect to that proposal. For routine matters, unless your proxy indicates otherwise, the persons named as your proxies will vote your shares according to the recommendation of the Board.
A hand vote will be taken unless a poll is requested pursuant to our Bye-laws.
The following table summarizes the voting options, vote required for approval and effect of abstentions and broker non-votes for each proposal to be considered at the Annual Meeting:
Proposal	Board Recommendation	Voting Options	Voting Approval Standard	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of three Class II director nominees	FOR each director nominee	FOR, AGAINST or ABSTAIN for each director nominee	The number of votes cast FOR that director’s election exceeds the number of votes cast AGAINST that director’s election as a director at the Annual Meeting	No effect	No	No effect
Advisory vote on the compensation of our named executive officers	FOR	FOR, AGAINST or ABSTAIN	Majority of the votes cast at the Annual Meeting	No effect	No	No effect
Approval of the appointment of PricewaterhouseCoopers Ltd. as our independent registered public accounting firm for the 2024 fiscal year and the referral of the auditor’s remuneration to the Board	FOR	FOR, AGAINST or ABSTAIN	Majority of the votes cast at the Annual Meeting	No effect	Yes	Not applicable
RenaissanceRe 2024 Proxy Statement | 91

How to Vote
Shareholder of Record
If your common shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and the notice regarding the availability of proxy materials was sent directly to you by Broadridge Financial Solutions, Inc. (“Broadridge”), our tabulation agent.
If you are a shareholder of record, you may vote in person at the Annual Meeting, in which case we will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote (1) by proxy over the Internet by following the instructions provided in the notice; or (2) if you requested printed copies of the proxy materials by mail, you must either (a) fill out the enclosed proxy card, date and sign it and return it in the enclosed postage paid envelope; or (b) vote using the Internet (instructions are on the proxy card).
Beneficial Owner of Common Shares Held in Street Name
If your common shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization, then you are the beneficial owner of common shares held in street name, and the notice regarding the availability of proxy materials should have been forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of common shares held in street name, you have the right to direct that organization on how to vote the common shares held in your account.
If you are a beneficial owner of common shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain and produce at the Annual Meeting a valid proxy from the organization that holds your common shares along with valid identification. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you have the right to direct your brokerage firm, bank, broker-dealer or similar organization on how to vote the common shares held in your account. Please refer to the voting instructions provided by such organization for directions as to how to vote the common shares that you beneficially own.
Revoking Your Proxy
You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. You may vote again on a later date by following the same procedures by which you submitted your original vote, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. Your latest vote or proxy, however submitted, will be counted. If you wish to change your vote or revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.
Effect of Not Voting
Shareholder of Record
If you are a shareholder of record and you indicate when voting on the Internet that you wish to vote as recommended by our Board or sign and return a proxy card without giving specific voting instructions, then the proxies will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. Withheld votes for election of directors and proxies marked as abstentions to a proposal will not be counted except for purposes of determining whether a quorum is present.
92 | RenaissanceRe 2024 Proxy Statement

Beneficial Owner of Common Shares Held in Street Name
If you are a beneficial owner of common shares held in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter at least 10 days before the Annual Meeting, the organization that holds your shares will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares. When our inspector of election tabulates the votes for any particular non-routine matter, broker non-votes (like abstentions) will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by that organization.
Proxy Solicitation
Your proxy is being solicited by the Board. We have engaged the firm of MacKenzie Partners to act as the solicitation agent on behalf of the Board to assist in the solicitation of proxies for a fee of $15,000, plus the reimbursement of certain expenses, paid by us. The persons named in the proxy card have been designated as proxies by the Board and are officers of RenaissanceRe.
Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also solicit, through bankers, brokers, or other persons, proxies from beneficial holders of the common shares. Upon request, we will reimburse brokers, dealers, banks, or similar entities for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of common shares that such persons hold of record.
Notice and Access
Pursuant to rules adopted by the Commission and applicable Bermuda law, we are providing access to our proxy materials over the Internet, which will save costs and paper. On or about March 26, 2024, we mailed a notice regarding the availability of proxy materials, which contains basic information about the Annual Meeting and instructions on how to view all proxy materials on a website referred to in the notice or to request to receive a printed set of the proxy materials.
The notice regarding availability of proxy materials will also provide you with instructions on how to request that we send our future proxy materials to you electronically by e-mail or to request to receive printed copies of future proxy materials by mail.
Multiple Notices or Sets of Printed Proxy Materials
If you receive multiple notices or sets of printed proxy materials, it generally means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each notice or in the proxy card accompanying the proxy materials.
Appraisal Rights
The Board has not proposed for consideration at the Annual Meeting any transaction for which the laws of Bermuda grant appraisal rights to shareholders.
Voting Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by our inspector of election and filed with the SEC on a Current Report on Form 8-K within four business days following the Annual Meeting.
RenaissanceRe 2024 Proxy Statement | 93

Additional Information
Other Action at the Annual Meeting
Our Annual Report to Shareholders for the year ended December 31, 2023, including financial statements for the year ended December 31, 2023, and the auditor’s report thereon, has been made available to all shareholders. The financial statements and auditor’s report will be formally presented at the Annual Meeting, but no shareholder action is required thereon.
As of the date of this proxy statement, we have no knowledge of any business, other than that which we have described herein, that will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business. In addition, such persons may vote such proxy to adjourn the Annual Meeting if necessary. Our Board also has the authority to postpone the Annual Meeting in such circumstances. In the event it is advisable to adjourn, postpone or change location of the Annual Meeting, we will announce our decision as promptly as practicable.
Shareholder Proposals for 2025 Annual General Meeting of Shareholders
In accordance with SEC Rule 14a-8, shareholder proposals intended for inclusion in our 2025 proxy statement and to be presented at the 2025 Annual General Meeting of Shareholders must be received in writing by us no later than November 26, 2024 and must comply with the requirements of the Commission and our Bye-laws. Such proposals should be directed to the attention of the Corporate Secretary, RenaissanceRe Holdings Ltd., P.O. Box HM 2527, Hamilton, HM GX, Bermuda. Shareholders who intend to nominate persons for election as directors at our annual general meetings of shareholders must comply with the advance notice procedures and other provisions set forth in our Bye-laws in order for such nominations to be properly brought before that annual general meeting of shareholders. These provisions require, among other things, that written notice from no fewer than 20 shareholders holding in the aggregate not less than 10% of the outstanding paid-up share capital of RenaissanceRe be received by the Corporate Secretary of RenaissanceRe not less than 60 days prior to the annual general meeting of shareholders.
If a shareholder intends to present a proposal at the 2025 Annual General Meeting of Shareholders without any discussion of the proposal in our proxy statement, and the shareholder does not notify us of such proposal on or before February 9, 2025 as required by SEC Rule 14a-4(c)(1), then proxies received by us for the 2025 Annual General Meeting of Shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of any such proposal is to be sent to the above address. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than RenaissanceRe nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2025.
94 | RenaissanceRe 2024 Proxy Statement

Householding of Annual Meeting Materials
The SEC has enacted a rule that allows multiple investors residing at the same address the convenience of receiving a single copy of annual reports, proxy statements, prospectuses and other disclosure documents if they consent to do so. This is known as “householding.” We will allow householding only upon certain conditions. Some of those conditions are:
•	You agree to, or do not object to, the householding of your materials; and
•	You have the same last name and exact address as another investor(s).
If these conditions are met, and SEC regulations allow, your household will receive a single copy of annual reports, proxy statements, prospectuses and other disclosure documents.
You may revoke a prior householding consent at any time by contacting Broadridge, either by calling toll-free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will remove you from the householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document. Shareholders sharing an address and wishing to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.
Website
We maintain a website at www.renre.com. The information on this website, including but not limited to the information on the webpage titled “Sustainability Report,” is not incorporated by reference in this proxy statement.
Cautionary Statement Regarding
Forward-Looking Statements
Any forward-looking statements made in this Proxy Statement reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: our exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in our financial results; our exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in our financial results; the effect of climate change on our business, including the trend towards increasingly frequent and severe climate events; the effectiveness of our claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of our investment portfolio and financial market volatility; the effects of inflation; the ability of our ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; our ability to maintain our financial strength ratings; our reliance on a small number of brokers; the highly competitive nature of our industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; our ability to attract and retain key executives and employees; our ability to successfully implement our business, strategies and initiatives; difficulties in integrating the Validus Business; our exposure to credit loss from counterparties; our need to make many estimates and judgments in the preparation of our financial statements; our exposure to risks associated with our management of capital on behalf of investors in joint ventures or other entities we manage; changes to the accounting rules and regulatory systems applicable to our business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts between Russia and Ukraine, and Israel and Hamas; other political, regulatory or industry initiatives adversely impacting us; our ability to comply with covenants in our debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the impact of cybersecurity risks, including technology breaches or failure; a contention by the IRS that any of our Bermuda subsidiaries are subject to taxation in the U.S.; the effects of new or possible future tax reform legislation and regulations in the jurisdictions in which we operate, including recent changes in Bermuda tax law; our ability to determine any impairments taken on our investments; our ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed fund partners; our ability to comply with applicable sanctions and foreign corrupt practices laws; and our dependence on capital distributions from our operating subsidiaries.; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
RenaissanceRe 2024 Proxy Statement | 95

Appendix A: Reconciliation of
Non-GAAP Financial Measures
We have included certain non-GAAP financial measures within the meaning of Regulation G in this proxy statement. We have provided certain of these financial measures in previous investor communications and our management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between periods and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing our overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity
We use “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believe it to be a useful measure of our corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which we believe is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) corporate expenses associated with acquisitions and dispositions, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax asset, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. We updated our calculation of “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to exclude “acquisition related purchase accounting adjustments” because we believe that excluding the impact of acquisition related accounting adjustments provides more comparability and a more accurate measure of our results of operations. We also use “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity.”
Our management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity” are useful to management and investors because they provide for better comparability and more accurately measure our results of operations and remove variability.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity to “operating return on average common equity.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.
96 | RenaissanceRe 2024 Proxy Statement

	Year Ended December 31,
(in thousands of U.S. dollars, except per share amounts and percentages)	2023	2022
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$2,525,757	$(1,096,578)
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(312,625)	1,670,150
Net foreign exchange losses (gains)	41,479	56,909
Corporate expenses associated with acquisitions and dispositions	76,380	—
Acquisition related purchase accounting adjustments(1)	64,866	7,235
Bermuda net deferred tax asset(2)	(593,765)	—
Income tax expense (benefit)(3)	3,289	(83,149)
Net income (loss) attributable to redeemable noncontrolling interests(4)	19,529	(231,776)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$1,824,910	$322,791

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$52.27	$(25.50)
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(6.57)	38.80
Net foreign exchange losses (gains)	0.87	1.32
Corporate expenses associated with acquisitions and dispositions	1.60	—
Acquisition related purchase accounting adjustments(1)	1.36	0.17
Bermuda net deferred tax asset(2)	(12.47)	—
Income tax expense (benefit)(3)	0.07	(1.93)
Net income (loss) attributable to redeemable noncontrolling interests(4)	0.41	(5.39)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$37.54	$7.47

Return on average common equity	40.5%	(22.0)%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(5.0)%	33.5%
Net foreign exchange losses (gains)	0.7%	1.1%
Corporate expenses associated with acquisitions and dispositions	1.2%	—
Acquisition related purchase accounting adjustments(1)	1.0%	0.1%
Bermuda net deferred tax asset(2)	(9.5)%	—
Income tax expense (benefit)(3)	0.1%	(1.7)%
Net income (loss) attributable to redeemable noncontrolling interests(4)	0.3%	(4.6)%
Operating return on average common equity - annualized	29.3%	6.4%
(1)
Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the years ended December 31, 2023 and 2022, respectively, for the acquisitions of Validus $48.8 million (2022 - $Nil); and TMR and Platinum $16.1 million (2022 - $7.2 million).

RenaissanceRe 2024 Proxy Statement | 97

(2)
Represents the net deferred tax benefit resulting from the recognition of deferred tax assets net of deferred tax liabilities in connection with a 15% Bermuda corporate income tax rate, pursuant to the Corporate Income Tax Act 2023, enacted on December 27, 2023.

(3)
Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

(4)	Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.
Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
We have included in this Proxy Statement “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) acquisition related purchase accounting adjustments, and (3) other goodwill and intangible assets, plus accumulated dividends. We updated our calculation of “tangible book value per common share” to exclude “acquisition related purchase accounting adjustments” because we believe that excluding the impact of acquisition related purchase accounting adjustments provides more comparability and a more accurate measure of our realizable returns.
Our management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.
	December 31, 2023	December 31, 2022
Book value per common share	$165.20	$104.65
Adjustment for:
Acquisition related goodwill and other intangible assets(1)	(14.71)	(5.44)
Other goodwill and intangible assets(2)	(0.35)	(0.40)
Acquisition related purchase accounting adjustments(3)	(8.27)	(1.66)
Tangible book value per common share	141.87	97.15
Adjustment for accumulated dividends	26.52	25.00
Tangible book value per common share plus accumulated dividends	$168.39	$122.15

Year to date change in book value per common share	57.9%	(20.8)%
Year to date change in book value per common share plus change in accumulated dividends	59.3%	(19.7)%
Year to date change in tangible book value per common share plus change in accumulated dividends	47.6%	(20.8)%
(1)
Represents the acquired goodwill and other intangible assets at December 31, 2023 for the acquisitions of Validus $542.7 million (2022 - $Nil), TMR $27.2 million (2022 - $28.3 million) and Platinum $205.5 million (2022 - $209.6 million).

(2)
At December 31, 2023, the adjustment for goodwill and other intangibles included $18.1 million (2022 - $17.8 million) of goodwill and other intangibles included in investments in other ventures, under equity method. Previously reported “adjustment for goodwill and other intangibles” has been bifurcated into “acquisition related goodwill and other intangible assets” and “other goodwill and intangible assets.”

(3)
Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at December 31, 2023 for the acquisitions of Validus $374.4 million (2022 - $Nil), TMR $62.2 million (2022 - $73.4 million) and Platinum $(0.8) million (2022 - $(1.0) million).

98 | RenaissanceRe 2024 Proxy Statement

RenaissanceRe

RenaissanceRe Holdings Ltd.
Renaissance House
12 Crow Lane
Pembroke HM 19
Bermuda
Tel: +1 441 295 4513
renre.com

MIX
Paper | Supporting responsible forestry
FSC® C127009
www.fsc.org

RenaissanceRe

RENAISSANCERE HOLDINGS LTD.
12 CROW LANE
PEMBROKE HM19, BERMUDA

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31109-P03819 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RENAISSANCERE HOLDINGS LTD.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brian G. J. Gray	☐	☐	☐
1b. Duncan P. Hennes	☐	☐	☐
1c. Kevin J. O'Donnell	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. To approve, by a non-binding advisory vote, the compensation of the named executive officers of RenaissanceRe Holdings Ltd. as disclosed in the proxy statement.	☐	☐	☐
3. To approve the appointment of PricewaterhouseCoopers Ltd. as the independent registered public accounting firm of RenaissanceRe Holdings Ltd. for the 2024 fiscal year and to refer the determination of the auditor's remuneration to the Board of Directors.	☐	☐	☐

NOTE: PLEASE VOTE, DATE AND SIGN THE PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign your name or names exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V31110-P03819

RENAISSANCERE HOLDINGS LTD.
This Proxy is solicited on behalf of the Board of Directors of RenaissanceRe Holdings Ltd. in connection with its Annual General Meeting of Shareholders to be held on May 13, 2024

The undersigned shareholder of RenaissanceRe Holdings Ltd. (the "Company") hereby appoints Robert Qutub, James C. Fraser, Shannon L. Bender and Molly E. Gardner, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote as designated in this Proxy, all of the common shares, $1.00 par value per share (the "Common Shares"), of the Company held of record by the undersigned shareholder on March 12, 2024 at the Annual General Meeting of Shareholders of the Company to be held on May 13, 2024, and at any adjournment or postponement thereof (the "Annual Meeting"), with all powers which the undersigned would possess if personally present, with respect to the matters listed on this Proxy. In their discretion, the proxies, and each of them, are authorized to vote such Common Shares upon such other business as may properly come before the Annual Meeting.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE IN FAVOR OF EACH OF THE PROPOSALS SET FORTH ON THIS PROXY.

Continued and to be marked, dated and signed on the other side